Exhibit 10.19

Lease, dated January 27, 1994, between ROCKEFELLER CENTER PROPERTIES, a New York general partnership, having an office at 1230 Avenue of the Americas, New York, N.Y. 10020 (the “Landlord”), and LAZARD FRERES & CO., a New York limited partnership, having an office at 1 Rockefeller Plaza, New York, New York 10020 (the “Tenant”).

W I T N E S S E T H :

ARTICLE ONE

Demise of Premises, Term and Rent

1.1. The Landlord does hereby lease and demise to the Tenant, and the Tenant does hereby hire and take from the Landlord, subject and subordinate to the Qualified Encumbrances and upon and subject to the provisions of this Lease, for the term hereinafter stated, all of the rentable area located on the 57th, 58th, 59th, 60th, 61st, 62nd and 63rd Floors of the building (the “Building”) known as 30 Rockefeller Plaza and 1250 Avenue of the Americas (known as Block 1265, Lots 1061 to 1067, respectively), situated upon a plot of land (the “Land”), and comprising a part of Rockefeller Center (the “Center”), which as of the date hereof is the complex of buildings, other improvements and appurtenances located on the property bounded on the north by 51st Street, on the east by Fifth Avenue, on the south by 48th Street and on the west by the Avenue of the Americas in the Borough of Manhattan, New York, N.Y. (other than that certain parcel of land and building(s) thereon designated as Block 1264 Lots 38 and 40) substantially as shown hatched on the diagram(s) attached hereto as Exhibit A-l, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are thereto attached (except items not deemed to be included therein and items removable by the Tenant as provided in Article Four); which space(s), fixtures, equipment, improvements, installations and appurtenances are sometimes collectively called the “Premises”.

1.2. The term of this Lease shall, subject to Article Two, commence on October 1, 1994 (the “term commencement date”) and shall end at 11:59 p.m. on the last day of the 6th full calendar month following the 17th anniversary of the term commencement date (the “expiration date”) or on such earlier date upon which the term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law. The Landlord represents that all of the existing space leases affecting the Premises will expire on or prior to September 30, 1994, and, in the event any existing space tenant shall hold over in possession of any portion of the Premises leased to it beyond the expiration date of its lease, the Landlord agrees to exercise commercially reasonable efforts to obtain possession of such holdover space by instituting summary proceedings or otherwise, all to the intent and purpose that the Landlord shall use all reasonable efforts to deliver vacant and broom-clean possession of all of the Premises to the Tenant with the Initial Landlord’s Work therein substantially completed on October 1, 1994, or as soon after such date is reasonably practicable giving due consideration to the fact that the Landlord may not obtain vacant possession of the Premises until after October 1, 1994, provided that the Tenant’s remedies in the event the

Premises are not delivered in the aforementioned condition by October 1, 1994 shall be solely as provided in Article 2, provided that the Landlord uses commercially reasonable efforts to deliver the Premises as set forth above.

1.3. The Premises shall be used for the following, but no other, purpose, namely:

(a) executive, general and/or administrative offices for the conduct of a business or businesses which are not prejudicial to the reputation of the Center (the “Primary Use”) (it being agreed that any such determination of “prejudicial” shall be made by reference to the Landlord’s then standard office leasing practice (giving due regard to the tenants under leases of space in the Center existing at the time in question)); and

(b) to the extent that the same are incidental to the use of the Premises for the Primary Use: the Dining Facilities (as provided in Section 3.3 hereof), trading rooms, meeting rooms and other similar business facilities which the Tenant considers to be necessary or desirable in the conduct of its business provided the same do not violate any other provision of this Lease.

1.4. The rent reserved under this Lease for the term of this Lease shall consist of (a) fixed rent, at the rates per annum set forth on Exhibit B, payable in equal monthly installments in advance on the first day of each and every calendar month of the term of this Lease for which fixed rent is reserved as aforesaid (except that, if the first day on which fixed rent shall be due and payable hereunder shall be other than the first day of a calendar month, the first monthly installment of fixed rent, apportioned for the part month in question, shall be payable on the first day of the last calendar month in which the Initial Abatement applies), plus (b) the additional rent payable as provided in this Lease; all to be paid to the Landlord, at its office as set forth above, or at such other place or places as the Landlord shall designate to the Tenant, in lawful money of the United States of America. Notwithstanding the foregoing, provided the Tenant shall not be in monetary or material non-monetary default hereunder beyond the expiration of any applicable notice or cure period, the Landlord shall allow the Tenant an abatement (the “Initial Abatement”) of the fixed rent in the amount of $12,832,094.92, which abatement (i) shall be applied against fixed rent first accruing on and after the term commencement date and (ii) shall not be deemed an abatement of rent for purposes of Section 24.4 of this Lease. The Tenant shall not forfeit its right to all or any portion of the Initial Abatement in the event of any such default by the Tenant during the period described in clause (i) of the immediately preceding sentence but shall be entitled to all or the remaining portion of the Initial Abatement, as applicable, once any such default has been cured.

1.5. The Tenant shall pay the fixed rent and additional rent (collectively, “Rent”) as and when the same shall become due and payable as provided in this Lease, without demand therefor, and without any setoff or deduction whatsoever (except as expressly provided otherwise in this Lease), and keep, observe and perform, and permit no violation of, each and every provision contained in this Lease on the part of the Tenant to be kept, observed and performed. From and after the date upon which at least six other tenants of the Center (each of whom is leasing at least 25,000 rentable square feet) are obligated to do so, and the Landlord delivers a certificate to that effect to the Tenant, at the Landlord’s option, the Tenant shall pay all fixed rent and all additional rent payable under Article 24 by wire transfer as directed by the Landlord.

1.6. The parties agree that for all purposes of this Lease, as of the date hereof (i) the Premises initially demised hereunder shall be deemed to contain 210,506 rentable square feet and (ii) each floor of the Premises initially demised hereunder shall be deemed to contain the rentable square footages set forth on Exhibit A-2.

1.7. The term “Qualified Encumbrances” means (a) matters of record affecting the Premises, Building or Land on the date of this Lease or hereafter approved by the Tenant, which approval shall not be unreasonably withheld, (b) the underlying mortgages and underlying leases to which this Lease is subordinate pursuant to Article Thirteen, (c) any declaration of restrictions or other document in respect of the transfer of use of development rights, (d) any declaration or other document which subjects all or any portion of the Land and/or the Building to a condominium regime, and (e) any preservation or similar easement, declaration or agreement containing covenants, restrictions or agreements in respect of the maintenance of the Building and/or the Land as a landmark site with or held by a governmental agency or an entity designated or accepted by a governmental agency (each, a “Preservation Agreement”) which, in the case of (c), (d) or (e) above, do not increase the financial obligations, increase any other obligations (other than to a de minimis extent) or derogate the rights (other than to a de minimis extent) of the Tenant under this Lease except, in the case of Preservation Agreements, for possible increases in the Cost of Operation and Maintenance. Each Qualified Encumbrance that, as of the date hereof, is not a matter of record is set forth on Exhibit H attached hereto. The Landlord represents and warrants to the Tenant that (i) it has not executed or granted any Qualified Encumbrance between September 27, 1993 and the date hereof except for leases of space other than the Premises, (ii) the term of each underlying lease has been or will be extended so that the term of each such underlying lease does not expire until the term of this Lease expires or until each Renewal Term under this Lease expires if the Tenant’s renewal options are properly exercised and (iii) the New York City Industrial Development Agency (the “IDA”), NBC and Chadbourne & Parke have waived any right of first refusal or offer such party may have with respect to the Premises, the Option Space, the 50th Floor Option Space or the 51st Floor in writing.

ARTICLE TWO

Completion and Occupancy

2.1. The Tenant and its consultants have visually inspected the Premises and, subject to the provisions of this Section 2.1, the Tenant shall accept the Premises in their existing condition and state of repair. The Tenant understands that no work is to be performed by the Landlord in connection therewith except the Landlord’s Work in the manner and to the extent same are set forth and subject to the provisions of Exhibits C-l and C-2 and this Article 2.

Notwithstanding the foregoing, the Landlord shall be obligated to repair latent defects in the Premises and to make such repairs and/or replacements as are required to be made by the Landlord pursuant to other provisions of this Lease. The Landlord, either through its own employees or through a contractor or contractors to be engaged by it for such purpose, will proceed with due dispatch, subject to delay due to Force Majeure, Tenant Delay and the failure of any present occupant of the Premises to vacate and surrender the same, to do all of the Landlord’s Work in a good and workmanlike manner consistent with good construction practice during regular working hours and will use commercially reasonable efforts to substantially complete (a) the work (the “Initial Landlord’s Work”) described on Exhibit C-1 not later than the specific date hereinabove designated for the commencement of the term of this Lease and (b) the work (the “Subsequent Landlord’s Work”) described on Exhibit C-2 not later than the date (the “SLW Substantial Completion Date”) that is 30 days after the term commencement date (it being stipulated, however, that the Landlord shall not be required hereunder to substantially complete item number 5 on Exhibit C-2 (entitled “Core Doors”) until the date which is 60 days after the date on which the Landlord receives a notice from the Tenant requesting that the Landlord commence such work (which notice may only be given by the Tenant after the term commencement date) and the term “SLW Substantial Completion Date” with respect to such work shall mean said 60th day). The term “Landlord’s Work” means, collectively, the Initial Landlord’s Work and the Subsequent Landlord’s Work. If the Landlord is required by this Lease to do any such Landlord’s Work without expense to the Tenant and the cost of such Landlord’s Work is materially increased due to any Tenant Delay and the Tenant fails to remedy such Tenant Delay within 24 hours after notice thereof from the Landlord, the Tenant shall pay to the Landlord an amount equal to such increase in cost. “Tenant Delay” means any delay in the substantial completion of the Landlord’s Work or the availability of the Premises for possession by the Tenant or failure to deliver the Premises vacant and broom-clean which shall be due to any act or omission of the Tenant, any affiliate thereof or their respective agents, officers, partners, directors, contractors, employees, licensees or invitees, including, without limitation, delays due to changes in or additions to any work to be done by the Landlord or delays in submission of information, approving working drawings or estimates or giving authorizations or approvals, if any. The Landlord acknowledges that as of the date hereof: (i) the Tenant has not requested any changes in the Landlord’s Work, (ii) the Tenant has no right hereunder to approve working drawings or estimates for Landlord’s Work, (iii) the Tenant has hereby authorized Landlord’s Work and (iv) the only information which the Tenant must provide is the location for the points of distribution for electrical power referenced in Section 4(e) of Exhibit C-2 and the allocation of power among such points, and that the Tenant need not provide such information until the Plan Delivery Date, but in no event later than 30 days after the giving of the Chem Vacate Notice by the Landlord. The Landlord and the Tenant shall, from and after the term commencement date, use all reasonable efforts to coordinate the performance of Tenant’s Initial Alterations and the Subsequent Landlord’s Work in accordance with good construction practice (it being stipulated, however, that the Tenant may request that the Landlord defer performance of certain portion(s) of the Subsequent Landlord’s Work pending the performance of certain portion(s) of Tenant’s Initial Alterations, in which case(s), the SLW Substantial Completion Date with respect to such portion(s) of the Subsequent Landlord’s Work shall be reasonably postponed).

2.2. (a) Unless otherwise specifically provided in this Lease, if the Premises shall not be available for possession by the Tenant on the specific date hereinabove designated for the commencement of the term hereof for any reason, including, without limitation, noncompletion by the Landlord of the Initial Landlord’s Work, then this Lease shall not be affected thereby but, in such case, the term commencement date shall be postponed until the date when the Initial Landlord’s Work is substantially completed and the Premises are vacant and broom-clean and available for possession by the Tenant (it being stipulated that (i) the Landlord shall give the Tenant not less than 20 days’ prior notice of the date (the “Anticipated S.C. Date”) on which the Landlord reasonably anticipates that the Initial Landlord’s Work shall be substantially completed and that the Premises shall be vacant and broom-clean and available for possession and (ii) if at any time the Landlord reasonably anticipates that the Initial Landlord’s Work shall not be substantially completed or that the Premises shall not be vacant and broom-clean and available for possession, in either case, on or before the Anticipated S.C. Date, the Landlord shall have the right, by notice given to the Tenant, to postpone the Anticipated S.C. Date for not less than 5 days and such right may be exercised repeatedly by the Landlord until the Initial Landlord’s Work is substantially completed and the Premises are vacant and broom-clean and available for possession), provided, that there shall be no such postponement of the term commencement date by reason of any Tenant Delay; it being understood that the Tenant shall have no claim against the Landlord, and the Landlord shall have no liability to the Tenant, by reason of the term commencement date not occurring on October 1, 1994 or any subsequent date (except as provided below). No part of the Premises shall be deemed unavailable for possession by the Tenant, nor shall any of the Initial Landlord’s Work in such part of the Premises be deemed incomplete for the purpose of any adjustment of fixed rent payable under this Lease or for any other purpose, solely due to the noncompletion of details of construction, decoration or mechanical adjustments which are minor in character and the noncompletion of which does not materially interfere with the Tenant’s use of such part of the Premises. The word “use” appearing in the immediately preceding sentence includes the ability of the Tenant to proceed with Tenant’s Initial Alterations without material additional expense or delay. Furthermore, the Landlord shall cause the Premises and the Building to be free of any violation of any Requirement that would prevent the Tenant from (x) obtaining any permits for the performance of the Alterations which the Tenant intends to make to prepare the Premises for initial occupancy thereof (“Tenant’s Initial Alterations”), (y) completing Tenant’s Initial Alterations or (z) securing any governmental consent, certificate or permit required for the initial occupancy of the Premises for the uses permitted by Section 1.3.

(b) Subject to the obligation of the Landlord to use commercially reasonable efforts to complete Landlord’s Initial Work and deliver the Premises in accordance with the provisions of this Article 2, the parties to this Lease expressly provide that, if the Premises are not available for possession by the Tenant on the specific date hereinabove designated for the commencement of the term hereof, the Tenant shall not have any claim against the Landlord nor any right to rescind this Lease, and the Landlord shall have no liability to the Tenant, by reason thereof. This Section 2.2 shall constitute “an express provision to the contrary” as such phrase is used in Section 223-a of the Real Property Law of the State of New York and shall constitute a waiver of the Tenant’s rights pursuant to such Section 223-a and any other law of like import now or hereafter in force. Notwithstanding the foregoing, if for any reason and despite its commercially reasonable efforts to do so, the Landlord does not tender possession of all of the Premises to the Tenant vacant and broom-clean and with all of the Initial Landlord’s Work substantially completed by October 1, 1995 (as the same may be postponed by reason of Tenant Delay, the “Outside Delivery Date”), the Tenant may, as its sole and exclusive remedy therefor, by notice given on or prior to the 30th day following the Outside Delivery Date, elect to cancel this Lease, which cancellation shall be effective on the 91st day following the Landlord’s receipt of such notice (as the same may be postponed by reason of Tenant Delay, the “Effective Date”) if the Landlord shall not, prior to the Effective Date, have tendered vacant and broom-clean possession of the Premises to the Tenant with Initial Landlord’s Work substantially completed. If the Tenant shall have effectively canceled this Lease in accordance with the preceding sentence, this Lease shall be null and void on the Effective Date and neither the Tenant nor the Landlord shall have any obligation with respect to each other arising out of the entering into of this Lease. The term “Force Maieure” as used herein shall mean fire, casualty, any strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any failure or defect in the supply, quantity or character of electricity, water or any other service furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other similar reason, beyond the party in question’s reasonable control.

(c) The Landlord and the Tenant and/or their representatives shall conduct a joint inspection of the Premises during the week prior to the Anticipated S.C. Date and prepare a punchlist listing any items of the Initial Landlord’s Work that have not been completed by the Landlord (collectively, the “Punchlist Work”), all of which shall be promptly corrected and/or completed by the Landlord and, with respect to work performed after the Initial Landlord’s Work is substantially completed and the Tenant is performing Tenant’s Initial Alterations, at times during regular working hours. The Punchlist Work and the Subsequent Landlord’s Work shall be performed in a manner which does not unreasonably interfere with the Tenant’s performance of Tenant’s Initial Alterations. If the cost of Tenant’s Initial Alterations is materially increased or the substantial completion of Tenant’s Initial Alterations is actually delayed in any material respect due to the Landlord’s performance of any of the Landlord’s Work after the term commencement date and the Landlord fails to modify or cease the performance of the relevant portion(s) of the Subsequent Landlord’s Work causing such increased costs or delay, within 24 hours after notice thereof from the Tenant, the Landlord shall pay to the Tenant an amount equal to such increase in cost and/or the portion of the Initial Abatement properly allocable to such actual delay sustained by the Tenant. Either party may require any dispute between the Landlord and the Tenant with respect to what constitutes Punchlist Work to be referred to arbitration in accordance with Article 35.

2.3. The Tenant by taking possession of any part of the Premises shall be conclusively deemed to have agreed that the Landlord, up to the time of such possession, had performed all of its obligations under this Lease with respect to such part and that such part, except for latent defects, minor details of construction, decoration and mechanical adjustment referred to above (i.e., Punchlist Work) and the Subsequent Landlord’s Work, was in satisfactory condition as of the date of such possession.

2.4. If the term commencement date shall not occur on the specific date hereinabove set forth for the commencement of the term of this Lease, then the parties hereto shall execute and deliver to each other an instrument prepared by the Landlord in form reasonably satisfactory to the Landlord and the Tenant confirming the term commencement date and expiration date of this Lease provided, that the failure of the Landlord to prepare or the parties to execute and deliver such instrument shall not affect the actual term commencement date.

ARTICLE THREE

Use of Premises

3.1. The Tenant shall not, except with the prior consent of the Landlord, use, or suffer or permit the use of, the Premises or any part thereof for any purpose other than the uses permitted in Article One, provided, that the portions, if any, of the Premises which are identified as toilets or utility areas (e.g. closets, conduits, etc.) shall be used by the Tenant only for the purposes for which they are designed and the portions, if any, of the Premises which are identified as storage areas shall be used only for storage purposes. None of the Premises initially demised hereunder is a storage area.

3.2. The Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, without limitation, the installation or operation of any electrical, electronic or other equipment) which (i) would violate any provision of this Lease or is unlawful or in contravention of the Certificate of Occupancy for the Building, or (ii) in the reasonable judgment of the Landlord may in any way impair or interfere (other than to a de minimis extent) with any of the Building services or the proper and economic heating, air conditioning, cleaning or other servicing of the Building or the Premises or impair or interfere (other than to a de minimis extent) with the use of any of the other areas of the Building by, or occasion (other than to a de minimis extent) discomfort, inconvenience or annoyance to, any other tenant of the Building or the Center or impair the appearance of the Building; nor shall the Tenant use, or suffer or permit the use of, the Premises or any part thereof in any manner, or do, or suffer or permit the doing of, anything therein or in connection with the Tenant’s business or advertising which, in the reasonable judgment of the Landlord, may be prejudicial to the business of the Landlord or the reputation of the Landlord, the Building or the Center (it being understood that the Tenant’s current operations in the Center are not so prejudicial) or, subject to Section 3.5, confuse or mislead the public as to any connection or relationship between the Landlord and the Tenant. The Landlord represents to the Tenant that attached hereto as Exhibit I is a true and correct copy of the current Certificate of Occupancy for the Building.

3.3. Unless otherwise specifically provided in this Lease, the Tenant will not use, or suffer or permit the use of, the Premises or any part thereof for any of the following purposes, whether or not incidental to the Tenant’s business, namely: (a) manufacturing of any kind, (b) broadcasting or the business of broadcasting by wire or wireless of any programs or pictures of any sort similar to the business of the tenant under that certain lease (the “NBC

Lease”) between the Landlord and NBC for space in the Center, or for the sale of apparatus or devices connected with the business of such broadcasting, (c) the retail sale of any item whatsoever, (d) an auction of any kind (other than any securities/merchant banking/investment banking auctions which are not open to the general public and are conducted in the ordinary course of the business of the originally named Tenant (i.e., Lazard Freres & Co.) or its permitted successors under Section 7.1(b) (collectively, the “Named Tenant”)), or (e) the preparation, dispensation or consumption of food or beverages except that the Tenant may use any portion or portions of the Premises as kitchens, pantries, wet bars, executive dining rooms, lunch rooms or for vending machines or coffee or snack carts (collectively, the “Dining Facilities”) upon the conditions that, and for so long as, (i) no food or beverages will be kept or prepared in any such portion of the Premises in a manner, or under any conditions, which shall be the occasion for fumes or odors being emitted from, or detectable outside of, the Premises, (ii) any such portion of the Premises shall, at the sole cost and expense of the Tenant, be at all times maintained by the Tenant in a clean and sanitary condition and free of refuse (including extermination service whenever required), (iii) the Tenant will keep all plumbing and sanitary systems and installations serving any such portion of the Premises in a good state of repair and operating condition to the points at which they connect with the main vertical risers and stacks of the Building, (iv) except in the kitchens hereinafter referred to, no cooking or other preparation of food (other than the heating of precooked foods and beverages or cooking by microwave oven) shall be done in the Premises, (v) the same shall only be for use by the Tenant’s officers, employees and business guests (and not as a public facility) and (vi) with respect to any kitchen:

(x) the Tenant shall legally utilize, in compliance with all applicable rules, regulations and orders of all governmental authorities and insurance bodies having jurisdiction with respect thereto, an exhaust discharge at the 58th Floor gallery space to be constructed by the Tenant as part of Tenant’s Initial Alterations,

(y) the Tenant, at its expense, shall install therein all required equipment, including, without limitation, ventilating hoods, duct work, risers, stacks and plumbing and sanitary systems, and all work and actions in connection with such installations shall be deemed to be part of Tenant’s Initial Alterations, or, if installed or altered at a later date, be deemed an Alteration, and in all cases otherwise be subject to the applicable provisions of this Lease, and

(z) the Tenant, at its expense, will keep and maintain all ventilating hoods over ranges, ventilation shafts exclusively serving the Premises (including, without limitation, any such shafts located outside of the Premises) and cooking equipment and duct work and risers (including any related fans) clean and in a manner and under conditions reasonably satisfactory to the Landlord. The Landlord hereby acknowledges that, as part of Tenant’s Initial Alterations (but without limiting the Tenant’s obligation to comply with the requirements of this Lease regarding Tenant’s Initial Alterations), the Tenant’s kitchen shall be connected to a ventilation shaft that is located outside of, but which exclusively serves, the Premises.

3.4. If any governmental license or permit (including, without limitation, any public assembly permit) shall be required for the proper and lawful conduct of any business or other activity carried on in the Premises and, if the failure to secure such license or permit would, in any way, impose any liability on the Landlord, result in a lien or violation on the Building or the Center, or otherwise adversely affect the Landlord, the Building or the Center in any material respect, the Tenant shall promptly procure and thereafter maintain such license or permit, submit the same to inspection by the Landlord, and comply with the terms and conditions thereof.

3.5. Neither the Tenant nor any occupant of the Premises shall use the words “Rockefeller”, “Center” or “Radio City”, or any combination thereof, for any purpose whatsoever, including (but not limited to) as or for any corporate, firm or trade name, trademark or designation or description of merchandise or services, except that the foregoing shall not prevent the use, in a conventional manner and without emphasis or display, of the words “Rockefeller Center” and/or, where applicable, “Rockefeller Plaza” as part of the Tenant’s business address. Neither the Tenant nor any occupant of the Premises shall use the name of the Building or the name of the entity for which the Building is named or any part or abbreviation (including initials) of either such name except that the foregoing shall not prevent the use of (a) the name of the Building or any part thereof, in a conventional manner and without emphasis or display, as a part of the Tenant’s or such occupant’s business address or by reference in the ordinary course of its business and (b) the word “Rock” in the name of any Affiliate of the Tenant.

3.6. The Tenant shall have the right, as part of Tenant’s Initial Alterations (but without limiting the Tenant’s obligation to comply with the requirements of this Lease regarding Tenant’s Initial Alterations), to install (i) a 100 kilowatt emergency generator and a 275 gallon fuel tank (collectively, the “Emergency Generator Equipment”) at a mutually agreed location in the Premises and (ii) a single remote radiator (the “Remote Radiator”) at a mutually agreed upon location in the 58th Floor pipe gallery which permits the radiator to dispose of heat through existing louvers in the 58th Floor pipe gallery, provided that all such work shall be at the Tenant’s sole cost and expense and shall comply with the provisions of this Lease and all Requirements.

ARTICLE FOUR

Fixtures

4.1. All fixtures, equipment, improvements and installations (“Fixtures”) attached to, or built into, the Premises at the commencement of or during the term of this Lease, whether or not installed at the expense of the Tenant or by the Tenant, shall be and remain part of the Premises and be deemed the property of the Landlord and shall not be removed by the Tenant except as otherwise expressly provided in this Lease. All electric, plumbing, heating, sprinkling, dumbwaiter, elevator, fixtures and outlets, Venetian blinds, partitions, railings, gates, doors, vaults, stairs, built-in paneling (including display cases and cupboards recessed in built-in paneling), molding, shelving, fan coil enclosures, floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed to be included in Fixtures, to the extent attached to or built into the Premises. None of the Tenant’s movable personal property shall be deemed to be the property of the Landlord and all or any portion of the Tenant’s movable personal property may be removed from the Building by the Tenant at any time. Notwithstanding the foregoing, the Tenant shall (i) close up any slab penetration in the Premises which is greater than six inches in diameter (other than (x) a maximum of three slab penetrations for the new internal staircase that the Tenant intends to construct as part of its Initial Alterations and (y) all five slab penetrations for the internal staircase existing on the date hereof), (ii) remove from the Building any safes, vaults, lead-lined rooms, conveyors, pneumatic tubes and internal elevators located in the Premises and (iii) remove from the Building the Emergency Generator Equipment and the Remote Radiator. The Tenant shall not be required to remove its mechanical and electrical rooms, telephone switchrooms or the equipment (including the Tenant’s supplemental air conditioning equipment) located therein, except to the extent necessary to close slab penetrations as required hereunder. Except for the closing of (i) slab penetrations for internal staircase(s) and (ii) slab penetrations located in mechanical and electrical rooms (together, the “Staircase and Utility Room Penetrations”) which are the responsibility of the Tenant under this Section 4.1, all such closing and removal shall be performed not later than the expiration or termination of this Lease and shall be performed subject to the provisions of this Lease, including, without limitation, subsection (e) of Section 6.1. The Landlord shall not require the Tenant to close or to pay for any Staircase and Utility Room Penetrations to be closed unless the closing of such penetrations is required to meet the needs of the next tenant(s) of the Premises, it being the intention of the parties that the Tenant not be required to pay for work which is not performed. If within one year after the expiration or earlier termination of this Lease the Landlord advises the Tenant that the Staircase and Utility Room Penetrations which the Tenant is obligated to close hereunder must be closed, the Tenant shall, at the Landlord’s option, either close such penetrations in accordance with this Section 4.1 (in which case such work shall be performed subject to the provisions of this Lease, including, without limitation, subsection (e) of Section 6.1) or pay to the Landlord the sum required by the Landlord to perform such work within 30 days after demand therefor, which sum shall not exceed the market rate for comparable work by a material amount. If the Landlord does not so advise the Tenant within such one-year period, the Tenant shall not be required to close or to pay for any Staircase and Utility Room Penetrations to be closed. The Tenant shall repair any damage to the Premises or the Building arising from such closing and removal described in the preceding sentences or pay the cost thereof within 30 days after demand therefor. If any Fixture which as aforesaid may or is required to be removed by the Tenant is not so removed within the time above specified therefor, then the Landlord may at its election deem that the same has been abandoned by the Tenant to the Landlord, but no such election shall relieve the Tenant of its obligation to pay the cost and expense of removing the same or the cost of repairing damage arising from such removal. Notwithstanding the foregoing, the Landlord may, by notice to the Tenant, prohibit the closing of any slab penetration not theretofore closed and the removal of any or all items the Tenant is required to remove pursuant to this Section 4.1 but has not theretofore removed.

4.2. All the perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs), and any space in and/or adjacent to the Premises used for common (as opposed to interior, for the Tenant’s sole and exclusive use) shafts, elevators, stairways, stacks, pipes, conduits, ducts, mail chutes, conveyors, electric or other utilities, sinks, fans or other Building and Center facilities, and the use thereof, as well as access thereto through the Premises for the purposes of such use and the operation, improvement, replacement, addition, repair, maintenance or decoration thereof, are expressly reserved to the Landlord, provided that (a) except in an emergency, the Landlord shall give the Tenant reasonable prior notice of any need for access through or use of the Premises, (b) such access or use shall not unreasonably interfere with the Tenant’s use of the Premises and (c) any such use, operation, improvement, replacement, addition, repair and maintenance shall be subject to the applicable provisions of Article Eight.

ARTICLE FIVE

Electric Current and Water

5.1. The Landlord shall furnish, through the existing transmission facilities or transmission facilities installed by it in the Building, not less than 1,085 kw of alternating electric current to the electric closets and panels provided by the Landlord and serving the Premises in accordance with Exhibit C-2. The 1,085 kw is intended to serve the entire Premises initially demised hereunder (but not the perimeter fan coil units, the chilled water pumps serving the perimeter fan coil units or the interior air handling units serving the Premises) and which shall be, to the extent that the Tenant can reasonably demonstrate its need for the same to the Landlord, increased in proportion to the rentable area of any space added to the Premises and brought to such space by the Landlord as of the date such space is so added. Such alternating electric current shall be measured by a meter or meters provided and installed by the Landlord either outside of the Premises, within the electrical closets located on the floors of the Premises or at such other such location or locations as the Landlord and the Tenant may agree, it being understood that the Landlord is responsible for the entire cost of the installation of meter service, including, without limitation, the meter and any CT cabinets, meter pans and associated wiring. The interior air handling units, perimeter fan coil units and chilled water pumps serving perimeter fan coil units within the Premises that are installed as part of Tenant’s Initial Alterations shall be attached to the Landlord’s electrical meter and service, not the Tenant’s electrical meter and service, and the Tenant shall not be directly billed for the electricity consumed by such units and pumps hereunder (it being stipulated that the cost of such electricity shall be included in the Cost of Operation and Maintenance). The Tenant shall pay to the Landlord, as billed by the Landlord, at the end of each billing period of the public utility company then supplying electric current to the Center, an amount which shall be the sum of (i) 103% of the product obtained by multiplying (x) the actual number of kilowatt hours of electric current consumed by the Tenant in such billing period by (y) a fraction having as its numerator the amount charged the Landlord at said public utility’s redistribution rate for the total number of kilowatt hours billable to the Landlord at such rate for the Center’s use in such billing period and as its denominator said total number of kilowatt hours, as the same are derived from the electric bills rendered by said public utility for such billing period plus (ii) any taxes applicable to the amount determined pursuant to the foregoing clause (i). In any circumstances where any meter measures consumption of electricity by more than one tenant, the Landlord shall make a reasonable estimate of such consumption and allocate the cost thereof pro rata to the tenants (including the Tenant) which derive the benefit thereof in accordance with the respective rentable areas occupied by such tenants and subject to such shared metering. When requested by the Tenant (which requests may not be made more often than once in any 12-month period) within 12 months following the receipt by it of any electric bill, the Landlord, in substantiation of its determination of the amounts set forth in the electric bills for the prior 12-month period, shall furnish to the Tenant such additional information as reasonably may be required for such purpose, and, as may be necessary for the verification of such information, shall permit the pertinent records of the Landlord to be examined at the office of the Landlord or its managing agent in New York, New York during normal business hours by an officer or qualified employee of the Tenant or by such regular (as opposed to temporary or “project”) employees of a firm of independent certified public accountants as the Tenant may designate; it being expressly understood that the Landlord shall only preserve any such records and any data or material related thereto until the expiration of the 12-month period described above; and, if the Tenant shall have disputed the Landlord’s determination of the amounts set forth in such bills within the 12-month period described above, the Landlord shall retain such records until the dispute is resolved. Either party may refer any such dispute to arbitration in accordance with Section 35.3.

5.2. If (a) required to do so by any Requirement, (b) any Requirement would have a material adverse impact on the Landlord if the Landlord continued to furnish electric current as required by this Lease or (c) the Landlord shall also discontinue the furnishing of electric current to all other office tenant(s) of the Building (other than NBC and affiliates of the Landlord) leasing at least one full floor of the Building, then the Landlord may, upon not less than 180 days’ (or any such shorter time period required by any Requirement (but in no event less than 30 days’)) prior notice to the Tenant, discontinue the furnishing of electric current to the Premises or any part thereof. In such event, the Tenant shall contract for the supplying of such electric current thereto with the public service company supplying electric current to the neighborhood, and the Landlord shall permit its risers, conduits and feeders serving the Premises, to the extent available, suitable and safely capable, to be used for the purpose of supplying such electric current (it being understood that the Tenant may, subject to all Requirements, continue to use the same to the same extent as it had been using the same prior to the discontinuance of the furnishing of electric current by the Landlord, unless the Landlord provides alternate risers, conduits and feeders).

5.3. If the Tenant shall require electric current for use in the Premises in excess of the quantity to be furnished as provided in Section 5.1 above, the Landlord shall reasonably cooperate with the Tenant to identify pathways through which risers can be run, which pathways shall lead from the Premises to the nearest available power distribution point with sufficient capacity to meet the additional need. In identifying shaft space, the Landlord shall have the right to (a) reasonably reserve capacity for current and future needs and (b) take into consideration the rights of other tenants in the Building. The Tenant shall pay (i) the Landlord’s reasonable and customary one-time charge (currently $250 per KVA) for connection to the equipment located at such power distribution point, (ii) the cost of running Additional Electric Equipment from such distribution point to the Premises as set forth below and (iii) the consumption charges specified in Section 5.1. Upon identification of such pathways, the Landlord, upon request of the Tenant, will proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards and/or appurtenances as may be required to bring such additional power from such distribution points to the Premises (collectively, “Additional Electric Equipment”) provided the same and the use thereof shall be permitted by all laws, ordinances, rules, orders and regulations of all governmental and quasi-governmental authorities and of all insurance bodies, at any time duly issued and in force (collectively, “Requirements”) applicable to the Land, the Building or the Premises or any part thereof, to the Tenant’s use thereof or to the Tenant’s observance of any provision of this Lease and shall not cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or unreasonably interfere with or disturb other tenants or occupants of the Building, and the Tenant shall pay all costs and expenses incurred by the Landlord in connection with such installation; provided that the Tenant may, at its expense, install such Additional Electric Equipment (and all work and actions in connection therewith shall be subject to the provisions of subsection (e) of Section 6.1). The Tenant shall purchase and install all lamps, starters and ballasts (including replacements thereof) used in the lighting fixtures in the Premises.

5.4. Water and steam will be furnished by the Landlord without additional charge for normal use in (x) lavatory and toilet facilities and (y) one executive kitchen (provided the same is comprised of less than 1,000 rentable square feet), if any, in the Premises. Where any water or steam is otherwise furnished by the Landlord, the Tenant shall pay (i) the cost of supplying, installing and maintaining a meter to measure the water or steam so furnished, (ii) the reasonable charges of the Landlord for the water or steam so furnished and, in the case of water, for any required pumping and heating thereof, and (iii) any taxes, sewer rent or other charges which may be imposed by any government or agency thereof based upon the quantity of water or steam so furnished or the charge therefor.

5.5. The Landlord shall permit the Tenant to tie a single kitchen in the Premises into the gas riser and/or other gas piping and apparatus serving the Building in accordance with all Requirements and the other provisions of this Lease, provided that the cost of all work required to do so (including installation of a gas meter) shall be paid by the Tenant as part of Tenant’s Initial Alterations and the Tenant shall contract directly for such gas with the public service company supplying gas to the Building.

5.6. The Landlord shall in no way be liable for any failure, inadequacy or defect in the character or supply of electric current, water, gas or steam furnished to the Premises except to the extent that any actual damage suffered by the Tenant by reason of any such failure, inadequacy or defect is caused by the negligence of the Landlord.

ARTICLE SIX

Various Covenants

6.1. The Tenant shall

(a) take good care of the Premises, keep clean the portions of the Premises which the Landlord is not required by this Lease to clean, and make good or pay the cost of making good any injury, damage or breakage (including, without limitation, the cost of removing stains from floors and walls) done by the Tenant, any other occupant of the Premises (other than any Non-Tenant Party), any affiliate of the Tenant or any such occupant, or any of their respective employees, officers, directors, partners, contractors, agents, licensees or Tenant Invitees (each, a “Tenant Party”), other than any damage occasioned by fire or other casualty or the elements provided that the Tenant has complied with its obligations under Sections 6. l(k) and 9.3. “Non-Tenant Parties” means the Landlord, any affiliate of the Landlord, any Landlord Invitees, any underlying lease landlord and any underlying mortgagee of the Landlord and the respective officers, directors, partners, employees, agents, licensees and contractors of any of the foregoing parties. “Tenant Invitees” means clients, potential clients and any person specifically invited to the Premises by direct (not implied) invitation of the Tenant to visit the Tenant (for so long as such person is there as a result of such invitation), it being understood that neither a person in the premises of a tenant or occupant (other than the Tenant) of the Center nor the general public shall be deemed to be a Tenant Invitee “Landlord Invitees” means any person specifically invited to the Center by direct (not implied) invitation of the Landlord to visit the Landlord (for so long as such person is there as a result of such invitation), it being understood that neither a person in the premises of a tenant or occupant (other than the Landlord) of the Center nor the general public shall be deemed to be a Landlord Invitee;

(b) observe and comply with the rules and regulations annexed to, and made a part of, this Lease as Exhibit D and such other and further reasonable rules and regulations as the Landlord hereafter at any time may make and communicate to the Tenant and which, in the reasonable judgment of the Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Center, or the preservation of good order therein, or the operation or maintenance of the Center, or the equipment thereof, or the comfort of tenants or others in the Center; provided that (i) in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control and (ii) the Landlord shall not discriminate against the Tenant in the enforcement of such rules and regulations;

(c) permit the Landlord, any landlord under any of the underlying leases, any mortgagee under any of the underlying mortgages and any other party designated by the Landlord, and their respective representatives, to enter the Premises, on reasonable prior telephonic notice so as to afford the Tenant an opportunity to have a representative present, for the purposes of inspection and permit them or any of their agents or contractors to enter at any time without notice in case of emergency involving imminent danger to persons or property and otherwise at any time, on reasonable prior notice so as to afford the Tenant an opportunity to have a representative present, for the purpose of complying with any Requirement or exercising any right reserved to the Landlord under Article Eight or elsewhere by this Lease on condition, however, that any such entry, inspection and compliance shall be accomplished and performed in such manner as not to unreasonably interfere with the conduct of the Tenant’s business

(it being understood that the parties specified in this subsection are third-party beneficiaries of the covenants specified in this subsection in the event of the Landlord’s breach of any obligation it may have to any such party to exercise a right of access on such party’s behalf);

(d) make no claim against a Non-Tenant Party for any injury or damage to the Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of the Tenant or of any other person, irrespective of the cause of such injury, damage or loss, except to the extent caused by the negligence of such Non-Tenant Party;

(e) (i) make no alteration, change, addition, improvement, repair or replacement (an “Alteration”) in, to, or about, the Premises, and do no work in such connection, without in each case the prior consent of the Landlord, and then only by workmen and contractors of the Landlord or by contractors of the Tenant approved by the Landlord, and in a manner and at times, approved by the Landlord, which consents and approvals shall not be unreasonably withheld (it being agreed that it shall be reasonable for the Landlord to withhold consent if the requested Alteration imposes a material burden on the Landlord which would require the Landlord to perform any work within, or outside of, the Premises). In the case of the Named Tenant only, the Landlord’s consent or approval shall not be conditioned upon any requirement that the Named Tenant provide payment and/or performance bonds from its contractors and subcontractors or install any specific equipment or perform any work that is not required by applicable Requirements or the Tenant Alteration Guidelines. Notwithstanding the foregoing, the Tenant may, without the Landlord’s consent, make Qualified Alterations in and to the Premises if the Tenant has theretofore provided the Landlord with (x) any necessary building notices, permits or other governmental filings, consents or approvals in connection with any proposed Qualified Alteration, (y) 15 business days’ prior notice of any proposed Qualified Alteration and (z) reasonably detailed written descriptions, sketches or plans evidencing that such Alteration is in fact a Qualified Alteration (it being agreed that the foregoing clauses (y) and (z) shall not apply to purely decorative Qualified Alterations (i.e., painting, carpeting, etc.)). “Qualified Alteration” means any Alteration that (1) does not involve a change to the structural elements of the Building, (2) does not adversely affect the proper and efficient operation of the air conditioning, refrigeration, plumbing, electrical, heating or other systems of the Building or the Center serving space other than, or in addition to, the Premises, (3) does not affect any space (including common use areas) outside of the Premises, (4) does not affect any fire protection, life safety, sprinkler or other emergency system maintained and operated by the Landlord in the Building or the Center (other than the relocation (or addition) of fire alarms, speakers, strobes and other related devices on full floors of the Premises in accordance with all applicable Requirements, provided that if the Tenant shall vary or affect any point of contact relating thereto such action may not be taken without first obtaining the Landlord’s consent thereto and such action must be coordinated with the Landlord) and (5) is not visible from the exterior of the Building. Notwithstanding anything in this Lease to the contrary, the Tenant shall make all changes (once approved or deemed approved by the Landlord if the Landlord’s consent is not required pursuant to any provision of this Lease), whether or not structural and whether or not in the Premises, required by any Requirement as a result of any Alteration made by the Tenant or by the Landlord on behalf of the Tenant at the Tenant’s request and cost; pay as and when the same become due and payable all charges incurred by it in connection with any Alterations and pay to the Landlord its actual out-of-pocket costs (without mark-up by the Landlord and to the extent the same do not exceed the market rate for comparable services by a material amount) paid to third party consultants for making such reviews and inspections as it may reasonably deem necessary in connection with the consideration of the granting of, and compliance with, any such consent or approval; if any notice or claim of any lien be given or filed by or against the Building or the Land for any work, labor or services performed, or for any materials, products or equipment used, furnished or manufactured for use, therein or thereon or in connection with the performance of any Alteration, promptly, but in all events within 45 days, the Tenant shall discharge or remove the same by payment, bonding or otherwise or, with respect to the original named Tenant hereunder only, promptly obtain an effective order from a court of competent jurisdiction which stays the foreclosure of the lien (it being stipulated that if the Tenant obtains such a stay and the unrelated holder of an underlying mortgage or an underlying lease nonetheless requires the Landlord to discharge or remove the same by payment or bonding or to indemnify such holder with respect to such lien, then the Tenant shall promptly (but in all events within 10 days after demand) reimburse the Landlord for all costs and expenses incurred by the Landlord) and the Tenant shall fully indemnify the Landlord from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements) in connection therewith. The Tenant shall observe and comply with the current alteration standards, specifications and guidelines of the Landlord (a copy of which has been delivered to the Tenant) and such other and further reasonable standards, specifications and guidelines as the Landlord hereafter at any time may make and deliver to the Tenant and which, in the reasonable judgment of the Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Center, or the preservation of good order therein, or the operation or maintenance of the Center, or the equipment thereof, or the comfort of tenants or others in the Center (the “Tenant Alteration Guidelines”), provided that in the case of any conflict between the provisions of this Lease and the Tenant Alteration Guidelines, the provisions of this Lease shall control. The Tenant shall deliver, within 30 days after completion of the Alteration, as-built plans and specifications of the Premises reflecting the Alteration which are suitable for computer scanning by the Landlord. In addition, if such as-built plans and specifications are prepared for the Tenant by the Tenant’s architect or engineer on an Autocad Computer Assisted Drafting and Design (“CADD”) System (or other computer system(s)), the Tenant shall also deliver magnetic computer media of such “as-built” drawings and specifications to the Landlord. In the event of any dispute between the Landlord and the Tenant under this Section 6.1(e), either party may require such dispute to be referred to arbitration in accordance with Article 35;

(ii) not employ any labor in connection with the maintenance, cleaning or other servicing of the Premises, without in each case the prior consent of the Landlord and then only by workmen and contractors of the Landlord or by contractors of the Tenant approved by the Landlord, and in a manner and at times approved by the Landlord, which consents and approvals shall not be unreasonably withheld;

(iii) the Landlord shall grant or deny any such consent or approval requested under this Section 6.1(e) within 15 business days of request therefor (or, with respect to any revised plans and specifications that were previously disapproved, within 5 business days after the Landlord’s receipt thereof). The Landlord shall not, other than with respect to any denial of approval for a contractor, deny any such consent or approval without setting forth reasons for any such denial in writing with reasonable specificity. If the Landlord shall fail to grant or deny the same within the time periods set forth above, then the Tenant shall have the right to give the Landlord a notice containing the following statement at the top of the first page thereof in large capitalized letters, namely, “YOUR CONSENT TO OR APPROVAL OF THE PROPOSED [ALTERATION] [CONTRACTOR] SHALL BE DEEMED GIVEN IF YOU FAIL TO DENY IT WITHIN 5 BUSINESS DAYS OF YOUR RECEIPT OF THIS NOTICE”, and if the Landlord shall not grant or deny the same within 5 business days after receipt of such a notice from the Tenant, then the Landlord shall be deemed to have consented to the Alteration or contractor in question). Time shall be of the essence with respect to the Landlord’s response to such second request for consent with such specific language or approval. Notwithstanding any such consent or approval, the Tenant shall not permit the use of any contractors, workmen, labor, material or equipment in the performance of any thereof if the use thereof, in the Landlord’s good faith judgment, will cause or contribute to a material dispute with any trade engaged in performing any other work, labor or service in or about the Building or the Center or contribute to any labor dispute (it being stipulated that the Landlord shall, at the request of the Tenant, orally share its reasons for any such good faith judgment); and the Tenant shall carry or cause to be carried appropriate workers compensation insurance for all workmen working in the Premises and performing an Alteration;

(f) not violate, or permit the violation by any party (other than a Non-Tenant Party) of, any condition imposed by the standard fire insurance policy issued for office buildings in the Borough of Manhattan, New York, N.Y., and not do, suffer or permit anything to be done by any party (other than a Non-Tenant Party), or keep, suffer or permit anything to be kept, in the Premises, which would increase the fire or other casualty insurance rate on the Building or property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by the Landlord;

(g) permit the Landlord on reasonable prior telephonic notice to show the Premises at reasonable times during Business Hours to any lessee, or any prospective purchaser, lessee, mortgagee or assignee of any mortgage or underlying lease, of the Building and/or the Land or of the Landlord’s interest therein, and their representatives, and during the 12 months preceding the expiration of this Lease with respect to any part of the Premises similarly show such part to any person contemplating the leasing of all or a portion of the same;

(h) at the expiration or any earlier termination of this Lease with respect to any part of the Premises, terminate its occupancy of, and quit and surrender to the Landlord, such part of the Premises broom-clean and in as good condition as it was at the commencement of such term, except for (1) ordinary wear and tear, and (2) loss or damage by fire or other casualty provided that the Tenant shall have complied with its obligations under Section 6.1(k) and Section 9.3;

(i) comply, as shall the Landlord, with the following provisions of this subsection (i): at any time and from time to time upon not less than 10 days’ prior notice either party may request the other party to execute, acknowledge and deliver to the requesting party a statement of such other party (or if such other party is a corporation or a partnership, an appropriate officer or partner, as the case may be, of such other party) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications and the dates thereof), and the dates to which the Rent has been paid in advance, if any, stating whether or not to the best knowledge of the signer of such certificate the requesting party is in default in the keeping, observance or performance of any provision contained in this Lease and, if so, specifying each such default, and such other information as the requesting party may reasonably request, it being intended that any such statement may be relied upon, if the requesting party is the Landlord, by any landlord under any underlying lease or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee or assignee of any underlying mortgage or any other third party with whom the Landlord is dealing and to whom the Landlord wishes to provide such statement, and, if the Tenant is the requesting party, any such statement may be relied upon by any lender, investor, purchaser, subtenant or other third party with whom the Tenant is dealing and to whom the Tenant wishes to provide such statement;

(j) subject to Section 6.2, indemnify, and save harmless, the Landlord, and its agents and partners and its and their respective contractors, licensees, invitees, servants, officers, directors, agents and employees, any mortgagee under any underlying mortgage and any landlord under any of the underlying leases (the “Indemnitees”) from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements incurred in the defense thereof) to which any Indemnitee may be subject or suffer whether by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with any act, omission or negligence of the Tenant or any Tenant Party or from any work or thing whatsoever done in any part of the Premises or the Center by the Tenant or any Tenant Party during the term of this Lease or during the period of time, if any, prior to the commencement of such term that the Tenant may have been given access to such part for the purpose of doing work or otherwise, or as a result of any Tenant Party performing any such work or otherwise that subjects any Indemnitee to any Requirement to which such Indemnitee would not otherwise be subject, or arising from any condition of the Premises due to or resulting from any default by the Tenant in the keeping, observance or performance of any provision contained in this Lease or from any act or negligence of any Tenant Party, provided, that (i) this indemnity shall not apply to any claim or damage to the extent the same results from the negligence or willful misconduct of the Landlord or any Indemnitee and (ii) in the event any action or proceeding is brought against the Landlord or any Indemnitee for which indemnification from the Tenant may be sought or forthcoming pursuant to the provisions of this subsection (j), the Landlord or such Indemnitee shall promptly notify the Tenant and afford the Tenant opportunity to resist and defend such action or proceeding by counsel reasonably satisfactory to the Landlord or such Indemnitee. Counsel designated or provided by the Tenant’s insurance carrier shall be deemed to be satisfactory to the Landlord and any such Indemnitee provided that such insurance carrier acknowledges in writing that it is obligated to provide defense for both the Landlord (and such Indemnitee(s)) and the Tenant; and

(k) maintain, at all times during the term of this Lease and during any other times the Tenant is granted access to the Premises, a policy or policies of comprehensive general public liability insurance (with an endorsement or other provision covering the Tenant’s contractual liability under this Lease) with the premiums fully paid on or before the due date, issued by a reputable insurance company licensed to do business in the State of New York, having a minimum rating A- by A.M. Best & Company (or if A.M. Best & Company no longer rates insurance companies, such other financial rating as the Landlord at any time reasonably determines is comparable to the foregoing rating). Such insurance shall afford minimum limits as the Landlord may reasonably designate from time to time (with minimum limits not greater than what is required by other landlords of comparable buildings in midtown Manhattan for comparable premises), but in no event less than $3,000,000 per occurrence with a $5,000,000 aggregate in respect of injury or death to any number of persons and not less than $3,000,000 for damage to or loss of use of property in any one occurrence. Each such policy shall provide that it cannot be canceled except upon 30 days’ prior notice to the Landlord and shall name the Indemnitees that have been identified to Tenant in writing, on not less than 30 days’ prior notice to the Tenant, as additional insureds thereunder. The Tenant shall furnish original certificates of such insurance to the Landlord prior to the term commencement date (or any date on which the Tenant is granted earlier access) and thereafter not less than 30 days prior to the expiration of each such policy and any renewals or replacements thereof.

6.2. Except as otherwise provided in Section 25.7, neither the Landlord, any mortgagee under any underlying mortgage, any landlord under any of the underlying leases, the Tenant nor any of their respective employees, officers, directors, partners, contractors, agents, servants, licensees or invitees shall be liable to the other (or any person claiming through or under such other party), even if negligent, for consequential damages arising out of or in connection with this Lease, the Center, the Building, the Premises, the use (or loss of use) of the Premises or any equipment, facilities or other property therein.

6.3. The Landlord shall at all times during the term of this Lease (i) carry rent insurance and (ii) carry “broad form” or “extended coverage” insurance insuring the Building against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicle and smoke in amounts sufficient to satisfy the applicable coinsurance requirements, in each case to the extent and with such commercially reasonable deductibles as such insurance is carried by a majority of landlords of similar commercial properties in Manhattan. Such policies shall be issued by companies of recognized responsibility licensed to do business in New York State having a minimum rating of A- by A.M. Best & Company, or such lower rating as shall be acceptable to any mortgagee that is unaffiliated with the Landlord. At the request of the Tenant (but not more frequently than once a year), the Landlord shall furnish original certificates (or other reasonable evidence) of such insurance to the Tenant.

ARTICLE SEVEN

Assignment, Mortgaging, Subletting, etc.

7.1. (a) The Tenant covenants, for the Tenant and its successors, assigns and legal representatives, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (it being agreed that the (x) issuance by the Tenant of stock and/or the transfer of already-issued stock/partnership interests, in one or more transactions so as to transfer control or transfer 50% or more of an interest in the Tenant, other than through over-the-counter or national securities exchange transactions by those holding less than a 5% interest in the Tenant or (y) sale or transfer of 50% or more of the assets of the Tenant in one or more transactions, other than in the ordinary course of business, shall, in either event, be deemed an assignment of this Lease), and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of the Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space, for mailing privileges or as a concession, by anyone other than the Tenant, or will be sublet, or offered or advertised for subletting, except in each case as permitted by or in accordance with the provisions of this Article 7. The Landlord acknowledges that the Tenant buys and sells securities of all kinds in the ordinary course of its business.

(b) Notwithstanding anything contained to the contrary in Section 7.1(a), (A) the assignment or transfer of this Lease, and the term and estate hereby granted, to any entity (i) into which the Tenant is merged, (ii) with which the Tenant is consolidated or (iii) to which all or substantially all of the assets of the Tenant are transferred (such entity being hereinafter in this Article called the “Assignee”) without the prior consent of the Landlord shall not be deemed to be prohibited hereby and (B) no (i) transfer or issuance of stock, partnership interests or other beneficial interests in the Tenant, or (ii) sale or transfer of 50% or more of the assets of the Tenant (it being stipulated that this Lease may not be transferred in connection with such sale or transfer unless the same is a sale or transfer of all or substantially all of the Tenant’s assets, in which case the foregoing clause (A) and the subsequent clause (y) shall each apply), shall be deemed to be an assignment of this Lease, if in the case of both clauses (A) and (B), and upon the express conditions that, (x) the primary purpose for such merger, consolidation, transfer, issuance or sale is other than the transfer of this Lease, (y) any such Assignee, within 15 business days of such merger, consolidation, transfer, issuance or sale, executes and delivers to the Landlord an agreement in form and substance reasonably satisfactory to the Landlord whereby the Assignee assumes all the obligations set forth in this Lease on the part of the Tenant to be kept, observed or performed, and whereby the Assignee expressly agrees that the provisions of this Article shall, notwithstanding such merger, consolidation, transfer, issuance or sale, be binding upon it with respect to all future assignments and transfers and (z) the net worth of the entity holding the tenant’s interest under this Lease (computed in accordance with GAAP) immediately following such merger, consolidation, transfer, issuance or sale is not less than $100,000,000 and the Assignee or the Tenant, as applicable, within 15 business days of said merger, consolidation, transfer, issuance or sale, delivers to the Landlord evidence reasonably satisfactory to the Landlord of such net worth.

(c) Notwithstanding anything contained to the contrary in Section 7.1(a), the Landlord will consent to the Tenant (i) permitting the Premises to be used and occupied for the purposes specified in, and subject to the provisions of, this Lease, by, or sublet to, any Affiliate of the Tenant and (ii) assigning this Lease to any Affiliate of the Tenant, but, in each case, only for so long as the occupant, subtenant or assignee remains an Affiliate of the Tenant, provided, in each case, that (1) the Tenant provides reasonable evidence of the relationship of the Affiliate to the Tenant (it being agreed that, with respect to the Named Tenant only, a certificate of a partner or an officer of the Named Tenant to such effect shall be deemed reasonable evidence, provided that, in the case of an assignment of this Lease or a subletting of all or substantially all of the Premises, the Named Tenant shall, upon request of the Landlord, deliver to the Landlord reasonable evidence in support of such certificate), (2) in the Landlord’s reasonable judgment the Affiliate is of a character and engaged in a business which is in keeping with the standards in those respects for the Building and its occupancy (it being agreed that any such determination shall be made by reference to the Landlord’s then standard office leasing practice (giving due regard to tenants under leases of space in the Center existing at the time in question)), (3) in the case of an assignment to an Affiliate, said Affiliate shall have executed and delivered an agreement whereby said Affiliate shall agree to be bound by and upon all the provisions set forth in this Lease on the part of the Tenant to be kept, observed or performed, and whereby said Affiliate shall expressly agree that the provisions of this Article shall, notwithstanding such assignment, continue to be binding upon it with respect to all future assignments and transfers and (4) the Tenant shall not enter into sublease(s) pursuant to this Section 7.1(c) or Section 7.1(e) with Affiliate(s) which demise (or permit Affiliate(s) to use and occupy) in the aggregate more than 33% of the Premises then demised hereunder (the “Affiliate Sublet Space Cap”). “Affiliate” means, as to any designated person or entity, any person or entity which controls, is controlled by, or is under common control with, such designated person or entity. A person or entity shall not be deemed to “control” another entity unless it owns at least 25% of the outstanding equitable interests of such entity and has the power to control the management and affairs of such other entity. With respect to the Named Tenant only, “Affiliate” as used in clause (i) of this Section 7.1(c) shall also mean any entity (A) in which a general partner or a former general partner in the Tenant is a general partner or principal, such as the Taylor-Simpson Group, Inc., (B) which owns a direct or indirect interest in the Tenant, such as Pearson, Inc., (C) which manages or has a contract to manage a significant investment made by the Tenant and/or any general partners of the Tenant, (D) with which the Tenant has an investment advisory contract or a direct and substantial investment advisory relationship or (E) any foreign bank or investment or merchant bank doing business under a name which includes the name “Lazard” or any acronym for or derivative of “Lazard Freres & Co.”. Any portion of the Premises sublet to the Subtenants pursuant to Permitted Subleases in accordance with Section 7.1(e) shall, for purposes of calculating the Affiliate Sublet Space Cap, be deemed to be sublettings to Affiliates pursuant to this Section 7.1 (c).

(d) Notwithstanding anything contained to the contrary in Section 7.1(a), if the Tenant is a partnership, the admission or withdrawal of partners in the ordinary course of business shall not constitute an assignment of this Lease provided that the primary purpose of the foregoing is not to circumvent the restrictions on assignment set forth in this Article 7.

(e) Notwithstanding anything contained to the contrary in Section 7.1(a), the Landlord hereby, subject to the Affiliate Sublet Space Cap, consents to the subletting by the Tenant of portions of the Premises to Jupiter Partners, L.P., Corporate Advisors, L.P., Taylor Simpson Group, Inc., Centre Partners, L.P. and Pearson, Inc. (collectively, the “Permitted Subleases”) effective as of the term commencement date, provided that, with respect to each such subletting, the Tenant and said subtenants (herein collectively called the “Subtenants”) shall agree that this consent and such sublettings are subject to and upon the following terms and conditions.

(i) The portion(s) of the Premises so sublet shall (subject to all the terms and conditions of this Lease) be used solely for the purposes permitted by Section 1.3.

(ii) The Tenant shall be and remain liable and responsible for the due keeping, performance and observance, throughout the term of this Lease, of all of the covenants, agreements, terms, provisions and conditions therein set forth on the part of the Tenant to be kept, performed and observed and for the payment of the fixed rent, additional rent and all other Rent now and/or hereafter becoming payable thereunder, expressly including as such additional rent any and all charges for any property, material, labor, utility or other services furnished or rendered by the Landlord in or in connection with the Premises, whether for, or at the request of, the Tenant or the Subtenants.

(iii) The Permitted Subleases shall be subject and subordinate at all times to this Lease, and to all of the covenants, agreements, terms, provisions and conditions of this Lease and of this consent, and the Subtenants shall not do, permit or suffer anything to be done in, or in connection with the Subtenants’ use or occupancy of, the portions of the Premises so sublet which would violate any of said covenants, agreements, terms, provisions and conditions.

(iv) This consent shall not be construed as a consent by the Landlord to, or as permitting, any other or further subletting by the Tenant (to the Subtenants or any other party) or the Subtenants or any assignment of the aforesaid subleases.

(v) Upon the expiration or any earlier termination of the term of this Lease with respect to the portions of the Premises so sublet or in case of the surrender of this Lease by the Tenant to the Landlord, the aforesaid subleases and the term and estate thereby granted shall terminate as of the effective date of such expiration, termination or surrender, and the Subtenants shall vacate such portions of the Premises on such date.

(vi) The Tenant shall receive no rent, payment or other consideration in connection with the Permitted Subleases in excess of the Rent payable by the Tenant hereunder in respect of the applicable portions of the Premises, together with reimbursement for any unamortized sums expended by the Tenant on tenant improvements to the space sublet (determined in accordance with GAAP) and not reimbursed by the Landlord pursuant to the terms of this Lease.

(vii) The Tenant shall, prior to the term commencement date, deliver true and complete copies of the Permitted Subleases to the Landlord and true and complete copies of each amendment thereto to the Landlord within 10 business days after the execution and delivery thereof by the parties thereto, it being understood that the Landlord shall not be deemed to be a party to the Permitted Subleases or any such amendment nor bound by any of the terms or conditions thereof and that neither the execution and delivery of this Lease nor the receipt by the Landlord of a copy of the Permitted Subleases or a copy of any such amendment shall be deemed to change any provision of this Lease or to be a consent to, or an approval by the Landlord of, any term or condition contained in the Permitted Subleases or any such amendment.

(f) The Tenant covenants that, notwithstanding any assignment or transfer of this Lease or any subletting of all or any portion of the Premises, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by the Landlord from an assignee, transferee, subtenant or any other party, the Tenant shall remain fully liable for the payment of the Rent and for the performance and observance of other obligations of this Lease on the part of the Tenant to be performed or observed.

7.2. Without in any way suggesting permission for the Tenant to assign the Lease, if the Lease is nonetheless assigned with or without the consent of Landlord required by this Article 7, by the order of a court or otherwise (but not as permitted by Section 7.1(b) or (c) above), the Tenant shall pay to the Landlord 50% of any consideration received by the Tenant for the assignment of this Lease, net of brokerage commissions and legal fees incurred by the Tenant in connection therewith and not reimbursed by the assignee. The amounts to be paid to the Landlord under this Section shall be deemed to be deferred rent payable only out of amounts collected by the Tenant in connection with an assignment and shall be deemed forgiven if no such assignment occurs.

7.3. The Landlord will, at the request of the Tenant, maintain listings on the Building directory of the names of the Tenant, any Affiliates of the Tenant who are permitted hereunder to occupy a portion of the Premises, any permitted subtenants of the Tenant and the names of the officers or employees of the Tenant, such Affiliates and any such permitted subtenants as may be designated by the Tenant; provided, however, that the number of names so listed shall not exceed 100 or, if the Landlord maintains a CRT/video display screen type directory for the Building or the Center, 700 names. Without implying any right to do so, the listing of any name other than that of the Tenant or such Affiliates, whether on the doors or windows of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the consent of the Landlord referred to in Section 7.1.

7.4. (a) In the event the Tenant desires the Landlord’s consent to an assignment of this Lease or a subletting of all or any part of the Premises for any part of the term of this Lease (and such desired assignment or subletting does not come within the purview of Section 7.1(b) or (c), as to which the provisions of Sections 7.4(a), (b), (d) and (e) shall be inapplicable), the Tenant shall notify the Landlord of the name of the proposed assignee or sublessee, as the case may be, provide such information as to the proposed assignee’s or sublessee’s business, financial responsibility and standing as the Landlord may reasonably require, and of the salient business terms and conditions of the proposed assignment or subletting and shall request the Landlord’s consent thereto.

(b) The Landlord will not unreasonably withhold or delay its consent to the proposed assignment or subletting referred to in said notice on the terms and conditions set forth therein; provided, however, that the Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

(i) the assignee or sublessee under any such subletting shall be a person, firm or corporation as in the Landlord’s reasonable judgment is of a character and engaged in a business such as is in keeping with its standards in those respects for the Building and its occupancy (it being agreed that any such determination shall be made by reference to the Landlord’s then standard office leasing practice giving due regard to the tenants under leases of space in the Center existing at the time in question) and shall not be (x) a government or a governmental authority or a subdivision or an agency of any government or any governmental authority or (y) a tenant of the Building, but only if the Landlord then has comparable space available for lease in the Building and is prepared to and actually does offer the same for lease to such tenant (it being understood that this clause (y) shall not be applicable in the case of the Tenant proposing to sublease to any tenant leasing or occupying space elsewhere in the Center (as opposed to in the Building));

(ii) the Tenant shall not have advertised the rental rate for such proposed assignment or subletting (but the foregoing prohibition shall not preclude advertising in real estate brokers’ pamphlets or fliers that are only distributed to real estate brokers); and

(iii) the Tenant and the sublessee shall agree that the sublessee will not, without the prior consent of the Landlord, assign the sublease or under-sublet the space so sublet or any part thereof (it being stipulated that the sublessee shall have the same rights to assign the sublease and under-sublet such space as the Tenant has to assign this Lease and to sublease all or parts of the Premises).

The Landlord shall use commercially reasonable efforts to respond to the Tenant’s request for consent within 10 business days after it is made and, if the Landlord denies such consent, it shall set forth its reasons for such denial with reasonable specificity. In the event that the Landlord does not respond to the Tenant’s request for consent within 10 business days, the Tenant shall have the right to give the Landlord a notice containing the following statement on the first page thereof in large capitalized letters, namely, “YOUR CONSENT TO THE PROPOSED [SUBLEASE] [ASSIGNMENT] SHALL BE DEEMED GIVEN IF YOU FAIL TO DENY SUCH CONSENT WITHIN FIVE BUSINESS DAYS OF YOUR RECEIPT OF THIS NOTICE”, and if the Landlord shall not grant or deny the same within five business days of its receipt of such a notice from the Tenant, then the Landlord shall be deemed to have consented to the assignment or sublease in question. Time shall be of the essence with respect to the Landlord’s response to such second request for consent containing such specific language. If the Tenant disputes the Landlord’s determination pursuant to Section 7.4(b)(i) that a proposed assignee or sublessee is not of a character and engaged in a business such as is in keeping with the Landlord’s standards in those respects for the Building and its occupancy, such dispute may be submitted to arbitration by either party in accordance with the procedure set forth in Article 35.

(c) Any consent granted by the Landlord pursuant to this Article 7 shall be evidenced by the delivery of, and shall be subject to the terms and conditions of, a “Consent to Assignment” or a “Consent to Sublease”, as the case may be, duly executed by the Landlord, the Tenant and the assignee or sublessee, as the case may be, and on such customary form of the Landlord as is adopted by it for such purpose, which shall not be materially less favorable to the Tenant or any such subtenant or assignee than the forms thereof attached hereto as Exhibit J and shall permit the subtenant (other than any Affiliate pursuant to Section 7.1(c) or any Subtenant pursuant to Section 7.1(e)) to sublet and assign its lease on the same terms that the Tenant (but not the same terms that are only available hereunder to the Named Tenant) may sublet and assign this Lease pursuant to this Article 7, for which the Tenant shall pay to the Landlord a reasonable processing charge in connection therewith not to exceed $2,500 (as such sum shall be Adjusted by CPI on each anniversary of the date hereof). All of the terms and conditions of any such “Consent to Assignment” and “Consent to Sublease” so executed by the Landlord, the Tenant and the assignee or sublessee, as the case may be, shall be deemed to be terms and conditions of this Lease and the violation by the Tenant or the assignee or sublessee, as the case may be, of any term or condition of such “Consent to Assignment” or “Consent to Sublease”, as the case may be, shall entitle the Landlord to all the rights and remedies provided for in this Lease or by law in the case of any violation of a term or condition of this Lease. Notwithstanding anything herein contained to the contrary, no assignment or sublease shall be valid, no “Consent to Assignment” or “Consent to Sublease” shall be deemed effective and no assignee or subtenant shall take possession of the Premises or any part thereof, unless and until a copy of a binding original counterpart of the assignment or sublease in question which (i) is dated and executed within 180 days of the date the Landlord executes and delivers its consent, (ii) is executed by the Tenant and the proposed assignee or subtenant, as the case may be, and (iii) complies with the requirements of this Article 7, has been delivered to the Landlord.

(d) If the aggregate amount payable as rent (including, without limitation, all amounts payable on account of changes in Real Estate Taxes, operating costs, maintenance costs, labor rates, indexes or other formulas contained in the sublease, but excluding any rent that may be imputed during any free rent period during which the sublessee is not required to pay any rent) with respect to any calendar year (or partial calendar year) by a sublessee under a sublease of any part of the Premises made by the Tenant shall be in excess of Tenant’s Basic Cost for such period for such part of the Premises, then, promptly after the collection by the Tenant of such amounts so payable for such period under such sublease, the Tenant will pay to the Landlord, as additional rent hereunder, an amount equal to 50% of the excess of such amounts so collected for such part of the Premises over the Tenant’s Basic Cost for such part of the Premises for such part of the term. The term “Tenant’s Basic Cost”, as used herein with respect to any period for which any part of the Premises is sublet, shall mean the sum of (i) fixed rent for each square foot of the rentable area of such part of the Premises payable hereunder, (ii) the additional rent payable by the Tenant to the Landlord for such period with respect to such part of the Premises, including, without limitation, pursuant to Articles Five, Twenty and Twenty-four hereof, (iii) any reasonable brokerage commissions, advertising expenses and legal fees to the extent (x) paid by the Tenant to unaffiliated third parties and not reimbursed by the subtenant and (y) not theretofore used to offset amounts collected under the sublease and (iv) the out-of-pocket costs incurred by the Tenant in connection with any improvements made by the Tenant to prepare the subleased space for occupancy by the sublessee (and the amount of any consideration paid or allowed by the Tenant to sublessee in the nature of allowances for improvements to be made by the sublessee to the subleased space) and any other reasonable and customary tenant inducements to the extent (x) not reimbursed by the subtenant and (y) not theretofore used to offset amounts collected under the sublease. Notwithstanding the foregoing, the Tenant hereby agrees that the costs incurred by the Tenant in the performance of Tenant’s Initial Alterations in any portion(s) of the Premises that the Tenant sublets (to the extent paid or reimbursed out of Landlord’s Contribution (which for purposes of this Section 7.4(d) shall be deemed to be at least $60 per rentable square foot of any such sublet portion of the Premises initially demised hereunder)) shall not in any case be deemed a component of Tenant’s Basic Cost. The Tenant shall diligently enforce all rights it has under any sublease and at law to collect all amounts payable by the sublessee in a commercially reasonable manner.

(e) The Tenant shall deliver to the Landlord a statement within 60 days after the end of each calendar year in which any part of the term of this Lease occurs specifying as to such calendar year, and within 60 days after the expiration or earlier termination the term of this Lease specifying with respect to the elapsed portion of the calendar year in which such expiration or termination occurs, (a) each sublease in effect during the period covered by such statement and as to each sublease, the date of its execution and delivery, the number of square feet of the rentable area demised thereby, the term thereof, and a computation in reasonable detail showing whether or not anything is payable by the Tenant to the Landlord pursuant to this Article with respect to such sublease for the period covered by such statement; and (b) whether or not anything is payable by the Tenant to the Landlord pursuant to this Article with respect to any payments received from a sublessee during such period but which relate to an earlier period and showing in reasonable detail the computation of the amount so payable.

(f) Each sublease of the Premises or a portion thereof shall be subject and subordinate to the provisions of this Lease (including, without limitation, Article Three hereof) and the rights of the Landlord under this Lease and any violation of any provision of this Lease, whether by act or omission, by any sublessee shall be deemed a violation of such provision by the Tenant, it being the intention of the parties that the Tenant shall assume and be liable to the Landlord for any and all acts and omissions of all sublessees if such act or omission, if made by the Tenant, would be a violation of any provision of this Lease. No sublease shall provide for a term which extends beyond the day prior to the then expiration date of this Lease. In the event of the Tenant’s default in the payment of any fixed rent and/or additional rent or other Rent under this Lease continuing uncured for 30 days after notice thereof, the Landlord may collect all rents, additional rents and other sums from any sublessee so long as such default shall continue, and the Landlord may apply the same to the curing of any such default under this Lease in any order of priority the Landlord may select, any unapplied balance thereof to be applied by the Landlord against subsequent installments of Rent, but the Landlord’s collection of Rent from a sublessee shall not constitute a recognition by the Landlord of attornment by such sublessee or a waiver by the Landlord of any default by the Tenant.

(g) As security for the performance of the Tenant’s obligations under this Lease, the Tenant hereby agrees that if and only for so long as the Tenant shall be in default in the payment of fixed rent and/or additional rent payable under this Lease beyond any applicable period of grace, the Tenant shall assign (and, subject to the conditions set forth herein, hereby does assign) to the Landlord all of the Tenant’s interest in and to all present and future subleases of space in the Premises, together with all modifications, renewals and extensions thereof now existing or hereafter made, and also together with the rights to sue for, collect and receive all rents, additional rents and other sums payable to the Tenant under such subleases.

ARTICLE EIGHT

Changes or Alterations by the Landlord

8.1. The Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building and the Center, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as it may reasonably deem necessary or desirable; provided, that the exercise of such rights shall not result in an unreasonable obstruction of the means of access to the Premises or unreasonable interference with the use of the Premises or, except to the extent that (i) it is required by any Requirement and (ii) there is no commercially reasonable alternative, deprive the Tenant of use of more than an immaterial portion of the Premises. Any pipes, ducts and conduits installed by the Landlord in the Premises shall wherever reasonably possible be concealed behind walls, above false ceilings or, where such concealment is not possible, installed adjacent to walls and ceilings and “boxed-in” by the Landlord in a manner reasonably consistent with the Tenant’s decor. All work in connection with such installation shall be performed expeditiously in a good and workmanlike manner which avoids unreasonable interference with and disruption of the Tenant’s business operation conducted within the Premises. No materials or tools may be stored in the Premises without the Tenant’s consent (which consent shall not be unreasonably withheld) but the Landlord may bring into the Premises each day those materials and tools required in the Landlord’s reasonable discretion for such day’s work. Nothing in this Section or in Article Six shall be deemed to relieve the Tenant of any duty, obligation or liability to make any repair, replacement or improvement or comply with any Requirement, except, subject to the other provisions of this Lease, any such repairs, replacements or improvements or required compliance with any Requirement, to the extent necessitated solely by reason of any change, alteration, addition, improvement, repair or replacement made by the Landlord on its own behalf and not at the request of the Tenant, which shall be the Landlord’s responsibility and the Tenant shall have no obligation with respect thereto.

8.2. The Landlord reserves the right to change the name of the Building at any time (but the Landlord shall not voluntarily change the address of the Building, which shall remain 30 Rockefeller Plaza unless and only if changed by any Requirement). Notwithstanding the preceding sentence, provided the named Tenant herein (i.e., Lazard Freres & Co.) shall not be in monetary or material non-monetary default hereunder beyond the expiration of any applicable notice or cure period and shall be in actual occupancy of at least 70% of the Premises initially demised hereunder for trading, investment banking or merchant banking purposes, the Landlord covenants that it shall not name the Building after any Direct Competitor, nor shall any Direct Competitor have the right to install a sign or signs in the Building lobby or on the outside face of the Building except in connection with the use of a concourse, ground floor or mezzanine retail location; provided that (i) the foregoing shall in no event limit the rights of the tenant under the NBC Lease (A) to change the name of the Building, or to determine the name or names of the Building, to identify it with NBC or the General Electric Company or (B) to make changes to the signage of the Building and (ii) Kidder, Peabody & Co. (and any successor entity) shall have the right to install a sign in a lobby store at the Avenue of the Americas entrance to the Building. “Direct Competitor” means an entity primarily engaged in the business of trading, investment banking or merchant banking (as such businesses may evolve over the term of this Lease).

8.3. Neither this Lease nor any use by the Tenant shall give the Tenant any right or easement to the use of any door or any passage connecting the Building with any subway or any other building or to the use of any public conveniences, and the use of such doors, passages and conveniences may be regulated or discontinued at any time by the Landlord; provided that the Landlord shall not discriminate against the Tenant in the enforcement of any such regulation or discontinuance.

ARTICLE NINE

Damage by Fire, etc.

9.1. If any part of the Premises shall be damaged by fire or other perils, the Tenant shall give prompt notice thereof to the Landlord and the Landlord shall, subject to adjustment and collection of any insurance proceeds (it being stipulated that the Landlord shall proceed with reasonable diligence in the adjustment and collection of any insurance proceeds, including rent insurance proceeds) and the provisions of any Qualified Encumbrance, promptly commence and diligently pursue the repair and restoration of such damage, and, if any part of the Premises shall be rendered untenantable by reason of such damage (including untenantability due to lack of access thereto), the annual fixed rent payable under this Lease, to the extent that such fixed rent relates to such part of the Premises, shall be abated for the period from the date of such damage to the date when such part of the Premises shall have been made tenantable or to such earlier date upon which either such part of the Premises would have been tenantable but for Tenant Delay or the full term of this Lease shall expire or terminate, unless such fire or other damage shall have resulted from the negligence of any Tenant Party in which case the fixed rent payable under this Lease shall be abated only to the extent that the Landlord actually collects the proceeds of any applicable rent insurance; provided that such abatement shall be made only to the extent that it is in excess of the annual rate of any other existing abatement of fixed rent relating thereto under any provision of this Lease (other than the Initial Abatement). The Landlord shall not be liable for any inconvenience or annoyance to the Tenant or injury to the business of the Tenant resulting in any way from such damage or the repair thereof. The Landlord shall perform or cause such repairs to be performed in a prudent manner reasonably intended to minimize interference with the Tenant’s conduct of its business. The Tenant understands that the Landlord will not carry insurance of any kind on (w) the Tenant’s goods, furniture or furnishings, (x) on any Fixtures removable by the Tenant as provided in this Lease, (y) on the Tenant improvements or betterments or (z) on any property in the care, custody and control of the Tenant, and that the Landlord shall not be obligated to repair any damage thereto or replace the same.

9.2. (a) If the Building shall be so damaged that the cost of restoring those portions of the Building not leased to National Broadcasting Company, Inc. or its successors or assigns (“NBC”) is reasonably estimated to be in excess of 30% of the full insurable value of those portions of the Building not leased to NBC (whether or not the Premises shall have been damaged by such fire or other casualty), then, on condition that the Landlord has terminated or shall simultaneously with the termination of this Lease terminate the leases demising substantially all of the office space in the Building (other than any lease(s) demising office space to (i) NBC or (ii) any affiliates of the Landlord), to the extent that the Building has been damaged such that the Landlord has the right thereunder to do so, this Lease and the term and estate hereby granted may be terminated by the Landlord by a notice, given to the Tenant within 60 days of such damage specifying a date, not more than 30 days if all or substantially all of the Premises has been damaged, or less than 120 days if less than all or substantially all of the Premises has been so damaged, after the giving of such notice, for such termination.

(b) In addition, if a substantial part of the Premises is rendered untenantable as a result of such damage by fire or other peril then, within 90 days after such damage to the Premises, the Landlord shall deliver to the Tenant a statement prepared in good faith by a reputable contractor setting forth such contractor’s estimate as to the time required to repair such damage. If the estimated time period exceeds 15 months from the date of such statement, the Tenant may elect to terminate this Lease by notice to the Landlord given not later than 30 days following receipt of such statement. If the Tenant shall have had the right to terminate this Lease pursuant to the preceding sentence and shall not have elected to terminate this Lease as aforesaid and restoration of the Premises is not substantially completed by the Landlord by the date 60 days after the expiration of the estimated time period set forth in the contractor’s statement (as the same may be extended by reason of any Force Majeure delays (the “Outside Date”)) the Tenant may elect to terminate this Lease by notice to the Landlord given not later than 5 days following the Outside Date, but in any event prior to the substantial completion of the restoration of the Premises.

(c) In the event that the Landlord or the Tenant shall duly give notice of termination of this Lease pursuant to and in accordance with this Section 9.2, this Lease and the term and estate hereby granted shall expire as of the date specified in such notice with the same effect as if such date were the date initially specified in this Lease as the expiration date, and the fixed rent payable under this Lease shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent above provided.

9.3. The Landlord and the Tenant hereby release each other with respect to any liability which the released party might otherwise have to the releasing party for any damage to the Building or the Premises or the contents thereof by fire or other peril occurring during the term of this Lease to the extent of the proceeds received under a policy or policies of insurance permitting such release. Each party will use best efforts to cause its property and/or other applicable insurance policy to include a provision permitting such a release of liability; provided, that if such a provision is obtainable from such insurer only at an additional expense, the insured party shall notify the other party and, unless the other party pays such additional expense within 10 days thereafter, the insured party shall thereafter be free of its waiver of subrogation so long as an additional cost is required under the policy in question.

9.4. This Lease, including, without limitation, Articles 9 and 10, shall be considered an express agreement governing any case of damage to or destruction of, or any part of, the Building or the Premises by fire or other peril, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

ARTICLE TEN

Condemnation

10.1. If all of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title in such condemnation or taking. If only a part of the Premises shall be so condemned or taken, then the term and estate hereby granted with respect to such part of the Premises shall forthwith cease and terminate as of the date of vesting of title in such condemnation or taking and the annual fixed rent payable under this Lease, to the extent that such fixed rent relates to such part of the Premises, shall be abated for the period from the date of such vesting of title to the date specified in this Lease for the expiration of the full term of this Lease with respect to such part of the Premises, but only to the extent that such abatement is in excess of the annual rate of any other existing abatement of fixed rent relating thereto under any other provision of this Lease (other than the Initial Abatement). If only a part of the Building shall be so condemned or taken, then (a) if such part of the Building is in excess of 30% of the rentable area of those portions of the Building not leased to NBC, on condition that the Landlord has or shall simultaneously terminate the leases demising substantially all of the office space in the Building (other than any lease(s) demising office space to NBC or any affiliates of the Landlord), to the extent that the Building has been condemned or taken such that the Landlord has the right thereunder to do so, this Lease and the term and estate hereby granted may be terminated by the Landlord within 60 days following the date on which the Landlord shall have received notice of such vesting of title, by a notice to the Tenant specifying a date, not less than 60 days nor more than one year after the Landlord’s notice, for such termination; provided, however, that the Tenant, by notice given to the Landlord within 60 days of receipt of the Landlord’s notice, may elect to remain in possession of that portion of the Premises not taken (and have the term of the Lease continued with respect thereto) for a period of up to 18 months from the date of such vesting or any earlier date as the Tenant shall specify in the Tenant’s notice to the Landlord (but not less than 30 days after receipt of the Landlord’s notice), or (b) if such condemnation or taking shall be of a substantial part of the Premises or of a substantial part of the means of access thereto, this Lease and the term and estate hereby granted may be terminated by the Tenant, within 60 days following the date upon which the Tenant shall have received notice of such vesting of title, by a notice to the Landlord specifying a date, not less than 30 days after the Tenant’s notice, for such termination, or (c) if neither the Landlord nor the Tenant elects to terminate this Lease, this Lease shall not be affected by such condemnation or taking, except that this Lease and the term and estate hereby granted with respect to the part of the Premises so condemned or taken shall expire on the date of the vesting of title to such part and except that the fixed rent payable under this Lease shall be abated to the extent, if any, hereinabove provided in this Article. If only a part of the Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Premises are not terminated, the Landlord will proceed with reasonable diligence and continuity, subject to the provisions of any Qualified Encumbrance and without requiring the Landlord to expend more than it collects as an award therefor, to restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking

10.2. The termination of this Lease and the term and estate hereby granted in any of the cases specified in this Article shall be with the same effect as if the date of such termination were the date originally specified for the expiration of the full term of this Lease, and the fixed rent payable under this Lease shall be apportioned as of such date of termination.

10.3. If there is any condemnation or taking of all or a part of the Building, the Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in the Tenant, and the Tenant hereby expressly assigns to the Landlord any and all right, title and interest of the Tenant now or hereafter arising in or to any such award or any part thereof, and the Tenant shall be entitled to receive no part of such award; provided, that the Tenant shall not be precluded from intervening for the Tenant’s own interest in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which the Tenant may otherwise lawfully be entitled in such case in respect of property removable by the Tenant under Article Four or for moving expenses, but only to the extent such compensation does not reduce the award otherwise payable to the Landlord.

10.4. If the whole or any part of the Premises, or of the Tenant’s leasehold estate, shall be taken in condemnation proceedings or by any right of eminent domain for temporary use or occupancy, the foregoing provisions of this Article Ten shall not apply and the Tenant shall continue to pay, in the manner and at the times herein specified, the full amount of the rent and other charges payable by the Tenant under this Lease, and, except only to the extent that the Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, the Tenant shall perform and observe all of the other provisions of this Lease upon the part of the Tenant to be performed and observed, as though such taking had not occurred. In the event of any taking referred to in this Section 10.4. the Landlord shall be entitled to receive any portion of the condemnation proceeds paid as compensation for the cost of restoration of the Building and the Tenant shall be entitled to receive the balance of the condemnation proceeds paid for such taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the expiration or termination of this Lease, in which case the balance of the condemnation proceeds shall be apportioned between the Landlord and the Tenant as of the date of the expiration or termination of this Lease. The Landlord shall, upon the expiration of any such period of temporary use or occupancy, restore the Building, as nearly as may be reasonably possible within the balance of the term of this Lease, to the condition in which the same was immediately prior to such taking, subject to the provisions of any Qualified Encumbrance and without requiring the Landlord to expend more than it collects as an award therefor.

ARTICLE ELEVEN

Compliance with Laws

11.1. (a) The Tenant shall comply with all Requirements (other than, subject to the second succeeding sentence, Requirements having as their primary purpose the benefit of disabled persons) applicable to the Premises or any part thereof (and applicable to the core bathrooms located on each full floor of the Premises), to the Tenant’s use thereof or to the Tenant’s observance of any provision of this Lease, except that the Tenant shall not be under any obligation to comply with any Requirement requiring (x) any alteration of, or addition to, the base Building systems, vents or stacks (other than those exclusively serving the Tenant’s kitchen) or (y) any structural alteration of or in connection with the Premises solely by reason of the use thereof for any of the purposes permitted in Article One and not by reason of (i) a condition which has been created by, or at the instance of, any Tenant Party or (ii) a breach by any Tenant Party of any provision of this Lease. The Tenant shall have the option to discontinue any particular use of the Premises requiring its compliance with a Requirement in lieu of complying with such Requirement if permitted thereunder. In addition, the Tenant shall cause the Premises (including the core bathrooms on each full floor of the Premises), considered as a whole, to comply with any Requirement having as a primary purpose the benefit of disabled persons, provided that this sentence shall not place any responsibility on the Tenant for the compliance of any other portions of the Building, the Building’s elevators or any base Building systems, vents or stacks with any such Requirement. Where any structural alteration of or in connection with the Premises or any alteration of or addition to the base Building systems is required by any such Requirement, and, by reason of the express exception specified above, the Tenant is not under any obligation to make such alteration, then the Landlord shall make such alteration or addition if (1) the failure to make such alteration or addition would have a material and adverse effect on (x) the Tenant’s use and enjoyment of the Premises or the common areas of the Building or (y) the Tenant’s ability to comply with Requirements within the Premises and (2) the expense of making the same, together with all expenses incurred by the Landlord in the immediately preceding 12 months for alterations or additions of or in connection with the Premises required by any Requirement, is not in excess of the fixed rent payable for the immediately preceding twelve months (the “Compliance Limit”) or, if the expense of making such alteration, together with the expense of all such other alterations or additions in the immediately preceding 12 months, is in excess of the Compliance Limit, then the Landlord shall have the option of making such alteration or of terminating this Lease and the term and estate hereby granted by giving to the Tenant not less than 30 days’ prior notice of such termination; provided, that, if within 15 days after the giving of notice of termination, the Tenant shall agree in writing to pay all costs incurred in making such alteration or addition in excess of the Compliance Limit which do not exceed “market” or competitive prices for comparable work by a material amount, then such notice of termination shall be ineffective; the Landlord shall proceed with reasonable diligence to make such alteration; and the Tenant shall pay to the Landlord all costs and expenses incurred by the Landlord in excess of the Compliance Limit in connection therewith and shall maintain on deposit with the Landlord such security for the payment of such costs and expenses as the Landlord shall from time to time request. For purposes of this Article, providing and installing of sprinklers shall be deemed to be a non-structural alteration.

(b) The Named Tenant shall have the right, after giving notice to the Landlord within 15 days after the Landlord’s giving of a notice of termination pursuant to Section 11.1 (a), to contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement(s) that were the basis for the Landlord’s giving of such notice of termination, but only to the extent such Requirement(s) relates to the Premises, provided that and for so long as (i) the Landlord (or any Indemnitee) shall not be subject to imprisonment or to prosecution for a crime, nor shall the Center or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Building or the Premises be suspended or be subject to written threat of suspension by reason of such non-compliance or by reason of such contest, (ii) before the commencement of such contest, if the Landlord or any Indemnitee may be subject to any civil fines, economic penalties or other criminal economic penalties, or interest on any of the foregoing, or if the Landlord may be liable to any third party as a result of such non-compliance, the Tenant shall indemnify the Landlord (and any Indemnitee) against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs (including, without limitation, any incremental costs incurred by the Landlord in complying with such Requirement(s) as a result of the postponement of compliance with such Requirement(s)), interest and expenses (including reasonable counsel fees and disbursements relating to any civil or criminal enforcement proceeding (as opposed to the contest itself) or any related proceeding brought against the Landlord) to which the Landlord (or any Indemnitee) may be subject or suffer by reason of, or otherwise arising from or in connection with, such contest or non-compliance, (iii) the Tenant shall regularly advise the Landlord as to the status of such proceedings, (iv) such contest does not cause the Landlord to be in default under any “underlying mortgage” or “underlying lease” (as defined in Article 13) which is held by an entity that is not an Affiliate of the Landlord and (v) such contest shall be undertaken at no cost or expense to the Landlord (unless the Tenant agrees to pay all of such costs and expenses on behalf of the Landlord). Without limiting the applicability of the foregoing, the Landlord (or any Indemnitee) shall be deemed subject to prosecution for a crime if the Landlord (or any Indemnitee) is charged with a crime of any kind whatsoever, unless such charges are withdrawn 30 days before the Landlord (or any Indemnitee) is required to plead or answer thereto. If the Tenant successfully contests any such Requirement(s) in accordance with this Section 11.1 (b), then the notice of termination given by the Landlord pursuant to Section 11.1(a) shall be deemed to have not been given. If the Tenant unsuccessfully contests any such Requirement(s) or fails to contest such Requirement(s) in accordance with this Section 11.1(b), then the notice of termination given by the Landlord pursuant to Section 11.1(a) shall be deemed to have been given on the date on which such contest is finally determined adversely to the Tenant.

11.2. If a notice of termination shall be given by the Landlord under this Article and such notice shall not become ineffective as above provided, this Lease and the term and estate hereby granted shall terminate on the date specified in such notice with the same effect as if such date were the date originally specified for the expiration of this Lease, and the fixed rent payable under this Lease shall be apportioned as of such date of termination.

ARTICLE TWELVE

Accidents to Sanitary and Other Systems

12.1. The Tenant, on acquiring knowledge thereof, shall give to the Landlord prompt notice of any damage to, or defective condition in, any part or appurtenance of the Building’s sanitary, electrical, heating, air conditioning, ventilating or other systems serving, located in, or passing through, the Premises. Any such damage or defective condition shall be remedied by the Landlord with reasonable diligence except to the extent the Tenant is specifically required to remedy same under the terms of this Lease, but if such damage or defective condition (other than any damage with respect to which the Tenant is relieved from liability pursuant to Section 9.3) was caused by, or by the improper use by, any Tenant Party or is with respect to any Fixture installed by or at the request of the Tenant (not including Landlord’s Work) or as part of Tenant’s Initial Alterations or any subsequent Alteration, the reasonable cost of the remedy thereof shall be paid by the Tenant within 30 days after demand. The Tenant shall not be entitled to claim any damages against the Landlord arising from any such damage or defective condition except to the extent that the same shall have been caused by the negligence of the Landlord in the operation or maintenance of the Premises or the Building and the same shall not have been remedied by the Landlord with reasonable promptness and diligence after notice from the Tenant; nor shall the Tenant be entitled to claim any damages against any other party (including, without limitation, any third-party vendor or other supplier of services to the Landlord) arising from any such damage or defective condition except to the extent that the same shall have been caused by the negligence of such party in the operation or maintenance of the Premises or the Building and the same shall not have been remedied by such party with reasonable promptness and diligence after notice thereof; nor shall the Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless the same shall have been directly caused by the negligence of the Landlord in the operation or maintenance of the Premises or the Building and shall not have been made tenantable by the Landlord with reasonable promptness and diligence after notice from the Tenant.

ARTICLE THIRTEEN

Subordination

13.1. This Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage and to any ground or net lease of all or substantially all of the Building or the Center or the land thereunder which may now or at any time hereafter affect the Premises, the Building and/or the Land, or the Landlord’s interest therein (collectively, as the same may be modified, amended, supplemented, restated and renewed, the “underlying mortgages” and “underlying leases”), provided that this subordination to the lien of any underlying mortgage or to any underlying lease hereafter entered into by the Landlord shall be upon the condition that the mortgagee or lessor thereunder shall execute, acknowledge and deliver to the Tenant an instrument (a “Non-Disturbance Agreement”) in recordable form, on the mortgagee’s or lessor’s standard form, provided that such form shall be reasonably acceptable to the Tenant, and shall, from a substantive point of view, provide substantially the same protection to the Tenant as the form of Non-Disturbance Agreement attached hereto as Exhibit K-1 or K-2, as applicable. Notwithstanding anything to the contrary contained in the preceding sentence or in Section 13.2, if the Tenant is entitled pursuant to this Section 13.1 to receive a Non-Disturbance Agreement in recordable form relating to any unrecorded underlying mortgage, such Non-Disturbance Agreement shall be delivered to Fried, Frank, Harris, Shriver & Jacobson (the “Escrow Agent”) to be held in escrow in accordance with that certain escrow agreement among the Landlord, the Tenant and the Escrow Agent, a copy of which is attached hereto as Exhibit N. If any unrecorded mortgage for which a Non-Disturbance Agreement has been previously delivered to, and received by, the Escrow Agent is subsequently recorded, then the Landlord and the Tenant shall jointly instruct the Escrow Agent to deliver such Non-Disturbance Agreement to the Tenant. If the Escrow Agent misplaces any Non-Disturbance Agreement with respect to any unrecorded mortgage that has been delivered to, and received by, the Escrow Agent, the Landlord shall replace the same. If such a form of Non-Disturbance Agreement is offered to the Tenant for execution, the Tenant shall promptly execute and return the same and if the Tenant fails to execute and return the same within 15 business days, the requirement that a Non-Disturbance Agreement be delivered to the Tenant shall be deemed satisfied. If any part of the Premises is situated in the building known as 30 Rockefeller Plaza and 1250 Avenue of the Americas, this Lease and the term and estate hereby granted are and shall be subject and subordinate to the Declaration Establishing a Plan for Condominium Ownership of The Rockefeller Center Tower Condominium (and the by-laws annexed thereto) dated as of December 1, 1988, as the same may have been or may hereafter be amended (the “Condominium Documents”). Subject to the Landlord’s obligation under this Section 13.1 to cause a Non-Disturbance Agreement to be delivered to the Tenant, the foregoing provisions for the subordination of this Lease and the term and the estate hereby granted shall be self-operative and no further instrument shall be required to effect any such subordination; provided that the Tenant agrees that it shall, from time to time, upon request by the Landlord, execute and deliver any and all instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same. If the Landlord’s interest in the Building or the Land shall be sold or conveyed to any person, firm or corporation which is not an Affiliate of the Landlord (each a “Successor Landlord”) upon the exercise of any remedy provided for in any underlying mortgage or by law or equity, or if the Landlord’s interest in this Lease is assigned or conveyed to the landlord under any ground lease as a result of a default by the tenant under the ground lease and a resulting termination thereof, such Successor Landlord and each person, firm or corporation thereafter succeeding to such Successor Landlord’s interest in the Building or the Land or this Lease shall not be (i) liable for any previous act or omission of the Landlord under this Lease, (ii) subject to any offsets, defenses, claims or counterclaims that the Tenant may have against the Landlord or any predecessor landlord (provided that, notwithstanding the foregoing, the Successor Landlord, and anyone claiming by, through or under any Successor Landlord, shall be bound by any offsets that the Tenant may have which are expressly set forth in this Lease), (iii) bound by any covenant to perform or complete any construction (including, without limitation, repairs and restoration following damage or destruction or any condemnation involving any property of the Tenant, the Premises and/or the Building) in connection with said property, the Premises and/or the Building or to pay any sums to the Tenant in connection therewith, (iv) bound by any prepayment of more than one (1) month’s rent or other charges under this Lease unless such payment shall have been expressly approved in writing by the holder of such underlying mortgage or such underlying lease (or their nominees, successors or assigns) and except for payments made pursuant to Article 24 of this

Lease in connection with Real Estate Taxes, (v) liable for any security deposit payable under this Lease unless such security deposit shall have been received by the Successor Landlord, or (vi) bound by any amendment, modification, extension, expansion, termination, cancellation or surrender of the Lease not expressly provided for in the Lease unless approved in writing by the holder of such underlying mortgage or such underlying lease (or their nominees, successors or assigns). Notwithstanding the foregoing, (x) to the extent that any repair or restoration required by this Lease as a result of damage, destruction or condemnation affecting the Premises can be accomplished with the net proceeds of any insurance or condemnation award actually received by, or made available to the Successor Landlord, the Successor Landlord shall be obligated to perform such repair or restoration in accordance with the terms of this Lease, but only to the extent of such net proceeds and (y) except in the case of damage, destruction or condemnation as set forth in the preceding clause (x), no Successor Landlord shall be relieved of its obligations to comply with those provisions of this Lease which require the Landlord to maintain and repair the Building and the building systems.

13.2. (a) This Lease is made expressly subject to, and shall not become effective for any purpose unless and until, the holder of the existing underlying mortgages has provided its written consent. The Landlord shall use commercially reasonable efforts to obtain such consent, provided that the Landlord shall not be required to make any payments (other than on account of reimbursing such holder for its expenses) or commence any action or proceeding in order to obtain such consent and shall not be liable to the Tenant for any failure to obtain the same if it uses commercially reasonable efforts as set forth above. The Tenant shall fully cooperate with the Landlord to obtain such consent including, but not limited to, supplying such information and/or documentation as the Landlord or such holder may reasonably request in connection therewith. In the event such consent is denied, this Lease shall thereupon terminate and be of no further force or effect. If such consent is not obtained within 60 days after the execution of this Lease, then either party may, upon notice to the other, cancel this Lease. In the event of a termination of this Lease pursuant to this Section 13.2(a), neither the Landlord nor the Tenant shall have any further liability under this Lease (other than under Section 27.1) or with respect to the Premises or any work performed by the Landlord or the Tenant in the Premises except to the extent that any provision of this Lease expressly states that it is to survive the expiration or sooner termination of this Lease. The Landlord shall provide a copy of any such consent granted by the holder of the existing underlying mortgages to the Tenant promptly after it is received.

(b) The Landlord shall use commercially reasonable efforts to obtain and provide to the Tenant, on or prior to the date 60 days after the execution of this Lease (the “Outside ND Date”), Non-Disturbance Agreements in favor of the Tenant from all holders of existing underlying mortgages and underlying leases and from the board or other authorized representative of the owners of the condominium units created by the Condominium Documents (the “Condo Representative”), provided that the Landlord shall not be required to make any payments (other than on account of reimbursing any such holder for its expenses) or commence any action or proceeding in order to obtain such Non-Disturbance Agreements and shall not be liable to the Tenant for any failure to obtain any of the same. If the Landlord shall fail to obtain and provide to the Tenant Non-Disturbance Agreements from the holders of all existing underlying mortgages and underlying leases and a non-disturbance agreement in the form annexed hereto as Exhibit K-3 from the Condo Representative on or prior to the Outside ND Date, the Tenant shall have the right, as its sole and exclusive remedy therefor, by notice given to the Landlord prior to the delivery to the Tenant of such Non-Disturbance Agreements, to cancel this Lease at such time or, subject to the next sentence, at the expiration of any further period that the Tenant, in its sole discretion, may allow the Landlord to obtain such Non-Disturbance Agreements. If, despite the use of commercially reasonable efforts as set forth above, the Landlord shall fail to obtain and provide to the Tenant each of such Non-Disturbance Agreements on or prior to the Outside ND Date, the Landlord shall have the right at any time thereafter to require the Tenant, within 60 days after the giving of such notice, to either exercise or waive the cancellation right described in the preceding sentence. If the Tenant does not exercise such cancellation right within such 60-day period, then the Tenant shall be deemed to have waived such right and it shall be null, void and of no further force or effect. In the event of a termination of this Lease because of the Landlord’s failure to provide the required Non-Disturbance Agreements, neither the Landlord nor the Tenant shall have any further liability under this Lease (other than under Section 27.1) or with respect to the Premises or any work performed by the Landlord or the Tenant in the Premises except to the extent that any provision of this Lease expressly states that it is to survive the expiration or sooner termination of this Lease.

13.3. If this Lease and the term and estate hereby granted are subject and subordinate to any underlying lease, then the Tenant hereby agrees (a) subject to the Landlord’s obligation under Section 13.1 to cause a Non-Disturbance Agreement to be delivered to the Tenant, that it will attorn to the lessor under said underlying lease effective as of the expiration or earlier termination of the term of said underlying lease and will recognize said lessor as the Landlord under this Lease, and (b) that, notwithstanding such expiration or earlier termination of the term of said underlying lease, this Lease shall continue for the balance of the term of this Lease in accordance with its provisions.

ARTICLE FOURTEEN

Notices

14.1. Except as expressly provided to the contrary in this Lease, any notice, consent, approval, request, communication, bill, demand or statement (collectively, “Notices”) under this Lease by either party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or by reputable overnight courier service providing dated evidence of delivery (e.g., Federal Express) to such other party and a receipt has been obtained or on the third day after being mailed in a postpaid envelope (registered or certified, return receipt requested) addressed to such other party, which address for the Landlord shall be as above set forth and for the Tenant shall be the Premises (or the Tenant’s address as above set forth if mailed prior to the date upon which the Tenant occupies the Premises for the conduct of its business, of which occupancy the Tenant shall notify the Landlord with reasonable promptness) or if the address of such other party for notices shall have been duly changed as hereinafter provided, if so mailed to such other party at such changed address. Either party may at any time change the address for Notices by a Notice stating the change and setting forth the changed address. Notices to the Tenant shall be directed to the attention of Melvin L. Heineman with a copy to Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, Attention of John Gerhard, Esq. until changed as set forth above. If the term “Tenant” as used in this Lease refers to more than one person, any Notice to any one of such persons shall be deemed to have been duly given to the Tenant unless the Tenant specifically designates otherwise. If and to the extent requested by the Landlord, the Tenant shall give copies of all Notices to the Landlord to holders of not more than four underlying mortgages and two underlying leases of which the Tenant has been given notice or from which the Tenant has received a Non-Disturbance Agreement.

ARTICLE FIFTEEN

Conditions of Limitation

15.1. This Lease and the term and estate hereby granted are subject to the limitation that:

(a) if the Tenant shall default in the payment of any Rent and any such default shall continue for 5 days after a first notice and 3 days after a second notice,

(b) if the Tenant shall default in observing any provision of Article Three or of subsection (e) or (f) of Section 6.1 (and any of same shall (x) place the Building, the Premises or the Center or the persons therein in imminent danger or (y) materially and adversely affect the operation of the Building or the Center) and such default shall continue and shall not be remedied by the Tenant within 5 days after notice,

(c) if the Tenant shall default in observing any provision of this Lease (other than a default of the character referred to in subsection (a) or (b) of this Section), and if such default shall continue and shall not be remedied by the Tenant within 30 days after notice or, if such default is susceptible of cure but cannot, for causes beyond the Tenant’s reasonable control, with due diligence be cured within said period of 30 days, if the Tenant (i) shall not, within 5 days after request by the Landlord, give the Landlord notice of the Tenant’s intention to duly institute all steps necessary to remedy such default, (ii) shall not duly institute and thereafter diligently prosecute the curing of such default to completion all steps necessary to remedy the same, or (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by the Landlord, which period shall in no event exceed 120 days,

(d) if any other lease that demises office space to the Tenant from the Landlord or any affiliate of the Landlord shall expire or terminate (whether or not the term thereof shall then have commenced) as a result of the default of the tenant thereunder in the payment of fixed rent or escalations on account of real estate taxes and/or operating expenses, or

(e) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against the Tenant, or if the Tenant shall make a general assignment for the benefit of its creditors, or the Tenant shall receive the benefit of any insolvency or reorganization act, or if a receiver or trustee is appointed for any portion of the Tenant’s property and such appointment is not vacated within 90 days, or if an execution or attachment shall be issued under which the Premises shall be taken or occupied by anyone other than the Tenant, then in any of said cases (provided that the notices delivered pursuant to this Section 15.1 upon which such termination is based included a reference to a potential termination of this Lease pursuant to this Article 15 in large capital letters on the first page thereof), the Landlord may give to the Tenant a notice of intention to end the term of this Lease, and, if such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall terminate upon the expiration of 5 days from the date the notice is deemed given with the same effect as if the last of said 5 days were the date originally specified as the expiration of the full term of this Lease, but the Tenant shall remain liable for damages as provided in this Lease or pursuant to law. If this Lease shall have been assigned, the term “Tenant”, as used in subsections (a) to (e), inclusive, of this Section 15.1, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless the Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term “Tenant”, as used in said subsections, shall not include the assignor so released.

ARTICLE SIXTEEN

Re-entry by the Landlord

16.1. If this Lease shall terminate under Article Fifteen, or if the Tenant shall default in the payment of any Rent on any date upon which the same becomes due, and if such default shall continue for 7 days after the Landlord shall have given to the Tenant a notice specifying such default, the Landlord or the Landlord’s agents and servants may immediately or at any time thereafter re-enter the Premises, or any part thereof in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law or in equity, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that the Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words “re-enter”, “re-entry”, and “re-entering” as used in this Lease are not restricted to their technical legal meanings.

16.2. If this Lease shall terminate under the provisions of Article Fifteen or if the Landlord undertakes any summary dispossess or other proceeding or action or other measure for the enforcement of its right of re-entry (any such termination of this Lease or undertaking by the Landlord being a “Default Termination”), the Tenant shall thereupon pay to the Landlord the Rent up to the time of such Default Termination, and shall likewise pay to the Landlord all such damages which, by reason of such Default Termination, shall be payable by the Tenant as provided in this Lease or pursuant to law. Also in the event of a Default Termination the Landlord shall be entitled to retain all moneys, if any, paid by the Tenant to the Landlord, whether as advance rent or as security for rent, but such moneys shall be credited by the Landlord against any Rent due from the Tenant at the time of such Default Termination or, at the Landlord’s option, against any damages payable by the Tenant as provided in this Lease or pursuant to law.

16.3. In the event of a breach or threatened breach on the part of the Tenant of any of its obligations under this Lease, the Landlord shall also have the right of injunction. The specified remedies to which the Landlord may resort under this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may lawfully be entitled at any time, and the Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for in this Lease.

ARTICLE SEVENTEEN

Damages

17.1. If there is a Default Termination of this Lease, the Tenant will pay to the Landlord as damages, at the election of the Landlord, either:

(a) a sum which, at the time of such Default Termination, represents the then present value (such computation to be made by using a rate one percentage point greater than the then prevailing rate of most recently issued bonds or notes issued by the United States Treasury having a maturity closest to but not exceeding the period commencing with the day following the date of such Default Termination and ending with the date originally specified as the expiration date of this Lease (the “Remaining Period”)) of the excess, if any, of (1) the aggregate of the fixed rent and the additional rent under Article Twenty-four (if any) which, had this Lease not so terminated, would have been payable under this Lease by the Tenant for the Remaining Period over (2) the aggregate fair market rental value of the Premises for the same period, or

(b) sums equal to the aggregate of the fixed rent and the additional rent under Article Twenty-four (if any) which would have been payable by the Tenant had this Lease not terminated by such Default Termination, payable upon the due dates therefor specified in this Lease following such Default Termination and until the date originally specified as the expiration of this Lease, provided, that if the Landlord shall relet all or any part of the Premises for all or any part of the Remaining Period (the Landlord having no obligation to so relet the Premises), the Landlord shall credit the Tenant with the net rents received by the Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by the Landlord from such reletting the expenses incurred by the Landlord in terminating this Lease and re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall the Tenant be entitled to receive any excess of such net rents over the sums payable by the Tenant to the Landlord, (ii) in no event shall the Tenant be entitled, in any suit for the collection of damages pursuant to this subsection (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by the Landlord prior to the commencement of such suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

17.2. For the purposes of this Article, the amount of additional rent which would have been payable by the Tenant under Article Twenty-four shall, for each Computation Year (as defined in Article Twenty-four) ending after such Default Termination, be deemed to be an amount equal to the amount of additional rent payable by the Tenant for the Computation Year immediately preceding the Computation Year in which such Default Termination occurs or if the Default Termination occurs prior to the end of the first Computation Year, then the Landlord’s reasonable estimate of what additional rent would have been had this Lease commenced one year earlier, and in either case deemed increased each year by the percentage increase in additional rent for the immediately preceding Computation Year over the additional rent for the twelve-month period prior thereto or, if this Lease term did not occur throughout such prior years, Landlord’s reasonable estimate of what such increase would have been had the term occurred during such years Suit or suits for the recovery of any damages payable by the Tenant, or any installments thereof, may be brought by the Landlord from time to time at its election, and nothing in this Lease shall be deemed to require the Landlord to postpone suit until the date when the term of this Lease would have expired but for such Default Termination.

17.3. Subject to Section 6.2, nothing in this Lease shall be construed as limiting or precluding the recovery by the Landlord against the Tenant of any sums or damages to which, in addition to the damages specified above, the Landlord may lawfully be entitled by reason of any default under this Lease on the part of the Tenant.

ARTICLE EIGHTEEN

Waivers by the Tenant

18.1. The Tenant, for itself and all other Tenant Parties, and on behalf of any and all persons, firms, entities and corporations claiming through or under any Tenant Party, including, without limitation, creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the full term hereby demised after the Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as provided in this Lease or pursuant to law.

The Tenant also waives (a) the right of the Tenant to trial by jury in any summary dispossess or other proceeding that may hereafter be instituted by the Landlord against the Tenant with respect to the Premises or in any action that may be brought to recover rent, damages or other sums payable under this Lease, and (b) the provisions of any law relating to notice in levy of execution in case of an eviction or dispossess of a tenant for nonpayment of rent, and of any other law of like import now or hereafter in effect. If the Landlord commences any such summary dispossess proceeding, the Tenant will not interpose any counterclaim of whatever nature or description in such proceeding, other than a compulsory counterclaim (i.e., a counterclaim which would be deemed waived and so prejudiced if not asserted).

ARTICLE NINETEEN

Tenant’s Removal

19.1. Any personal property which shall remain in any part of the Premises after the expiration or termination of the term of this Lease with respect to such part shall be deemed to have been abandoned, and either may be retained by the Landlord as its property or may be disposed of in such manner as the Landlord may see fit at the Tenant’s cost; provided, that the Tenant will, upon request of the Landlord, remove from the Building any such personal property by the later of the expiration or termination of this Lease or 30 days after the Landlord’s request.

19.2. If during the last month of the term of this Lease, with respect to any floor of the Premises, such floor of the Premises shall no longer be occupied by the Tenant in the conduct of its business, the Landlord may, and the Tenant hereby irrevocably grants to the Landlord a license to, enter such floor of the Premises and make such alterations in and redecorate such floor of the Premises as the Landlord shall determine in its sole discretion, and the Tenant shall not be entitled to any abatement of fixed rent or other compensation on account thereof.

ARTICLE TWENTY

Elevators, Cleaning, Services, etc.

20.1. (a) From and after the date on which the Tenant shall occupy the Premises for the conduct of business, the Landlord will (i) supply passenger elevator service during Business Hours to each floor, above the street floor of the Building on which the Premises are, or any portion thereof is, located (through, with respect to the Premises initially demised hereunder, the eight passenger elevators currently serving the Premises initially demised hereunder), with not less than one of said elevators being subject to call for such service during hours other than Business Hours (it being stipulated that (x) no passenger elevator currently serving the Premises initially demised hereunder shall be dedicated for the exclusive use of another tenant of the Building, provided that up to two of such elevators can be dedicated for exclusive access to the 64th and/or 65th floors of the Building during such hours as are reasonably appropriate in connection with the operation of a restaurant and/or private club thereon and (y) the Landlord shall not make any alterations to the Building to permit such passenger elevators to serve floors in addition to the floors they serve today (other than any alteration to permit such passenger elevators to serve other floors in the Building demised to the Tenant)), (ii) supply an elevator for the transmission of freight to said floor or floors during Business Hours (it being stipulated that the Landlord shall also supply such freight elevator during Business Hours during the performance of Tenant’s Initial Alterations), (iii) subject to any applicable policies or regulations adopted by any utility or governmental authority, supply during Business Hours (x) steam for the warming of the Premises whenever required by outside temperatures sufficient to satisfy the requirements specified in Exhibit L and (y) heat for the public portions of the Building during the heating season (it being stipulated that the Landlord shall also supply such steam and heat during Business Hours during the performance of Tenant’s Initial Alterations), (iv) subject to any applicable policies or regulations adopted by any utility or governmental authority, supply during Business Hours on a year-round basis chilled water sufficient to satisfy the requirements specified in Exhibit L (it being stipulated that the Landlord shall also supply such chilled water during Business Hours during the performance of Tenant’s Initial Alterations), (v) supply ventilation in accordance with the design of the Premises HVAC System (it being agreed however that the Tenant shall be fully responsible for the compliance of such design with all applicable Requirements) (it being stipulated that the Landlord shall also supply such ventilation during the performance of Tenant’s Initial Alterations), (vi) clean all portions of the Premises which are located on a floor above the street floor of the Building in accordance with the cleaning specifications attached as Exhibit M and (vii) clean all public areas of the Building and the Center in accordance with the standard set forth in Section 20.6. Subject to the provisions of Section 20.2(a), the Landlord shall use commercially reasonable efforts to provide such additional freight elevator service, including service outside of Business Hours, as the Tenant shall reasonably require during the construction of Tenant’s Initial Alterations. The Tenant must, to the extent they are missing therefrom, install window blinds or shades on all windows of the Premises and must lower and close such window blinds or shades on all windows facing the sun whenever said air conditioning system is in operation and the Tenant will at all times comply with all regulations and requirements which the Landlord may reasonably prescribe for the proper functioning and protection of said air conditioning system. The Tenant expressly acknowledges that it shall install the Premises HVAC System as part of Tenant’s Initial Alterations and a comparable system (the “Option System”) in any space demised to the Tenant pursuant to Articles 31, 33 and/or 34, and that, notwithstanding anything to the contrary herein contained, it accepts all responsibility for the design, performance, installation and acceptance of the Premises HVAC System and each Option System (it being stipulated that the Premises HVAC System and each Option System must pass an acceptance test conducted by the Tenant’s engineer as a condition precedent to the performance by the Landlord of any of its obligations hereunder with respect thereto) subject, in the case of such performance, to Landlord’s obligation to comply with clauses (iii), (iv) and (v), above. No representation is made by the Landlord with respect to the adequacy or fitness of such air conditioning or ventilation to maintain temperatures that may be required for, or because of, the operation of any computer, data processing or other equipment of the Tenant and where air conditioning or ventilation is required for any such purpose and the Landlord assumes no responsibility, and shall have no liability for any loss or damage however sustained, in connection therewith. Without limiting any other conditions set forth in this Lease with respect to the installation of the Premises HVAC System and each Option System, each such system shall be compatible with the current Building heating, air conditioning and ventilation system. The

Landlord shall operate and, subject to Article 12, maintain the perimeter fan coil units, the chilled water pumps serving the perimeter fan coil units and the interior air handling units serving the Premises and any additional space leased by the Tenant pursuant to Articles 31, 33 and/or 34 (the “Landlord-Maintained HVAC Equipment”) as part of its responsibilities under this Section 20.1, except to the extent operation is adversely affected by or maintenance is required as a result of the acts or omissions of any Tenant Party; provided that the Landlord shall not be obligated to maintain the controls on the perimeter fan coil units unless they are provided and installed by Control System International, Inc. The Tenant shall, prior to taking occupancy of the Premises initially demised hereunder and prior to taking occupancy of any space demised under Articles 31, 31 and/or 34 for the conduct of business, provide the Landlord with the original industry standard guaranties/warranties in favor of the Landlord provided by the manufacturers/vendors of the respective Landlord-Maintained HVAC Equipment (which shall be equivalent to or better than the industry standard warranties provided by York, Trane or Carrier) together with such registration forms as may be required for the Landlord to register each such guaranty and/or warranty with the applicable manufacturer or vendor. In addition, the Tenant shall also provide the Landlord with a separate guaranty (in form and substance reasonably satisfactory to the Landlord) in favor of the Landlord from its contractor or HVAC subcontractor guaranteeing that the respective Landlord-Maintained HVAC Equipment has been installed in accordance with the Working Drawings or shall secure such a guaranty in its contract and/or the subcontract for the applicable work and enforce it at the request of and for the benefit of the Landlord. Unless otherwise expressly provided in this Lease, “Business Hours” means the hours of 8:00 A.M. through 6:00 P.M. of days other than Saturdays, Sundays and, as established in good faith by the Landlord, holidays. The following are the holidays established by the Landlord for 1993:

New Year’s Day	Friday, January 1
Presidents’ Day	Monday, February 15
Memorial Day	Monday, May 31
Independence Day (Observed)	Monday, July 5
Labor Day	Monday, September 6
Thanksgiving Day	Thursday, November 25
Christmas Day	Friday, December 24

In the event that the Tenant exercises any of its options to lease additional space pursuant to Articles 31, 33 and/or 34, the requirements specified in Exhibit L for purposes of Section 20.1(a)(iii), (iv) and (v) shall be deemed to be increased pro rata to equitably take into account the leasing of such additional space.

(b) If from time to time the Tenant is not satisfied with the cleaning services provided by the Landlord, the Tenant shall give the Landlord a notice specifying in reasonable detail those respects in which the Landlord has failed to comply with the requirements of Section 20.1 and Exhibit M. If, at any time not less than 30 (and not more than 120) days after the Landlord’s receipt of such first notice, the Tenant gives the Landlord a second notice stating that the Landlord has failed to adequately correct such failure(s) in the provision of cleaning services and specifying such failures in reasonable detail, the Landlord shall have a final period of 60 days within which to correct such failures. If, within 30 days after the end of such 60-day period, the

Tenant shall send the Landlord a final notice stating that the Landlord has failed to adequately correct such failures, either party shall have the right to refer the matter to arbitration as provided in Article 35. The arbitrators shall have the right to jointly inspect the Premises from time to time during the 30-day period following the appointment of the last arbitrator with representatives of both the Landlord and the Tenant. In the event that the arbitrators determine that the Landlord has not provided cleaning services in accordance with the terms of this Lease, the Tenant shall have the right, upon three months’ prior notice to the Landlord given within 90 days after the arbitrators’ decision, to elect to provide its own cleaning services by a contractor approved by the Landlord in accordance with Section 6.1(e). If the exercise of the foregoing right by the Tenant is both proper and effective, (i) the Tenant’s cleaning shall be performed by union personnel in compliance with all Requirements and subject to any reasonable rules and regulations promulgated by the Landlord, (ii) the Landlord and the Tenant shall reasonably cooperate with each other to coordinate the use of janitorial closets within the Premises so as to allow each party access thereto as needed and (iii) the use of the freight elevators serving the Premises by the Tenant’s cleaning contractor shall at all times be subject and subordinate to the other provisions of this Lease and the use of the same by the Landlord and its cleaning personnel or contractor (it being stipulated, however, that the Landlord shall not arbitrarily refuse access to such freight elevators by the Tenant’s cleaning contractor for the purpose of prohibiting, or interfering with, the cleaning of the Premises if use of such freight elevators by the Tenant’s contractor does not interfere with the cleaning of the balance of the Building). In the event that the Tenant properly and effectively exercises its right to clean its own space as aforesaid, (x) the fixed rent payable under this Lease shall be reduced by an amount per rentable square foot equal to 85% of the actual cost incurred by the Landlord or its affiliates with respect to the cleaning of office space leased to tenants in the Center for the Computation Year commencing January 1, 1994 and ending December 31, 1994 divided by the number of square feet of office space so cleaned, (y) Base COM shall be reduced by the actual cost incurred by the Landlord or its affiliates with respect to the cleaning of office space leased to tenants in the Center for the Computation Year commencing January 1, 1994 and ending December 31, 1994 and (z) cleaning costs with respect to office space leased to tenants in the Center shall not be included in the Cost of Operation and Maintenance, in each case, from and after the date upon which the Tenant actually begins to provide its own cleaning services.

20.2. (a) The Landlord shall, when and to the extent reasonably requested by the Tenant, furnish additional elevator, heating, air conditioning, ventilating and/or cleaning services upon such reasonable terms and conditions as shall be determined by the Landlord, including the payment by the Tenant of the Landlord’s reasonable charge therefor. The Tenant will also pay the Landlord’s reasonable charge for (i) any additional cleaning of the Premises required because of the failure of any Tenant Party to observe usual and customary standards of order and cleanliness applicable to office work in a first-class office building or because of the unusual nature of any Tenant Party business, and (ii) the removal of any refuse and rubbish of any Tenant Party from the Premises and the Building, except wastepaper and other normal office waste placed by the Tenant in wastepaper baskets and left for emptying as an incident to the Landlord’s normal cleaning of the Premises. If the cost to the Landlord for cleaning the Premises shall be increased due to the use of any part of the Premises during hours other than Business Hours or due to there being installed in the Premises, at the request of or by any Tenant Party, any materials or finish other than those which are of the standard adopted by the Landlord for the Building, the Tenant shall pay to the Landlord an amount equal to the actual increase in such cost.

(b) The Landlord shall provide chilled water to the portion of the Premises located only on Floors 57 through 63 between the hours of 6:00 P.M. and 8:00 A.M., Monday through Friday (exclusive of holidays), and the hours of 7:00 A.M. and 7:00 P.M., Saturdays, Sundays and holidays, and the Tenant shall pay the Landlord for such service, as additional rent, in equal monthly installments, in advance, on the first day of each month during the term of this Lease, an amount equal to the product of (x) $25,000 multiplied by (y) the Adjustment Factor. In addition, if the Tenant gives at least 24 hours’ prior notice to the Landlord that it wishes to order chilled water to the portion of the Premises located only on Floors 57 through 63 for any hour between the hours of 7.00 P.M. and 7.00 A.M., Saturdays, Sundays and holidays, then the Landlord shall provide such chilled water and the Tenant shall pay for such services, as additional rent, within 30 days after demand therefor, an amount equal to $105 (as the same shall be adjusted by the Adjustment Factor, the “Hourly Fan System Charge”) for each full or partial hour of additional service/operation of each fan and associated perimeter fan coil system serving that portion of the Premises on Floors 57 through 63. The Landlord and the Tenant acknowledge that there are (or will be) two such fan and associated perimeter fan coil systems, one serving the east side of the Premises and the second serving the west side of the Premises. The term “Adjustment Factor” shall mean, as of each January 1 occurring during the term of this Lease, 100% plus the following sum, expressed as a percentage: (1) one-half of the percentage increase in the RAB Labor Rate for such calendar year over the RAB Labor Rate for the calendar year 1994 plus (2) one-half of the percentage increase in the average rate for electricity charged by the public utility company serving the Center for such calendar year over the rate in effect on January 1, 1994. The term “RAB Labor Rate” as used in this paragraph shall mean the wages, health benefits, pension, annuity, sick pay, training fund and other benefits prescribed for engineers working 40 hours per week in other comparable first-class office buildings in midtown Manhattan (said office buildings being herein called “Class A Office Buildings”) in effect pursuant to an agreement between the Realty Advisory Board on Labor Relations, Incorporated (or any successor thereto) and Local 94-94A-94B of the International Union of Operating Engineers, AFL-CIO (or any successor thereto), covering the wage rates of engineers in Class A Office Buildings; provided, however, that if there is no such agreement prescribing such rates for any portion of the term of this Lease, the rate being paid by the Landlord for such engineers for such portion of the term shall be, for all purposes hereof, deemed to be such rate prescribed by such an agreement and in effect for such portion of the term of this Lease.

(c) The Tenant intends to install a chilled water supplemental air conditioning system within the Premises as part of Tenant’s Initial Alterations. The Landlord shall provide the Tenant, at no additional charge, with 10 tons of chilled water for said supplemental system at no additional charge during Business Hours and during all additional hours for which the Tenant is receiving chilled water pursuant to Section 20.2(b). The Landlord shall, within 60 days after the Tenant’s request therefor, provide the Tenant with additional chilled water (but not to exceed an additional 65 tons) for said supplemental system during Business Hours and during all additional hours for which the Tenant is receiving additional chilled water pursuant to Section 20.2(b), for which the Tenant shall pay the Landlord an annual charge equal to the product of (x) $450 per ton of connected capacity multiplied by (y) the Adjustment Factor, which amount shall be payable in equal monthly installments, in advance, on the first day of each month during the relevant period. Tenant may purchase chilled water from Landlord in an amount up to 25 tons of connected capacity in order to cool its other critical equipment outside the hours set forth above at the rates set forth above upon 30 days’ notice to Landlord. If and to the extent that the Tenant properly exercises its option hereunder to lease the Option Space, the 50th Floor Option Space, the Option B Space and/or the Option C Space and the same is demised to the Tenant hereunder, the Landlord will provide up to an additional 20 tons of chilled water per full floor (appropriately prorated in the case of a partial floor) upon the same terms and conditions upon request by the Tenant.

(d) The Landlord acknowledges that a large kitchen is presently located on the 64th floor of the Building and that certain hot and cold water lines and drains, etc., serving such kitchen are located under the 64th floor slab at ceiling level on the 63rd floor, which floor comprises a part of the Premises. The Landlord has agreed to take certain steps to eliminate existing leaks from these water lines and drains as provided in Exhibit C-l. The Landlord agrees to keep these water lines and drains free from leaks and the underside of the 64th floor slab dry during the entire term of this Lease. The Landlord agrees that promptly after its receipt of written or telephonic notice from the Tenant that such a leak exists the Landlord will commence and diligently pursue to completion the repair and elimination of such leak and/or “wet” condition on the underside of the 64th floor slab at its sole cost and expense (it being stipulated, however, that the cost of such work may be included in the Cost of Operation and Maintenance to the extent permitted by Article 24). The Landlord agrees that a “collection system” which catches any such leaks or drips and channels liquids to a pump which ejects them from the Premises is not in and of itself an acceptable solution to this problem, but the Landlord shall have the right, at any time during the term of this Lease, to install such a “collection system” for precautionary purposes. The Landlord shall in good faith use commercially reasonable efforts to enforce its rights under its lease with the current tenant of the 64th floor to require such tenant to minimize unreasonable noise levels originating therefrom, provided that the Landlord shall not be required to (i) terminate (or take any action to terminate) said lease, (ii) make any payments or (iii) commence any action or proceeding in order to enforce such rights, and the Landlord shall not be liable to the Tenant for any failure by such tenant to minimize such noise levels so long as the Landlord continues to use commercially reasonable efforts as set forth above.

20.3. All or any of the elevators in the Building may, at the option of the Landlord, be manual or automatic elevators, and the Landlord shall be under no obligation to furnish an elevator operator or starter for any automatic elevator, but if the Landlord shall furnish any elevator operator or starter for any automatic elevator, the Landlord may discontinue furnishing such elevator operator or starter.

20.4. The Landlord reserves the right, without liability to the Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air conditioning, power, water, cleaning or other service and to interrupt the use of any Building facilities, at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, the making of repairs, alterations or improvements, inability to secure a proper supply of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of the Landlord; provided, that any such stoppage or interruption for the purpose of making any discretionary alteration or improvement shall be made at such times and in such manner as shall not unreasonably interfere with the Tenant’s use of the Premises.

20.5. The Landlord shall provide the Tenant with access to the Premises 24 hours a day, 7 days a week.

20.6. The Landlord shall staff, maintain, repair and operate the Building 24 hours a day, 7 days a week in accordance with the standards of a Class A Office Building and in a manner consistent with the reputation of the Center to the extent that the Landlord’s failure to do so would have an adverse impact on the Premises or would have a material and adverse impact on the common areas of the Building, provided that the foregoing shall not obligate the Landlord to perform any work for the benefit of any other tenant or occupant of the Building. In connection with the foregoing, the Landlord shall respond to the Tenant’s complaints of unreasonable noise emanating from the base Building systems as appropriate for a Class A Office Building with the reputation of the Center.

ARTICLE TWENTY-ONE

Lease Contains All Agreements - No Waivers

21.1. This Lease contains all of the understandings relating to the leasing of the Premises and the obligations of the Landlord and the Tenant in connection therewith, and neither the Landlord nor the Tenant nor any agent or representative of either of the Landlord or the Tenant has made or is making, and the Landlord and the Tenant in executing and delivering this Lease are not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Lease. All understandings and agreements, if any, heretofore had between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties.

21.2. The failure of the Landlord or the Tenant to insist in any instance upon the strict keeping, observance or performance of any provision of this Lease or to exercise any election in this Lease shall not be construed as a waiver or relinquishment for the future of such provision, but the same shall continue and remain in full force and effect. No waiver or modification by the Landlord or the Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the Landlord or the Tenant, as applicable. No surrender of possession of the Premises or of any part thereof or of any remainder of the term of this Lease shall release the Tenant from any of its obligations under this Lease unless accepted by the Landlord in writing. The receipt and retention by the Landlord of Rent from anyone other than the Tenant shall not be deemed a waiver of the breach by the Tenant of any provision in this Lease, or the acceptance of such other person as a tenant, or a release of the Tenant from its further observance of the provisions of this Lease. The receipt and retention by the Landlord of

Rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach.

ARTICLE TWENTY-TWO

Parties Bound; Exculpation

22.1. The provisions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties to this Lease except that (1) no violation of the provisions of Article Seven shall operate to vest any rights in any successor, assignee or legal representative of the Tenant and (2) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article Fifteen. The obligations of the Landlord under this Lease shall not, however, be binding upon the Landlord herein named (or any transferee of its interest in the Building or the Premises) with respect to the period (i) subsequent to the transfer of its respective interest in the Building or the Premises to an unrelated third party (a lease of the entire interest to an unrelated third party being deemed such a transfer), or (ii) subsequent to the expiration or earlier termination of the term of any underlying lease to which this Lease and the term and estate hereby granted may be subject and subordinate and wherein the lessor thereunder has agreed to recognize this Lease in case the term of said underlying lease expires or terminates prior to the expiration or termination of the term of this Lease if the Landlord would not then be entitled to terminate this Lease pursuant to said Article Fifteen or to exercise any dispossess remedy provided for in this Lease or by law; and in any such event those covenants shall, subject to Article Thirteen, thereafter be binding upon the transferee of such interest in the Building or the Premises or the lessor under said underlying lease, as the case may be, until the next such transfer of such interest.

22.2. The Tenant shall look solely to the Landlord’s interest in the Land and the Building (or the proceeds thereof) for the satisfaction of any monetary claim under this Lease, or for the collection of any judgment (or other judicial process) based thereon, and no other property or assets of the Landlord (or any affiliate, shareholder, director, officer, employee, partner, agent, representative, or beneficiary of the Landlord, disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedure for the satisfaction of such claim or judgment (or other judicial process).

22.3. The Landlord shall look solely to the assets of the Tenant for the satisfaction of any monetary claim under this Lease, or for the collection of any judgment (or other judicial process) based thereon, and no property or assets of any partner, affiliate, shareholder, director, officer, employee, agent, representative or beneficiary of the Tenant, disclosed or undisclosed, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of such claim or judgment (or other judicial process). Nothing herein is intended to impair the Landlord’s rights, pursuant to applicable law, arising by reason of a fraudulent conveyance. The provisions of this Section 22.3 shall only be applicable with respect to Lazard Freres & Co. (and its Affiliates and its successors by merger or consolidation if any such entity becomes the Tenant hereunder) and shall not in any case be applicable to any other person, party or entity whatsoever, including, without limitation, any assignee of this Lease or any licensee or subtenant of any Tenant hereunder.

ARTICLE TWENTY-THREE

Curing the Tenant’s Defaults - Additional Rents

23.1. If the Tenant shall default in the observance of any provision of this Lease, the Landlord, without thereby waiving such default, may perform the same for the account and at the expense of the Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in the revocation of the Certificate of Occupancy for the Building or in a cancellation of an insurance policy maintained by the Landlord, and (b) in any other case if such default continues after 30 days from the date of the giving by the Landlord of notice of the Landlord’s intention so to perform the same. All reasonable costs and expenses incurred by the Landlord in connection with any such performance and all costs and expenses, including reasonable counsel fees and disbursements incurred by the Landlord in any successful action or proceeding (including any summary dispossess proceeding) brought by the Landlord to enforce any obligation of the Tenant under this Lease and/or right of the Landlord in or to the Premises, shall be paid by the Tenant to the Landlord within 30 days after demand. If any cost, expense, charge, amount or sum referred to in this Section or elsewhere in this Lease are not paid when due as provided in this Lease, the same shall become due by the Tenant as additional rent under this Lease. If any Rent or damages payable under this Lease are not paid when due, the same shall bear interest at the Interest Rate (but in no event at a rate in excess of that permitted by law) from the due date thereof until paid, and the amount of such interest shall be deemed additional rent under this Lease. If there is a nonpayment by the Tenant of any such additional rent and/or any other additional rent becoming due under this Lease, the Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of default by the Tenant in the payment of the fixed rent. If the Tenant is in arrears in payment of Rent continuing uncured beyond the expiration of any applicable grace period, the Tenant waives the Tenant’s right, if any, to designate the items against which any payments made by the Tenant are to be credited, and the Landlord may apply any payments made by the Tenant to any items the Landlord sees fit, irrespective of and notwithstanding any designation or request by the Tenant as to the items against which any such payments shall be credited. The Landlord reserves the right, without liability to the Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to the Tenant any property, material, labor, utility or other service (other than any item that is included within the Cost of Operation and Maintenance), wherever the Landlord is obligated to furnish or render the same at the expense of the Tenant, in the event that (but only so long as) the Tenant is in arrears in paying the Landlord for such property, material, labor, utility or other service at the expiration of 7 days after the Landlord shall have given to the Tenant notice demanding the payment of such arrears.

ARTICLE TWENTY-FOUR

Adjustments for Changes in the Landlord’s

Costs and Expenses

24.1. If for any Computation Year the RE. Tax Share of the Real Estate Taxes shall be greater than Base Real Estate Taxes, or the O.E. Share of the Cost of Operation and Maintenance shall be greater than the Base COM, then the Tenant shall pay to the Landlord, as additional rent, an amount equal to the product obtained by multiplying such excess or excesses by Tenant’s Area.

24.2. In order to provide for current payments on account of the additional rent which may be payable to the Landlord pursuant to Section 24.1 for any Computation Year, the Tenant agrees to make such payments on account of said additional rent for and during such Computation Year, as the case may be, as follows:

(a) With respect to Real Estate Taxes for each Tax Year, the Tenant shall pay its share thereof in two semiannual installments in advance on the first day of June and December, each equal to the product of (i) Tenant’s Area multiplied by (ii) one-half of the excess of (x) the R.E. Tax Share of the Real Estate Taxes for the Tax Year in which the Landlord’s corresponding tax payment falls over (y) the Base Real Estate Taxes, it being understood that if the tax bill for the following Tax Year is not received in time to bill the June 1 payment, the Landlord may estimate the payment due on June 1 based on the Landlord’s estimate of the Real Estate Taxes for such following Tax Year, based on the Assessed Valuation applicable to such Tax Year and the Landlord’s reasonable estimate of the Tax Rate for such Tax Year (any such estimate of the Real Estate Taxes shall not be more than 6% greater than the Real Estate Taxes for the then current Tax Year). If, upon issuance of the tax bill for such following Tax Year, such estimated amount results in an underpayment, the Tenant shall pay to the Landlord the amount of the underpayment within 30 days after demand. If, upon issuance of the tax bill for such following Tax Year, such estimated amount results in an overpayment, the Landlord shall, within 60 days after the Landlord’s receipt of such bill, pay to the Tenant an amount equal to the overpayment. If the Landlord fails to pay such overpayment to the Tenant on or before said 60th day, the Landlord shall pay interest to the Tenant at the Interest Rate on the entire amount of the overpayment from such 60th day until the overpayment and such interest are paid to the Tenant. In addition, if the estimated amounts paid by the Tenant were more than 105% of the actual amount owed by the Tenant hereunder with respect to Real Estate Taxes for such Tax Year, then such overpayment shall be paid to the Tenant with interest thereon at the Interest Rate from the date the payment and/or partial payment in question was made by the Tenant to the date such repayment and the interest thereon are paid to the Tenant, subject to a credit for any amounts paid pursuant to the immediately preceding sentence to avoid any double-counting of interest Notwithstanding the foregoing, the Landlord shall have no obligation to pay to the Tenant any interest on any repayment referred to in the two preceding sentences if the Landlord actually paid the overpayment in question to the appropriate taxing authority, said authority then refunded or credited the same to the Landlord and the Landlord then refunded such overpayment to the Tenant within 60 days after the Landlord’s receipt thereof (or after the date on which the Landlord was actually notified that the same was credited by said authority). If there shall be any increase in Real Estate Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Real Estate Taxes for any Tax Year, whether during or after such Tax Year, the Tenant shall pay its share of any increase, or, to the extent the decrease does not reduce the R.E. Tax Share of Real Estate Taxes below the Base Real Estate Taxes, receive its share of any decrease, in substantially the same manner as provided above. If, during the term of this Lease, Real Estate Taxes are required to be paid (either to the appropriate taxing authorities or as a tax escrow to the unrelated holder of an underlying lease or an underlying mortgage), on any other date or dates than as presently required, then the Tenant’s payments toward Real Estate Taxes shall be correspondingly accelerated or revised so that such payments are due at least 30 days prior to the date payments are due to the taxing authorities or to the holder of an underlying lease or underlying mortgage. The Tenant shall be paid or credited with its share of any interest earned on such escrow account as and when the Landlord is paid or credited with such interest, in the manner set forth above. When requested by the Tenant within six months following the end of any Tax Year, the Landlord, in substantiation of its determination of the amounts billed to the Tenant pursuant to this Section 24.2(a), shall make available to the Tenant copies of the pertinent tax bills for such Tax Year to be examined at the office of the Landlord or its managing agent in New York, New York during normal business hours by an officer or qualified employee of the Tenant or by such regular (as opposed to temporary or “project”) employees of a firm of independent certified public accountants or legal counsel as the Tenant may designate; it being expressly understood that the Landlord shall only preserve any such tax bills until the expiration of the six-month period described above; and, if the Tenant shall have disputed the Landlord’s determination of the amounts billed to the Tenant pursuant to this Section 24.2(a), within the six-month period described above, the Landlord shall retain such records until the dispute is resolved. If the Landlord shall not have copies of all of said pertinent tax bills, then the six-month period referred to in the preceding sentence shall be extended for such time as is reasonably necessary for the Tenant to obtain the same from the appropriate taxing authority. Either party may refer any dispute under this Section 24.2(a) to arbitration in accordance with Section 35.3.

(b) With respect to Cost of Operation and Maintenance for each Computation Year, the Tenant shall pay an amount each month equal to the product of the Tenant’s Area multiplied by 1/12th of the excess of the O.E. Share of the Cost of Operation and Maintenance for such Computation Year as reasonably estimated by the Landlord in good faith over the Base COM, the installment for each calendar month to be due and payable upon the receipt from the Landlord of a bill for the same, provided that the Landlord shall give the Tenant at least 30 days’ prior notice of any increase in such estimated operating payments during the course of any Computation Year. Within 120 days after the end of each Computation Year, the Landlord shall deliver a statement for such Computation Year (the “Escalation Statement”). If, as set forth in the Escalation Statement, the amount of additional rent payable by the Tenant to the Landlord pursuant to this subsection for such Computation Year shall be greater than (resulting in an underpayment) or be less than (resulting in an overpayment) the aggregate of all the installments so paid on account to the Landlord by the Tenant for such Computation Year, then, in performance of its obligations under Section 24.1, the Tenant shall, in case of such an underpayment, pay to the Landlord, within 30 days after receipt of the Escalation Statement for such Computation Year, an amount equal to such underpayment, or in case of such an overpayment, the Landlord shall, within 60 days after the giving of the Escalation Statement for such Computation Year, pay to the Tenant an amount equal to such overpayment. If the Landlord fails to pay such overpayment to the Tenant on or prior to said 60th day, the Landlord shall pay interest to the Tenant at the Interest Rate on the entire amount of the overpayment from such 60th day until the overpayment and such interest are paid to the Tenant. In addition, if such estimated installments paid by the Tenant were more than 105% of the actual amount owed by the Tenant hereunder with respect to the Cost of Operation and Maintenance for such Computation Year, then such overpayment shall be paid to the Tenant with interest thereon at the Interest Rate from the date the payment and/or partial payment in question was made by the Tenant to the date such repayment and the interest thereon are paid to the Tenant, subject to a credit for any amounts paid pursuant to the immediately preceding sentence in order to avoid any double-counting of interest. The annual Escalation Statement shall be a reasonably detailed statement showing the major categories of the Cost of Operation and maintenance for such Computation Year, but in all events showing at least the categories set forth on the form of Escalation Statement attached hereto as Exhibit P.

(c) The Tenant shall have the right, in accordance with this Section 24.2(c), to dispute the amount of any payments made to the Landlord under this Article 24 if the Tenant gives the Landlord notice describing the nature of such dispute with reasonable specificity prior to the expiration of the six-month period immediately following the delivery of the Escalation Statement to the Tenant with respect to such Computation Year. If the Tenant shall not give such notice within such six-month period, then the Escalation Statement in question shall be conclusive and binding upon the Tenant. If any such dispute has not been resolved by agreement between the Landlord and the Tenant within 60 days after the expiration of the six-month period described above, either party may require arbitration of such dispute in accordance with Section 35.3. When requested by the Tenant within six months following the receipt by it of any Escalation Statement, the Landlord, in substantiation of its determination of the amounts set forth in such Escalation Statement, will furnish to the Tenant such additional information as reasonably may be required for such purpose, and, as may be necessary for the verification of such information, will permit all pertinent records of the Landlord to be examined at the office of the Landlord or its managing agent in New York, New York during normal business hours by an officer or qualified employee of the Tenant or by such regular (as opposed to temporary or “project”) employees of a firm of independent certified public accountants or legal counsel as the Tenant may designate. At the Tenant’s request, the Landlord shall furnish copies of reasonably requested records at the Tenant’s expense (which expense shall be reasonable). The Landlord shall preserve any such records, or any data or material related thereto, at least until the expiration of the six-month period described above and, if the Tenant gives the Landlord written notice of a dispute prior to the expiration of such period as set forth above, until such dispute has been finally resolved. The Tenant shall keep (and shall cause its certified public accountants, if any, or legal counsel, if any, to keep) confidential all of the Landlord’s records except in connection with any judicial proceeding or arbitration to resolve a dispute under this Lease. Pending the resolution of any dispute regarding an Escalation Statement, the Tenant shall pay the amount required thereby and, in the event the dispute is resolved in the Tenant’s favor, the Landlord shall, within 30 days after the final resolution thereof, pay to the Tenant the amount of any overpayment and, if the amount paid by the Tenant with respect to the Computation Year in question is finally resolved to be more than 105% of the actual amount owed by the Tenant hereunder with respect thereto, such overpayment shall be paid to the Tenant with interest thereon at the Interest Rate from the date the payment and/or partial payment in question was made by the Tenant to the date such repayment together with such interest is made to the Tenant (in which case the accruals of interest referred to in Section 24.2(b) shall not be applicable to the extent necessary to avoid double-counting of interest).

24.3. As used in this Article:

(a) “Computation Year” shall mean each calendar year in which occurs any part of the term of this Lease and, in the case of a Default Termination of this Lease, in which would have occurred any part of the full term of this Lease except for such Default Termination.

(b) “Tax Year” shall mean each twelve-month period commencing July 1 of each year, or such other twelve-month period as may be duly adopted as the fiscal year for real estate tax purposes in The City of New York in which occurs any part of the term of this Lease and, in the case of a Default Termination of this Lease, in which would have occurred any part of the full term of this Lease except for such Default Termination.

(c) “Tenant’s Area” shall mean the number of square feet of rentable area in the Premises (including any space demised to the Tenant hereunder after the date hereof).

(d) “R.E. Tax Share” shall mean a fraction whose numerator is one and whose denominator is the number of square feet of the rentable area of the Center (excluding from such denominator the number of rentable square feet in any portion of the Center (i) not leased to the Tenant and for which Real Estate Taxes are not payable in full, or (ii) for which the Real Estate Taxes are payable directly in whole or in part by any person, firm or corporation other than the Landlord, without reimbursement by the Landlord, or (iii) at the Landlord’s election, constituting a condominium unit not wholly or partially leased to the Tenant); provided that the Landlord may elect to limit the denominator to only the number of square feet in the rentable area of the Building if the Landlord makes a similar election for all buildings it owns in the Center. The parties agree that as of the date hereof the denominator to be used in calculating the R.E. Tax Share shall be 6,784,036, which the parties agree represents the rentable square footage of the Center (and which the Landlord represents has been calculated in a manner consistent with the measurement of the Premises) less (A) 1,436,136 rentable square feet in respect of the condominium unit in the Building owned by the New York City Industrial Development Agency and leased to NBC and (B) 6,021 rentable square feet in respect of the subway concourse running underneath the Avenue of the Americas. Any adjustment in the denominator of the R.E. Tax Share shall be made using the same standard of measurement as was used in determining the rentable square footages set forth above in this Section 24.3(d).

(e) “O.E. Share” shall mean a fraction whose numerator is one and whose denominator is the number of square feet in the rentable area of all buildings in the Center exclusive of the rentable area of any such building or any portion of any such building operated and maintained by and at the expense of any person, firm or corporation (other than the Landlord or, at Landlord’s election, any affiliate of the Landlord) or of any theater or garage located in the Center; provided, that the Landlord may elect to limit the denominator to only the number of square feet in the rentable area of the Building if the Landlord makes a similar election for all buildings it owns in the Center. The parties agree that as of the date hereof the denominator to be used in calculating the O.E. Share shall be 7,414,055, which the parties agree represents the rentable square footage of the Center (and which the Landlord represents has been calculated in a manner consistent with the measurement of the Premises) less (A) 252,255 rentable square feet in respect of the commercial parking garage, (B) 548,250 rentable square feet in respect of the building commonly known as Radio City Music Hall, (C) 6,021 rentable square feet in respect of the subway concourse running underneath the Avenue of the Americas and (D) 5,612 rentable square feet in respect of (1) the building on the Avenue of the Americas leased to Hurleys restaurant (Block 1265, Part of Lot 1093) and (2) a portion of the premises leased to Lindys restaurant located on the

Avenue of the Americas (Block 1265, Lot 71). Any adjustment in the denominator of the O.E. Share shall be made using the same standard of measurement as was used in determining the rentable square footages set forth above in this Section 24.3(e). The Landlord agrees to give the Tenant prompt notice of any change in the rentable square footages set forth in Section 24.3(d) and this Section 24.3(e) based on the alteration of any building located in the Center, the purchase, sale, demolition or construction of any building in the Center or any other cause and to make appropriate adjustments to the rentable square footages therein set forth based on such change as of the date of such change.

(f) (i) “Real Estate Taxes” shall mean the taxes (“Taxes”) and assessments imposed upon the Center (to the extent that (i) the Center is included in the calculation of R.E. Tax Share and (ii) the Landlord does not make the election to limit the denominator of the R.E. Tax Share to the number of rentable square feet in the Building contained in the proviso of subsection (d) above, in which event only the items described in this definition of Real Estate Taxes that relate to the Building shall be included), including, without limitation, assessments made as a result of the Center or part thereof being within a business improvement district (other than any interest or penalties imposed in connection therewith), and all expenses, including fees and disbursements of counsel and experts, reasonably incurred by, or reimbursable by, the Landlord in connection with any application for a particular Tax Year for a reduction in the assessed valuation for the Center or for a judicial review thereof (but in no event shall such expenses be included in Base Real Estate Taxes). The current tax blocks and lots for those portions of the Center applicable to the calculation of Real Estate Taxes on the date hereof are set forth on Exhibit O. At the request of the Tenant (which requests may not be made more frequently than once in any given Tax Year), the Landlord shall give the Tenant notice of any tax blocks and/or lots added to or deleted from the calculation of Real Estate Taxes since the last statement delivered by the Landlord to the Tenant pursuant to Section 24.2(a). If due to a future change in the method of taxation any franchise, income, profit or other tax shall be levied against the Landlord in substitution in whole or in part for or in lieu of any tax which would otherwise constitute a Real Estate Tax (as opposed to a decision by the taxing authority to increase or impose any such additional tax rather than increasing real estate taxes, as any such decision may be evidenced by the terms of the legislation imposing such additional tax or the legislative history thereof), such franchise, income, profit or other tax shall be deemed to be a Real Estate Tax for the purposes of this Lease. Real Estate Taxes shall not include any portion thereof (x) allocable to an area not leased to the Tenant and for which what would otherwise be Real Estate Taxes are not payable in full, (y) payable directly, in whole or in part, by a person, firm, entity or corporation other than the Landlord, without reimbursement by the Landlord, or (z) allocable to a condominium unit that the Landlord elects pursuant to subsection (d) above to exclude from the calculation of R.E Tax Share.

(ii) Notwithstanding the foregoing, if one or more Transfers shall occur on or prior to December 31, 2008, the following formula (the “Alternative Computation Formula”) shall be used to compute Taxes for the Affected Tax Year and each Tax Year subsequent thereto to and including the earlier of (i) the Tax Year in which the Assumed Valuation multiplied by the Tax Rate is equal to or greater than the Taxes for such Tax Year and (ii) the last day of the sixth Tax Year following the Affected Tax Year:

Taxes shall be an amount equal to the product of (x) the Tax Rate in effect in the respective Tax Year multiplied by (y) the Assumed Valuation for the respective Tax Year.

“Affected Tax Year” shall mean the Tax Year subsequent to the first delivery of “assessment rolls” following the Transfer. “Transfer Tax Year” shall mean the Tax Year in which the Transfer in question occurs. Notwithstanding the foregoing, the Alternative Computation Formula shall not be used with respect to any Tax Year as the result of a particular Transfer unless (a) the product of the gross sales proceeds times the Factor for the Tax Year immediately preceding the Transfer Tax Year exceeds (b) the product of 110% times the Target Valuation in such preceding Tax Year. The “Factor” shall mean the percentage (or fraction, as the case may be) generally known to be utilized by the City of New York in deriving the assessed value from the fair market value with respect to Class A Office Buildings for purposes of the Real Property Tax Law of the State of New York. In addition, if the Landlord identifies a significant number of comparable Class A Office Buildings in midtown Manhattan (collectively, the “Comparison Buildings”) which were not subject to a sale during the Tax Year in which the Transfer in question occurred but which experienced increases in their Target Valuations for the Affected Tax Year of approximately the same (or greater) magnitude as the increase in the Target Valuation for the Center (or, if the Landlord has made the election in the proviso of subsection (d) above, the Building and the Land) for the Affected Tax Year, then the Tenant shall only be entitled to the benefits of the Alternative Computation Formula with respect to the Transfer in question if such Transfer directly resulted in an increased Target Valuation for the Center (or, if the Landlord has made the election in the proviso of subsection (d) above, for the Building and the Land) which would not have occurred but for such Transfer.

(iii) “Transfer” shall mean a sale to any person or entity of (x) any direct or indirect interest in the Landlord or (y) all or substantially all of the Landlord’s interest in the Center or any tax lot in the Center (or, if the Landlord has made the election in the proviso in subsection (d) above, all or substantially all of the Landlord’s interest in the Building (or any tax lot in the Building) and/or the Land only), provided, in each case, that a return was required to be filed in respect of such sale pursuant to Article 31 or Article 31B of the New York State Tax Law or Chapter 21 of the Administrative Code of the City of New York or any

amendments thereof or successors thereto (other than a return showing that such sale was exempt from taxation thereunder).

(iv) “Transitional Valuation” shall mean, for any Tax Year, the actual assessment for such Tax Year for the Center (or, if the Landlord has made the election in the proviso in subsection (d) above, for the Building and the Land) after application of Section 1805 of the Real Property Tax Law or any successor statute (Section “1805”), commonly known as the “transitional assessment”, as finally determined under the Real Property Tax Law of the State of New York or under any successor law (i.e., the value for the Center (or for the Building and the Land) upon which Taxes are based for such Tax Year if the Center (or the Building and the Land) are taxable or, if all or any portion of the Center (or the Building or the Land) is exempt, the value upon which Taxes would have been based but for such exemption). “Target Valuation” shall mean, for any Tax Year, the actual assessment for such Tax Year for the Center (or, if the Landlord has made the election in the proviso in subsection (d) above, for the Building and the Land) prior to application of Section 1805. With respect to the Comparison Buildings only, all references to the Center, the Building and the Land in the foregoing definitions of “Target Valuation” and “Taxes” shall be deemed to refer to the Comparison Building and the land under the Comparison Building in question.

(v) “Average Percentage Increase” shall mean the sum of: (x) the percentage obtained by dividing (1) the excess, if any, of the Target Valuation for the Transfer Tax Year over the Target Valuation for the Tax Year which is five Tax Years prior to the Transfer Tax Year (the “Comparison Year”) by (2) the product of five times the Target Valuation for the Comparison Year, provided that the amount determined pursuant to this clause (x) shall in no event be less than zero and adding (y) one (1%) percent to the amount determined in accordance with clause (x) (e.g., if the Target Valuation in the Transfer Tax Year were $110,000,000 and the Target Valuation in the Comparison Year were $100,000,000, the Average Percentage Increase would be obtained by dividing $10,000,000 by $500,000,000, which equals .02 (i.e., 2%), plus one (1%) percent, for a total Average Percentage Increase of three (3%) percent).

(vi) “Tax Rate” shall mean, as to each Tax Year, the real estate tax rate of the City of New York applicable to the Building and/or the Land during such Tax Year.

(vii) “Assumed Valuation” shall mean, as to any Tax Year, the Transitional Valuation that would have resulted for the Tax Year if such Target Valuation had increased in the Affected Tax Year and each Tax Year subsequent thereto by the Average Percentage Increase, plus the increase in the Transitional Valuation that would result from any increase in the Target Assessment occurring subsequent to the Affected Tax Year over the Target Assessment for the respective preceding Tax Year.

(g) “Cost of Operation and Maintenance” shall mean the actual cost incurred by the Landlord or its affiliates with respect to the ownership, operation, maintenance and repair of the Center (to the extent the Center is included in the calculation of O.E. Share, it being understood that if less than the entire Center is included in such calculation, then Cost of Operation and Maintenance shall include a portion of the common area expenses of the Center in the same proportion as the rentable area of the building or buildings included in the calculation of O.E. Share bears to the aggregate rentable area in all buildings in the Center) and the curbs and sidewalks adjoining the same, including, without limitation, the cost incurred for air conditioning; mechanical ventilation; heating; interior and exterior cleaning; rubbish removal; window washing (interior and exterior, including inside partitions); elevators; escalators; hand tools and other movable equipment to the extent same are not required to be capitalized in accordance with generally accepted accounting principles (“GAAP”); porter and matron service; electric current, steam, water and other utilities; association fees and dues; protection and security service; repairs; maintenance; compliance with any Preservation Agreement to the extent same are not required to be capitalized in accordance with GAAP; fire, extended coverage, boiler, sprinkler, apparatus, rental income, public liability and property damage insurance; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees, building superintendents, concierges, managers, their assistants and clerical staffs, and persons to the extent engaged in supervision of the foregoing with respect to the Center and any other buildings which are owned by the Landlord (or by an affiliate of the Landlord) and are located in the vicinity of the Center (not above the grade of Senior Vice President - Operations (it being agreed that if any supervisory personnel do not exclusively devote their time to the Center, then their time (and the cost thereof) shall be reasonably allocated by the Landlord between the Center and any other buildings which they may service provided that such other buildings are owned by the Landlord (or by an affiliate of the Landlord) and are located in the vicinity of the Center)), uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees; sales, use and other similar taxes; vault charges; franchise fees payable in connection with the concourse levels of the Center; water rates; sewer rents; charges of any independent contractor who does any work with respect to the operation, maintenance and repair of the Center and the curbs and sidewalks adjoining the same the cost of which would be included in the Cost of Operation and Maintenance if it was performed by the Landlord; legal, accounting and other professional fees; management fees (it being stipulated that the amount of such management fees included in the Cost of Operation and Maintenance in any given Computation Year shall equal (x) 2% of the total rents payable by tenants of the Center or (y) if the Landlord is not required to make public filings of the total rents payable by tenants of the Center, the result obtained by multiplying (i) the total rents payable by tenants of the Center in the last such public filing by (ii) (A) the sum of one plus (B) the decimal equivalent of one-half of the percentage by which the CPI in effect for the month of December of such Computation Year (or such other month as may be the last month [or partial month] in any partial Computation Year) (each, an “Adjustment Date”) exceeds the CPI in effect for the last month in the year to which such public filing relates (the “Base Date”)); decorations; and the annual depreciation or amortization over the useful life thereof (as opposed to the remaining term of this Lease) on a straight-line basis of the costs, including actual financing costs, incurred for any Chargeable Capital Improvement; provided, that the term “Cost of Operation and Maintenance” shall not include (1) Real Estate Taxes, unincorporated business taxes, inheritance taxes, foreign ownership or control taxes, special assessments, franchise taxes or taxes imposed upon or measured by the income or profits of the Landlord, (2) except for depreciation and amortization specifically provided for in this subsection with respect to Chargeable Capital Improvements, the cost of any item which is, or should in accordance with GAAP be, capitalized on the books of the Landlord, (3) the cost of any electricity furnished to the Premises or any other space in the Center demised to other tenants, (4) the cost of any work or service performed for any tenant of space in the Center (including the Tenant) for which such tenant is obligated to reimburse the Landlord in addition to and separately from such tenant’s obligation to pay its share of the Cost of Operation and Maintenance, (5) the costs of building, installing, operating, maintaining or repairing any specialty facility such as a garage, luncheon, health or athletic club, night club (including the Rainbow Room), restaurant, movie theater (including Radio City Music Hall); provided that the Cost of Operation and Maintenance with respect to any such facility may be included in the Cost of Operation and Maintenance if the tenant or occupant of such facility is obligated to pay its proportionate share of the Cost of Operation and Maintenance, (6) advertising and promotional expenditures directly related solely to the leasing or sale of space in the Center (it being understood that the cost of holiday decorations, gardens, landscaping, free events open to the public and other promotional items that enhance the environment of the Center may be included in the Cost of Operation and Maintenance), (7) any funds or money given to the Tenant or other tenants in cash, by offset or otherwise, or the cost of work done for other tenants, in each case, in connection with the leasing of space in the Center, (8) brokerage commissions or finder’s fees or other expenses in connection with obtaining tenants for space in the Center, (9) financing and refinancing costs in respect of any indebtedness of the Landlord, whether secured or unsecured, including legal and accounting fees and expenses, prepayment penalties and interest and amortization payments, (10) rent and additional rent under any underlying lease (it being agreed that any sums paid under any underlying lease on account of items which would otherwise be included in the Cost of Operation and Maintenance, are not excluded from the Cost of Operation and Maintenance even if denominated as “rent” under any underlying lease), (11) costs incurred in connection with the transfer or disposition of direct or indirect ownership interests in the Building, the Center or the Landlord, (12) any fee or compensation paid to Affiliates of the Landlord to provide goods, services or financing for Chargeable Capital Improvements to the Center to the extent in excess of market rates for materials or services of comparable quality or comparable financing, (13) costs incurred in connection with the making or enforcement of leases or resolution of disputes with tenants, including, without limitation, court costs and attorneys’ fees and disbursements in connection with any summary proceedings to dispossess any tenant, (14) depreciation and other non-cash charges (other than with respect to Chargeable Capital Improvements as set forth herein), (15) the cost of any services or other benefits which are supplied to other tenants in the Center at the Landlord’s expense, to the extent that such service or benefit is materially in excess of any service or benefit that the Landlord is obligated to furnish the Tenant hereunder at the Landlord’s expense, (16) the rental cost of any item which, if purchased, would not properly be considered to be part of the Cost of Operation and Maintenance, (17) the costs of restoration of the demised premises, the Building or the Center after any casualty loss, damage or destruction to the extent (A) reimbursed by insurance that the Landlord is obligated to carry hereunder and (B) in excess of the amount attributable to any deductible thereunder, (18) the costs of construction of any addition to the Center that are required to be capitalized in accordance with GAAP (other than Chargeable Capital Improvements), and (19) expenses for repairs or maintenance to the extent the Landlord is reimbursed from or pursuant to insurance or condemnation proceeds, warranties, service contracts or otherwise. If during any period for which the Cost of Operation and Maintenance is being computed the Landlord is not for all or any part of such period furnishing any particular work or service (the cost of which if performed by the Landlord would constitute a Cost of Operation and Maintenance) to a portion of the Center due to the fact that such portion is not leased to a tenant or that the Landlord is not obligated to perform such work or service in such portion, then to the extent that such cost is a variable cost (as opposed to a fixed cost) which increases or decreases based upon the number of tenants it is provided to, the amount of the Cost of Operation and Maintenance for such period shall be deemed, for the purposes of this Article, to be increased by an amount equal to the additional Cost of Operation and Maintenance which would reasonably have been incurred during such period by the Landlord if it had furnished such work or service.

(h) “Base Real Estate Taxes” shall mean the R.E. Tax Share of the Real Estate Taxes for the Tax Year commencing July 1, 1994 and ending June 30, 1995.

(i) “Base COM” shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year commencing January 1, 1994 and ending December 31, 1994.

(j) “Interest Rate” shall mean a rate which is two percentage points per annum in excess of the “Prime Rate”. “Prime Rate” shall mean the annual rate of interest from time to time publicly announced by The Chase Manhattan Bank (National Association) (or any successor thereto) as its prime or base lending rate, except that if The Chase Manhattan Bank (National Association) (or any successor thereto) no longer publishes its prime or base lending rate, then the “Prime Rate” shall be the prime or base lending rate of the largest bank, by assets, located in Manhattan to publish its prime or base lending rate, as in effect from time to time. Each change in the Prime Rate shall be effective as of the date it is publicly announced.

(k) “Chargeable Capital Improvement” shall mean any equipment, device, capital improvement or any other item which is or should in accordance with GAAP be, capitalized on the books of the Landlord which is (i) intended as a labor saving measure or to effect other economies in the operation, maintenance or repair of the Building or the Center and the curbs and sidewalks thereof, provided that the annual amount on account of amortization, depreciation, leasing and financing costs to be included in the Cost of Operation and Maintenance during any Computation Year with respect to a particular Chargeable Capital Improvement shall not exceed the savings in labor cost or other economies reasonably anticipated by the Landlord to be obtained during such Computation Year as a result of such item or (ii) required as the result of any Requirement (x) imposed or promulgated after the date hereof or (y) imposed prior to the date hereof, but only to the extent compliance with such previously imposed Requirement was not required to be performed pursuant to the provisions of the Requirement in question on or prior to the date hereof.

24.4. If the term commencement date shall be a day other than a January 1 or the date fixed for the expiration of the full term of this Lease shall be a day other than December 31, or if there is any abatement of the fixed rent payable under this Lease (other than any abatement under Article One hereof) or any termination of this Lease (other than a Default Termination), or if there is any increase or decrease in the Tenant’s Area, then in each such event in applying the provisions of this Article 24 with respect to any Tax Year or Computation Year to which such event or change is properly applicable, the amounts payable under this Article 24 shall be prorated, apportioned, abated or adjusted in an equitable manner on a basis consistent with the principles underlying the provisions of this Article, taking into consideration (i) the portion of such Tax Year or Computation Year, as the case may be, which shall have elapsed prior to or after such event, (ii) the rentable area of the Premises affected thereby, and (iii) the duration of such event, it being the intention of the parties that the amounts payable under this Article 24 shall be abated to the same extent that fixed rent is abated pursuant to the terms of this Lease (except in the case of any abatement under Article One hereof).

24.5. The Tenant shall not (and hereby waives any and all rights it may now or hereafter have to) institute or maintain any action, proceeding or application in any court or other body having the power to fix or review assessed valuations, for the purpose of reducing the Real Estate Taxes.

24.6. In the event the Landlord fails to bill the Tenant for the Tenant’s share of Real Estate Taxes or Cost of Operation and Maintenance by the time such amounts would otherwise be due and payable hereunder, the Tenant shall pay the amount most recently billed for the item in question, subject to subsequent adjustment to reflect the correct amount due.

ARTICLE TWENTY-FIVE

Miscellaneous

25.1. If the Landlord shall consent to the omission or removal of any part of, or the insertion of any door (other than to a public corridor) or other opening in, any wall separating the Premises from other space adjoining the Premises, then (a) the Tenant shall be deemed to have assumed responsibility for all risks (including, without limitation, damage to, or loss or theft of, property) incident to the use of said door or other opening or the existence thereof, and shall indemnify and save the Indemnitees harmless from and against any claim, demand or action for, or on account of, any such loss, theft or damage, and (b) upon the expiration or termination of this Lease or any lease of said adjoining space, the Landlord may enter the Premises and close up such door or other opening by erecting a wall to match the wall separating the Premises from said adjoining space, and the Tenant shall pay the reasonable cost thereof and such work may be done during Business Hours and while the Tenant is in occupancy of the Premises and the Tenant shall not be entitled to any abatement of fixed rent or other compensation on account thereof; provided, that nothing shall be deemed to vest the Tenant with any right or interest in, or with respect to, said adjoining space, or the use thereof, and the Tenant hereby expressly waives any right to be made a party to, or to be served with process or other notice under or in connection with, any proceeding which may hereafter be instituted by the Landlord for the recovery of the possession of said adjoining space. This Section 25.1 is not intended to apply to floors on which the Tenant has leased all of the rentable area.

25.2. Without incurring any liability to the Tenant, the Landlord may permit access to the Premises and open the same, whether or not the Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer with appropriate credentials entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, the Tenant’s property or for any other purpose (but this provision and any action by the Landlord hereunder shall not be deemed a recognition by the Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal government. The Landlord shall, to the extent practicable, attempt to give the Tenant reasonable prior notice of any such demand for access to the Premises, but the failure to give such notice shall not result in any liability for the Landlord.

25.3. If an excavation shall be made upon any land adjacent to the Building, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation a license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage, all without any claim for damages or indemnity against the Landlord or diminution or abatement of rent.

25.4. The Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when the Tenant is in monetary or material non-monetary default beyond the expiration of any notice and cure period. With respect to any such exercise, time shall be of the essence.

25.5. The headings of the Articles of this Lease are for convenience only and are not to be considered in construing said Articles.

25.6. As used in this Section, the term “facility” means stores, restaurants, cafeterias, rest rooms, and any other facility of a public nature in the Building. The Tenant will not discriminate by segregation or otherwise against any person or persons because of race, creed, color, sex (except as appropriate in the case of rest rooms) or national origin in furnishing, or by refusing to furnish, to such person or persons the use of any facility in the Premises, including any and all services, privileges, accommodations, and activities provided thereby. The Tenant’s noncompliance with the provisions of this Section shall constitute a material breach of this Lease. In the event of such noncompliance, the Landlord may take appropriate action to enforce compliance, may terminate this Lease in accordance with the provisions of this Lease, or may pursue such other remedies as may be provided by law. In the event of termination, the Tenant shall be liable to the Landlord for damages in accordance with the provisions of this Lease. This Section 25.6 shall not require the Tenant to open its facilities which are not otherwise open to the public within the Premises to the public.

25.7. If the Tenant holds-over in the Premises after the expiration or termination of this Lease without the consent of the Landlord, the Tenant shall:

(a) pay as hold-over rental for each month of the hold-over tenancy an amount equal to the greater of (i) one and one-quarter times the fair market rental value of the Premises for such month (as reasonably determined by the Landlord) or (ii) one and one-quarter times the Rent which the Tenant was obligated to pay for the month immediately preceding the expiration or termination of this Lease;

(b) if such holdover exceeds 60 days, be liable to the Landlord for (i) any payment or rent concession which the Landlord may be required to make to any tenant obtained by the Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by the Tenant and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by the Tenant; and

(c) if such holdover exceeds 120 days, indemnify the Landlord against all claims for damages by any New Tenant.

Notwithstanding anything to the contrary contained in the preceding Sections 25.7(b) and (c), if (i) the Tenant shall have entered into a lease (or a letter of intent for a new lease) which demises adequate space (taking into account the Tenant’s then space needs) for the Tenant’s possession on or prior to the expiration or termination of this Lease and (ii) possession of substantially all of said space is not delivered to the Tenant on or prior to the expiration or termination of this Lease or the Tenant experiences Force Majeure delays which actually delay the construction of its tenant improvements, if any, in said space that are customarily required by comparable tenants prior to the occupancy of space (it being stipulated that the ordinarily anticipated time period necessary for the construction of any such tenant improvements shall not be deemed to be a Force Majeure delay), then provided that (x) if the Tenant shall have entered into only a letter of intent for a new lease in accordance with clause (i) above, the Tenant shall have entered into a lease within 120 days of the expiration or termination of this Lease and (y) the Tenant shall be acting in good faith, including, without limitation, enforcing any right it may have to obtain possession of its new space, the time periods referred to in Sections 25.7(b) and (c) shall be deemed to be extended until substantially all of said space is delivered to the Tenant and the Tenant has completed the construction of such tenant improvements, if any, and moved into its new space within a reasonable and customary time, but in no event shall said time periods be extended to more than 455 days.

No holding-over by the Tenant, nor the payment to the Landlord of the amounts specified above, shall operate to extend the term of this Lease.

25.8. Any obligation of the Landlord or the Tenant which by its nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after the expiration or earlier termination of this Lease, and any liability for a payment which shall have accrued to or with respect to any period ending at the time of such expiration or termination, unless expressly otherwise provided in this Lease, shall survive the expiration or earlier termination of this Lease.

25.9. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.10. Notwithstanding anything to the contrary herein contained, no term or provision of this Lease which may be or become inconsistent with the provisions of Section 9-1.1 of the Estates, Powers and Trusts Law of the State of New York, or any successor thereto in effect during the term of this Lease, shall be operative following twenty-one years after the death of the last to die of those descendants of John D. Rockefeller, Sr. in being on the date of this Lease.

25.11. It is the intention of the Landlord and the Tenant to create the relationship of landlord and tenant, and no other relationship whatsoever, and nothing herein shall be construed to make the Landlord and the Tenant partners or joint venturers, or to render either party hereto liable for any of the debts or obligations of the other party.

25.12. The Landlord and the Tenant acknowledge that (i) improvements (including Fixtures) made or installed by the Tenant in the Premises do not constitute consideration for the granting of this Lease to the Tenant and (ii) there has been no adjustment in the fixed or additional rent payable under this Lease on account of such improvements (including Fixtures).

25.13. If there is any payment required to be made by the Tenant under this Lease for which no time period is stated within which the payment must be made, such payment shall be made within thirty (30) days after demand by the Landlord. Upon request of the Tenant, the Landlord shall, with respect to any payment of additional rent hereunder (other than pursuant to Article 5 or 24, as to which the Tenant is granted independent audit rights by this Lease), provide the Tenant with reasonable evidence in support thereof.

25.14. The term “Adjusted by CPI” means that the amount in question shall be adjusted on the date in question (the “CPI Adjustment Date”) by adding to the amount in question an amount equal to the product of (i) such amount and (ii) the percentage increase, if any, in the CPI for the month in which the CPI Adjustment Date occurs over the CPI for the month in which this Lease is executed. The term “CPI” shall mean as of any particular date the Consumer Price Index for All Urban Consumers for N.Y. - Northern N.J. - Long Island, NY - NJ - CT published by the Bureau of Labor Statistics of the U.S. Department of Labor with a 1982-84 = 100 base, provided, however, that (a) if such index (or any index substituted therefor as hereinafter provided) shall cease to be published, then there shall be substituted for such index such other index of a similar kind published by a governmental or other nonpartisan organization as may be reasonably selected by the Landlord, (b) if there is any change in the computation of said index or of any such substituted index (including a change in the base year or included items), then such index as so changed shall be substituted for the index in effect prior thereto, and (c) if the base period or date for any such substituted index is prior to an Adjustment Date (or the date on which a sum is to be Adjusted by CPI) but on or subsequent to the Base Date (or the base date with respect to which a sum is to be Adjusted by CPI), then such substituted index shall for all purposes of any computation with respect to such Adjustment Date (or the date on which a sum is to be Adjusted by CPI) be recomputed to arrive at the substituted index for the Base Date (or the base date with respect to which a sum is to be Adjusted by CPI) and such other adjustments shall be made as shall be required, if any, to carry out the intent of such computation, all in such manner as shall be reasonably determined by the Landlord.

ARTICLE TWENTY-SIX

Memorandum

26.1. Concurrently with the execution hereof, the Landlord and the Tenant shall execute, acknowledge and deliver a memorandum hereof in the form of Exhibit O, sufficient for recording. Such memorandum shall not in any circumstance be deemed to change the provisions of, or be deemed a construction of, this Lease. Upon the expiration or sooner termination of the term of this Lease, the Tenant shall execute, acknowledge and deliver to the Landlord any writing necessary to remove such memoranda from record. This Article 26 shall survive the expiration or earlier termination of this Lease.

ARTICLE TWENTY-SEVEN

Brokerage Commission

27.1. Each of the Landlord and the Tenant represents to the other that the only brokers with which it has dealt in connection with this Lease are Julien J. Studley, Inc., having an office at 300 Park Avenue, New York, New York and Rockefeller Center Management Corporation. Each of the Landlord and the Tenant shall defend, indemnify and save harmless the other (and in the case of indemnification of the Landlord by the Tenant, the Indemnitees) from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements incurred in the defense thereof) to which the other (and in the case of indemnification of the Landlord by the Tenant, the Indemnitees) may be subject or suffer by reason of any claim made by any person, firm or corporation other than the aforementioned brokers claiming by or through the indemnifying party for any commission, expense or other compensation as a result of the execution and delivery of this Lease or the demising of the Premises by the Landlord to the Tenant pursuant to this Lease. The parties agree to reasonably cooperate in the defense of any such claim and to permit the indemnifying party to control the defense of any such claim.

ARTICLE TWENTY-EIGHT

Quiet Enjoyment

28.1. If, and so long as, the Tenant performs each and every provision in this Lease on the part of the Tenant to be performed, the Tenant shall quietly enjoy the Premises without hindrance or molestation by the Landlord or by any other person lawfully claiming the same, subject, however, to the provisions of this Lease, the Qualified Encumbrances and any Non-Disturbance Agreements provided hereunder to the Tenant and executed and delivered by all the parties thereto.

ARTICLE TWENTY-NINE

Hazardous Substances

29.1. The Tenant shall not (i) cause to be brought to (or permit any Tenant Party to bring to) the Building, the Land or the Center any hazardous substances, (ii) cause or permit the storage or use of hazardous substances by any Tenant Party in any manner not permitted by any Requirements applicable to the Land, the Building or the Premises or any part thereof, to the Tenant’s use thereof or to the Tenant’s observance of any provision of this Lease, or (iii) cause or permit any Tenant Party to cause the escape, disposal or release of any hazardous substances on or in the vicinity of the Building, Land or Center; provided, that nothing herein shall prevent the Tenant’s use of any hazardous substances customarily used in the ordinary course of office work if such use is for such ordinary course of office work and is in accordance with all Requirements applicable to the Land, the Building or the Premises or any part thereof, to the Tenant’s use thereof or to the Tenant’s observance of any provision of this Lease.

29.2. “Hazardous substances” are (i) any “hazardous wastes” as defined by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended, and regulations promulgated thereunder; (ii) any “hazardous, toxic or dangerous waste, substance or material” specifically defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, and regulations promulgated thereunder; and (iii) any hazardous, toxic or dangerous chemical, biological or other waste, substance or material as defined in any so-called “superfund” or “superlien” law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning such waste, substance or material; including, without limiting the generality of the foregoing, asbestos, radon, urea formaldehyde, polychlorinated biphenyls, and petroleum products including gasoline, fuel oil, crude oil and various constituents of such products. Without limiting the generality of Section 6.1(j) hereof, the Tenant agrees that the covenants and warranties contained in this Article are included within the matters as to which the Indemnitees shall be indemnified pursuant to said Section 6.1(j).

29.3. The covenants contained in this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE THIRTY

Work by the Tenant

30.1. (a) On or before the Plan Delivery Date, the Tenant shall submit to the Landlord, for the Landlord’s approval, complete architectural and mechanical construction drawings and specifications (in form for filing with and acceptance by the New York City Department of Buildings) showing Tenant’s Initial Alterations of the Premises as desired by the Tenant compatible with the design, construction and equipment of the Building and otherwise complying with Section 6.1(e), all in such form and in such detail as may be reasonably required by the Landlord (“Tenant’s Initial Plans”). Tenant’s Initial Plans shall comply with the Tenant

Alteration Guidelines and all applicable Requirements, shall be compatible with the Building’s structural and mechanical systems and equipment and shall provide, inter alia, for the (i) installation of a sprinkler system (including, without limitation, sprinkler loops) for the Premises utilizing the sprinkler risers and capped outlets on each floor to be provided by the Landlord as set forth on Exhibit C-l, (ii) closing of all slab penetrations in the Premises (other than the 5 slab penetrations for the currently existing internal staircase in the Premises), (iii) installation of fire alarms, speakers, strobes and other related devices within the Premises for connection to the data gathering points for the Building’s fire protection system to be provided on each floor in the Premises by the Landlord as set forth on Exhibit C-l, in each case in compliance with all Requirements, (iv) installation of a new HVAC system (the “Premises HVAC System”) in the Premises (including, without limitation, fans, fan coil units on the perimeter of the Premises and VAV boxes and air handling units for the interior areas of the Premises for connection to the risers and stacks for the chilled water, steam and ventilation to be provided by the Landlord on each floor in the Premises in accordance with Article 20 (it being stipulated that all risers that supply other floors of the Building shall remain in place)) and (v) at the Tenant’s option, construction of such additional bathrooms and/or the refurbishment of such of the “core” bathrooms located on each floor of the Premises as shall be required to cause the Premises, considered as a whole, to comply with all applicable Requirements, including, without limitation, any Requirement having as a primary purpose the benefit of disabled persons (including, without limitation, the Americans with Disabilities Act) (the “Core Bathroom Work”). Tenant’s Initial Plans shall be prepared by a competent architect licensed in the State of New York (in consultation with a competent engineer where required by the nature of the work), reasonably satisfactory to the Landlord, who shall be engaged by the Tenant and who, at the Tenant’s expense, shall furnish all architectural and engineering services necessary for the preparation of Tenant’s Initial Plans and with the securing by the Tenant of such approvals as by reason of the nature of the work shown on Tenant’s Initial Plans, may be required from the Department of Buildings of the City of New York and any other governmental authorities. The Landlord hereby approves SPGA-MBA and Thomas A. Polise as the Tenant’s architect and engineer, respectively. Tenant’s Initial Plans shall be subject to the Landlord’s approval as provided in Section 6(e) hereof. Subject to said approval, the Landlord agrees in advance that the Tenant may create one additional internal stairwell serving floors 57 through 63 and other special facilities for computers (including raised floors), special conference rooms, the dining facilities, telephone equipment rooms, private toilets and other facilities necessary or desirable in the conduct of Tenant’s business.

(b) The Tenant, as part of Tenant’s Initial Alterations, shall remove the radiators located in the Premises. The Tenant shall offer to deliver such radiators to the Landlord in the basement or elsewhere in the Building, or if the Landlord does not wish to receive same, the Tenant may dispose of same without being required to account therefor to the Landlord and the Tenant shall have no obligation to reinstall such radiators or any replacement thereof on the expiration or sooner termination of the term of this Lease. Notwithstanding the removal of such radiators and/or the performance of Tenant’s Initial Alterations, the Landlord shall remain obligated to provide, steam and chilled water to the Premises and to bring electricity to the Premises in accordance with, and subject to, the terms of this Lease. The Tenant shall remove the radiators on a schedule which (i) is coordinated with the Landlord, (ii) is consistent with the schedule for the construction of Tenant’s Initial Alterations and (iii) permits the Tenant to use the radiators to provide heat during the performance of Tenant’s Initial Alterations. Notwithstanding anything contained in this Lease to the contrary and subject to the Landlord’s obligation to deliver steam as provided in Section 20.1, the Tenant shall be responsible for any failure of the radiators or related equipment in the Premises to function properly which results from the alteration thereof by the Tenant.

(c) The term “Plan Delivery Date” means September 1, 1994, provided that if Chemical Bank (“Chem”) vacates (or if the Landlord reasonably anticipates that Chem will vacate) the portion of the Premises that it currently occupies prior to September 1, 1994, the Landlord shall give the Tenant notice thereof (the “Chem Vacate Notice”) and the Tenant shall act in good faith and use all reasonable efforts to cause the Plan Delivery Date to occur as soon as practicable after the giving of the Chem Vacate Notice, but in no event later than September 1, 1994.

30.2. (a) The Landlord’s approval (or denial of approval) of Tenant’s Initial Plans shall be made in accordance with the provisions of Section 6.1(e). If the Landlord shall not approve any construction drawing or specification constituting part of Tenant’s Initial Plans as submitted by the Tenant, the Landlord shall simultaneously notify the Tenant of the particulars of such revisions therein as are reasonably required by the Landlord for the purpose of obtaining its approval and as promptly as reasonably possible after being so informed by the Landlord, the Tenant shall submit to the Landlord, for the Landlord’s approval, a construction drawing or specification, as the case may be, incorporating such revisions or incorporating such modifications thereto as are suggested by the Tenant and approved by the Landlord (the construction drawings and specifications constituting Tenant’s Initial Plans, as so approved, being herein called the “Working Drawings”). The Landlord and the Tenant agree to require their representatives to consult with one another during the design and construction of Tenant’s Initial Alterations in a cooperative effort to ensure that the equipment installed in the Premises is properly integrated and compatible with Building equipment and systems. Any such approval or consultation by the Landlord shall not be deemed to be a representation or warranty of any kind, including, without limitation, that the same is properly designed to perform the function for which it is intended or complies with any applicable Requirement. Notwithstanding anything to the contrary contained in Section 6.1(e), with respect to Tenant’s Initial Alterations only, the Tenant shall not be required to pay the Landlord more than $40,000 on account of the costs of any third party consultants making reviews and inspections on the Landlord’s behalf, provided that such limit shall not apply if the Tenant’s construction drawings and specifications submitted beyond the 50% level are inconsistent in any material respect with those submitted prior thereto.

(b) As part of Tenant’s Initial Alterations, the Tenant shall, subject to compatibility with the Building’s fire and/or life safety systems and compliance with all other Requirements governing the performance of Tenant’s Initial Alterations, be permitted to install its own security system (which utilizes “card-keys”, “proximity readers” or similar devices) in the Premises. The Tenant shall not be required to install any specific lockset or key entry except that the Tenant shall provide the Landlord with a “grandmaster” card-key or key to all doors of (and in) the Premises, except for such “secure” areas within the Premises (not exceeding 5% of the rentable area of the Premises in the aggregate) as may be reasonably established by Tenant in the ordinary course of the Tenant’s business for the storage of confidential material, securities and other items of value (it being stipulated that the Landlord shall have no obligation whatsoever to clean any such “secure” areas).

30.3. Tenant’s Initial Alterations shall be performed in accordance with, and subject to all of the terms and conditions of, this Lease (including, but not limited to, Section 6.l(e). Upon the approval by the Landlord of the Working Drawings, the Tenant shall proceed with due dispatch to cause Tenant’s Initial Alterations to be built substantially in accordance with such approved Working Drawings to be done at the Tenant’s sole cost and expense subject to reimbursement by the Landlord or as expressly provided in Section 30.6; provided, however, that certain portions of Tenant’s Initial Alterations must be completed in accordance (as opposed to substantial accordance) with the Working Drawings previously approved by the Landlord if such portion of Tenant’s Initial Alterations is such that a deviation from such Working Drawings would adversely affect (a) the structure of the Building, (b) the operation of the air conditioning, refrigeration, plumbing, electrical, heating or other systems of the Building or the Center serving space other than, or in addition to, the Premises, (c) any space (including common use areas) outside of the Premises, or (d) any fire protection, life safety, sprinkler or other emergency system maintained and operated by the Landlord in the Building or the Center. The Tenant shall be permitted to perform Tenant’s Initial Alterations during Business Hours; provided, that all core drilling, installation of ceiling hangers and other abnormally noisy or vibratory work, being performed on the (x) 57th Floor of the Building shall be performed during non-Business Hours at the Tenant’s sole cost and expense, (y) or the 63rd Floor of the Building shall be performed during the hours of 9:30 A.M. to 11:30 A.M. or 2:00 P.M. to 5:00 P.M. or prior to Business Hours in the morning, at the Tenant’s sole cost and expense, if the same disturbs other tenants in the Building and (z) the 58th through 62nd Floors of the Building shall be performed during non-Business Hours, at the Tenant’s sole cost and expense, only if the same disturbs other tenants in the Building (it being understood that the Landlord and the Tenant shall reasonably cooperate with one another to minimize the amount of work required to be performed during non-Business Hours and to minimize any disturbance of other tenants in the Building). Notwithstanding the foregoing, the Tenant shall use all reasonable efforts to cause all core drilling to be performed prior to Business Hours in the morning.

30.4. The contractors performing Tenant’s Initial Alterations and the manner upon which the same is performed (as opposed to the “means and methods of construction”, which the Landlord acknowledges will be controlled by the Tenant’s contractors) shall be subject to approval by the Landlord in accordance with Section 6.1(e). In connection with the performance of Tenant’s Initial Alterations only, the Landlord hereby approves the contractors listed on Exhibit R; provided, that such approval may be rescinded with respect to any of such contractors, by the Landlord giving a notice to the Tenant, if, in the Landlord’s reasonable judgment, the creditworthiness or reputation of such contractor is no longer in keeping with the standards for the Building and the Center; provided, further, that if the Tenant shall have contracted with such contractor to perform Tenant’s Initial Alterations prior to the Landlord giving such notice of recission, then such notice of recission shall be ineffective. To the extent permitted by applicable Requirements, the Tenant shall be permitted to have the Communications

Workers of America perform certain portions of Tenant’s Initial Alterations instead of Local 3. Tenant’s Initial Alterations shall at all times comply with (a) all applicable Requirements and (b) the Tenant Alteration Guidelines, provided that the Landlord shall not require that any of the Tenant’s contractors provide payment and/or performance bonds. The Tenant’s contractors shall be permitted to erect and maintain a construction field office within the Premises provided that (i) the manner of installation of the field office shall comply with all applicable Requirements and (ii) the field office shall be dismantled and removed on or prior to the date on which Tenant’s Initial Alterations have been substantially completed.

30.5. Upon the completion of Tenant’s Initial Alterations, the Tenant shall deliver to the Landlord (a) general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of Tenant’s Initial Alterations and the materials furnished in connection therewith, (b) a certificate from the Tenant’s architect certifying that, to the best of its knowledge based on its periodic on-site observation of Tenant’s Initial Alterations, Tenant’s Initial Alterations have been completed substantially in accordance with all Requirements and the Working Drawings and (c) a certificate signed by the Tenant’s general contractor stating that all contractors, subcontractors and materialmen have been paid for all work and materials furnished through such date. Notwithstanding the foregoing, but in all events subject to the Tenant’s obligation to keep the Premises and the Building free of liens, the Tenant shall not be required to deliver to the Landlord any general release or waiver of lien, as required by the preceding sentence, if the Tenant shall be disputing in good faith the payment which would otherwise entitle the Tenant to such release or waiver, provided that the Tenant shall keep the Landlord advised in a timely fashion of the status of any such dispute and the basis therefor and the Tenant shall deliver to the Landlord the general release or waiver of lien when any such dispute is settled.

30.6. Provided the Tenant is not in monetary or material non-monetary default hereunder beyond the expiration of any applicable notice or cure period, the Landlord agrees that upon receipt of the evidence specified below, the Landlord shall reimburse to the Tenant (a) the actual cost of enclosing all mail chutes in the Premises utilizing Building standard materials not to exceed $7,000 in reimbursement, (b) the actual cost of installing sprinkler loops in the Premises not to exceed $140,000 in reimbursement, (c) the actual cost of the Core Bathroom Work not to exceed $300,000 in reimbursement and (d) up to $12,630,360 in reimbursement for the actual cost of all other items of Tenant’s Initial Alterations (including, without limitation, the reasonable costs of architects, consultants, engineers and expediters but excluding any (1) costs and expenses incurred in connection with furnishing and decorating the Premises, other than floor coverings [but not area rugs] and wall coverings, including, without limitation, the cost of drapes, furniture, trade fixtures and business equipment [other than wiring and cabling therefor] to be located therein, and (2) so-called “soft costs” of such work [other than the aforesaid architects, engineers, expediters and consultants fees]) (collectively, “Landlord’s Contribution”). The Tenant shall not necessarily forfeit its right to all or any portion of Landlord’s Contribution as the result of a monetary or nonmonetary default which exists when it requests reimbursement but shall be entitled to receive all or the applicable portion of Landlord’s Contribution once any such default has been cured provided that this Lease shall then be in full force and effect. The Tenant or an authorized representative of the Tenant designated by the Tenant in a notice to the Landlord (the “Authorized Representative”) may request draws for such reimbursement no more often than once a month. Such requests shall only be with respect to work for which the Tenant has not theretofore been paid by the Landlord. Each request shall be accompanied by, and reimbursement shall be conditioned upon receipt of, (i) a certificate executed by the Tenant’s architect stating that, to the best of its knowledge based on its periodic on-site observation of Tenant’s Initial Alterations, the work for which payment is requested has been completed in a good and workmanlike manner and in accordance with the Working Drawings to the extent required hereunder and all applicable Requirements, and identifying the work for which reimbursement is requested or, with respect to reimbursable expenses not covered by the general contract for Tenant’s Initial Alterations, a certificate or other document addressing the same subject matter executed by the Tenant’s architect, the Tenant or the Authorized Representative (it being understood that any such certificate executed by the Authorized Representative shall be deemed to have been executed by the Tenant), and (ii) evidence reasonably satisfactory to the Landlord that such contractor, subcontractor or materialman has waived and released any lien theretofore filed by it against the Premises or the Building arising as a result of the Tenant’s Initial Alterations and, further, has been paid for and has waived and released its right to file any such lien with respect to the portion of the work for which payment is requested, provided, that to the extent that the original named Tenant only is unable to provide any such lien waiver, the Landlord agrees to accept an indemnity of the original named Tenant only, with respect to any such contractor’s or subcontractor’s right to file a lien with respect to such work in lieu thereof provided that the amount(s) covered by such indemnity (indemnities) shall never exceed $1,000,000 in the aggregate. Within 30 days after receipt of such request and the required ancillary documentation, the Landlord shall reimburse to the Tenant the amount set forth in the approved invoice or invoices, less 10% (or, at the Tenant’s option, 5% after 80% of the work under any particular contract or subcontract has been completed) of the amount of such invoice for retainage (except to the extent that the requested amounts reflect amounts due to consultants or retainage held back by the Tenant from the contract or (s)) and less the amount of any outstanding lien filed against the Premises or the Building by reason of the performance of Tenant’s Initial Alterations, and except to the extent that the Landlord reasonably believes that there is a deficiency in the request or documentation or that the amount requested is in excess of the limitation on the individual or aggregate reimbursement referred to above.

30.7. Either party shall have the right to require any dispute under this Article 30 to be referred to arbitration in accordance with Article 35. In the event and to the extent that the Landlord fails to make any progress payment in respect of Landlord’s Contribution pursuant to Section 30.6 which (a) has been approved for payment by the Landlord or (b) has been determined to be due to the Tenant in an arbitration proceeding in accordance with Article 35, the Tenant shall have the right to offset the amount of such progress payment against the Rent payable under this Lease with interest thereon at the Interest Rate from the date such payment was first due to the Tenant.

ARTICLE THIRTY-ONE

Option Space

31.1. (a) The Landlord hereby grants to the Tenant an option, exercisable as hereinafter provided, to lease all of the rentable area located on the 43rd floor of the Building (known as Block 1265, Lot 1047) substantially as shown hatched on the diagram attached hereto as Exhibit E (“Option Space”) for a term commencing on the Option Space Term Commencement Date and ending on the expiration date of the term of this Lease as it may be extended pursuant to Article 32 (or on such earlier date upon which said term may expire or be terminated pursuant to / this Lease or pursuant to law). The parties agree that, for all purposes of this Lease, the Option Space shall be deemed to contain 33,070 rentable square feet. The Tenant may exercise its option with respect to the Option Space only by Notifying the Landlord of its election on or prior to the Option Exercise Date (as to which date time is of the essence). The “Option Exercise Date” shall mean the date occurring 15 months prior to the Anticipated Vacancy Date. The “Anticipated Vacancy Date” shall be the date the Landlord in good faith anticipates that the Option Space will be vacant, as set forth in a notice (the “Anticipated Vacancy Notice”) delivered to Tenant reasonably promptly following the Landlord’s leasing of the Option Space to a third party (or parties), provided that the Anticipated Vacancy Date shall in no event occur prior to the 10th anniversary of the term commencement date nor subsequent to the 12th anniversary of the term commencement date. If the Landlord does not give an Anticipated Vacancy Notice by the date occurring 19 months prior to the 10th anniversary of the term commencement date, the Anticipated Vacancy Date shall be deemed to be such 10th anniversary and the Option Exercise Date shall be the date occurring 15 months prior thereto. If the Landlord gives an Anticipated Vacancy Notice, then such Anticipated Vacancy Notice shall set forth the Option Exercise Date. Notwithstanding anything herein contained to the contrary, the Landlord shall have the right, subsequent to the giving of an Anticipated Vacancy Notice, to give a subsequent Anticipated Vacancy Notice and to revise the Anticipated Vacancy Date (it being stipulated, however, that the Landlord may not accelerate or postpone the prior Anticipated Vacancy Date by more than one year and that the Anticipated Vacancy Date shall in no event occur prior to the 10th anniversary of the term commencement date or later than the 12th anniversary of the term commencement date), in which case (i) if the Tenant has not previously exercised its option with respect to the Option Space, the Option Exercise Date shall mean the date occurring either (x) 15 months prior to the revised Anticipated Vacancy Date if the revised Anticipated Vacancy Date is to occur 19 months or more after the date on which such subsequent Anticipated Vacancy Notice is given or (y) 4 months after the date on which such subsequent Anticipated Vacancy Notice is given if the revised Anticipated Vacancy Date is to occur within 19 months after the date on which such subsequent Anticipated Vacancy Notice is given and (ii) the revised Anticipated Vacancy Date set forth in the last Anticipated Vacancy Notice given by the Landlord shall be deemed to be the “Anticipated Vacancy Date” for purposes of this Article 31. The Tenant shall not have any claim against the Landlord nor any right to rescind this Lease and the Landlord shall not be liable if the Landlord is unable to obtain vacant possession of the Option Space, whether before or after the Anticipated Vacancy Date, provided that so long as the Tenant’s option under this Article 31 is in effect, the Landlord shall not enter into a lease conveying any portion of the Option Space that expires after the 12th anniversary of the term commencement date and subject to the Landlord’s obligation to use commercially reasonable efforts to obtain possession of the Option Space on the Anticipated Vacancy Date including the institution and prosecution of summary proceedings or other appropriate legal action to obtain possession of the Option Space. The foregoing sentence shall constitute “an express provision to the contrary” as such phrase is used in Section 223-a of the Real Property Law of the State of New York and shall constitute a waiver of the Tenant’s rights pursuant to such Section 223-a and any other law of like import now or hereafter in force; provided that the Tenant shall have the right to revoke its exercise of its option with respect to the Option Space if the Landlord has not delivered the Option Space in accordance with this Article 31 within one year after the Anticipated Vacancy Date by notice given by the Tenant to the Landlord within 30 days after the end of such one-year period and prior to delivery of the Option Space.

(b) With reasonable promptness after the exercise of the option with respect to the Option Space, the Landlord and the Tenant shall execute and deliver an amendment to this Lease confirming the leasing of the Option Space.

(c) If the Tenant shall timely exercise its option with respect to the Option Space, then, on and after the Option Space Term Commencement Date, the Option Space shall be demised to the Tenant subject to and upon all of the provisions of this Lease except (1) such provisions of this Lease as have been rendered inapplicable by the passage of time, (2) the fixed rent per annum reserved under this Lease shall be deemed increased on and after the six month anniversary of the Option Space Term Commencement Date by the Option Space Fixed Rent, and (3) the term “Premises” as used in this Lease shall be deemed to include the Option Space.

(d) The term “Option Space Term Commencement Date” shall mean the date on which the Landlord delivers vacant and broom-clean possession of Option Space to the Tenant, but in no event prior to the 10th anniversary of the term commencement date (it being stipulated that the Landlord shall give the Tenant at least 60 days’ prior notice if the Option Space Term Commencement shall occur prior to the Anticipated Vacancy Date).

(e) The term “Option Space Fixed Rent” shall mean an annual amount equal to the product of the rentable square foot area of the Option Space multiplied by the then fixed rent per annum per rentable square foot of space in the Premises (other than the Option Space) as shown on Exhibit B annexed hereto.

31.2. The Tenant shall accept the Option Space in its “as-is” condition on the Option Space Term Commencement Date, and the Landlord shall have no obligation to perform any work or make any contribution in respect of the Option Space (including, without limitation, any Landlord’s Contribution (or any contribution or payment similar or dissimilar to the payments to be made by the Landlord pursuant to Section 30.6)).

31.3. The Tenant shall not exercise the option described in this Article Thirty-one unless the Tenant and the Tenant’s Affiliates will occupy the Option Space for the normal conduct of their respective businesses.

31.4. The Tenant shall have the right to effectuate the leasing of the Option Space and any notice of its election to lease the Option Space shall be effective only if, both at the time the Tenant gives such notice and at the Option Space Term Commencement Date, (a) no monetary or material non-monetary default shall exist beyond any applicable notice or cure period and (b) the Tenant (and its Affiliates) occupies not less than 70% of the Premises for the normal conduct of its business.

31.5. If the Tenant fails to timely exercise its option with respect to the Option Space, then the Tenant shall have no further rights under this Article Thirty-One to lease the Option Space.

ARTICLE THIRTY-TWO

Renewal Option

32.1. (a) The Tenant may elect to extend and renew the term of this Lease for one additional period as hereinafter provided by giving written notice thereof to the Landlord, which said notice shall be given not less than 548 days prior to the then scheduled expiration date of the term. Upon and in the event of the giving of such notice in a timely manner, the initial term of this Lease shall (unless said term shall sooner have expired or terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law) be deemed extended and renewed for one additional period of five years (herein called the “First Renewal Term”), namely, the period commencing immediately on the expiration of the initial term and ending at 11.59 p.m. on the last day of the sixth month following the twenty-second (22nd) anniversary of the term commencement date (subject to earlier termination pursuant to any of the conditions of limitation or provisions of this Lease or pursuant to law) and any reference in this Lease to the term hereof shall be deemed to include the First Renewal Term, such extension and renewal to be subject to and upon all of the terms and conditions of this Lease (including, without limitation, Article Twenty-four hereof) except that during the First Renewal Term the fixed rent payable hereunder shall be the First Renewal Term Fixed Rent. In applying the provisions of Article Twenty-four hereof on and after the first day of the Renewal Term, subparagraphs (h) and (i) of Section 24.3 of Article Twenty-four shall be deemed to read, respectively, “‘Base Real Estate Taxes’ shall mean the RE. Tax Share of the Real Estate Taxes for the Tax Year ending immediately prior to the year in which the First Renewal Term commences and ‘Base COM’ shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year ending immediately prior to the year in which the First Renewal Term commences”. The “First Renewal Term Fixed Rent” shall be 90% of the annual Fair Market Rental Value (determined in accordance with the provisions of this Article) for the First Renewal Term.

(b) Notwithstanding anything contained to the contrary herein, if the Tenant disputes the Landlord’s estimate of the Fair Market Rental Value for the Renewal Term in accordance with Section 32.5 and the Referee selects the Landlord’s estimate to be the Fair Market Rental Value pursuant to Section 32.6, the Tenant shall have the right to withdraw and rescind its exercise of its option to extend the term of this Lease for the First Renewal Term by notice to the Landlord given within 30 days after the Fair Market Rental Value for the First Renewal Term is finally determined and notice thereof is given to the Tenant. In such event the term of this Lease shall cease and expire on the last day of the 18th month following the giving of such recission notice by the Tenant as if such day were set forth herein as the expiration date hereof. Notwithstanding anything contained to the contrary herein, if the Tenant so rescinds its exercise of the option to extent the term of this Lease, (i) the fixed rent payable hereunder for the period commencing on the first day following the expiration date of the initial term and ending on the last day of said approximately 18th month period shall be the greater of (x) the sum of (1) the rate of the annual fixed rent payable under this Lease on the day preceding what would have been the first day of the First Renewal Term (without giving effect to any existing abatement of fixed rent then in effect on such next preceding day other than any abatement under Article Ten) plus (2) the amount payable by the Tenant to the Landlord pursuant to Article Twenty-four (without giving effect to any existing abatement of fixed rent then in effect on such next preceding day other than any abatement under Article Ten hereof) for the Tax Year and the Computation Year ending immediately prior to the year in which the First Renewal Term would have commenced and (y) 100% of the Fair Market Rental Value as determined in accordance with the provisions of this Article 32 and (ii) the provisions of Article 24 shall be modified for such extension period as set forth in Section 32.1 (a).

32.2. The Tenant shall have no further right to extend or renew the term hereof for any period subsequent to the expiration of the First Renewal Term except as provided below with respect to the Second Renewal Term.

32.3. (a) Provided the First Renewal Term shall have been effectuated (and the Tenant shall not have rescinded same) pursuant to the foregoing provisions of this Article 32, the Tenant may further elect to extend and renew the term of this Lease for one additional period as hereinafter provided by giving written notice thereof to the Landlord, which notice shall be given not less than 548 days prior to the then scheduled expiration date of the term. Upon and in the event of the giving of such notice in a timely manner, the term of this Lease shall (unless said term shall sooner have expired or terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law) be deemed extended and renewed for one additional period of five years (herein called the “Second Renewal Term”), namely, the period commencing immediately on the expiration of the First Renewal Term and ending at 11:59 p.m. on the last day of the sixth month following the 27th anniversary of the term commencement date (subject to earlier termination pursuant to any of the conditions of limitation or provisions of this Lease or pursuant to law) and any reference in this Lease to the term hereof shall be deemed to include the Second Renewal Term, such extension and renewal to be subject to and upon all of the terms and conditions of this Lease (including, without limitation, Article Twenty-four hereof) except that during the Second Renewal Term the fixed rent payable hereunder shall be the Second Renewal Term Fixed Rent. In applying the provisions of Article Twentv-four hereof on and after the first day of the Renewal Term, subparagraphs (h) and (i) of Section 24.3 of Article Twenty-four shall be deemed to read, respectively, “‘Base Real Estate Taxes’ shall mean the R.E. Tax Share of the Real Estate Taxes for the Tax Year ending immediately prior to the year in which the Second Renewal Term commences and ‘Base COM’ shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year ending immediately prior to the year in which the

Second Renewal Term commences”. The “Second Renewal Term Fixed Rent” shall be 90% of the Fair Market Rental Value (determined in accordance with the provisions of this Article) for the Second Renewal Term.

(b) Notwithstanding anything to the contrary contained herein, if the Tenant disputes the Landlord’s estimate of the Fair Market Rental Value for the Renewal Term in accordance with Section 32.5 and the Referee selects the Landlord’s estimate to be the Fair Market Rental Value pursuant to Section 32.6. the Tenant shall have the right to withdraw and rescind its exercise of its option to extend the term of this Lease for the Second Renewal Term by notice to the Landlord given within 30 days after the Fair Market Rental Value for the Second Renewal Term is finally determined and notice thereof is given to the Tenant. In such event the term of this Lease shall cease and expire on the last day of the 18th month following the giving of such recission notice by the Tenant as if such day were set forth herein as the expiration date hereof. Notwithstanding anything herein contained to the contrary, if the Tenant so rescinds its exercise of the option to extend the term of this Lease, (i) the fixed rent payable hereunder for the period commencing on the first day following the expiration date of the First Renewal Term and ending on the last day of said approximately 18th month period shall be the greater of (x) the sum of (1) the rate of the annual fixed rent payable under this Lease on the day preceding what would have been the first day of the Second Renewal Term (without giving effect to any existing abatement of fixed rent then in effect on such next preceding day other than any abatement under Article Ten) plus (2) the amount payable by the Tenant to the Landlord pursuant to Article Twenty-four (without giving effect to any existing abatement of fixed rent then in effect on such next preceding day other than any abatement under Article Ten hereof) for the Tax Year and the Computation Year ending immediately prior to the year in which the Second Renewal Term would have commenced and (y) 100% of the Fair Market Rental Value as determined in accordance with the provisions of this Article 32 and (ii) the provisions of Article 24 shall be modified for such extension period as set forth in Section 32.3(a).

32.4. The term “Fair Market Rental Value” as used herein shall mean the amount which a willing tenant would agree to pay and a willing landlord would agree to accept (in each case within a reasonable period of time) as the fixed annual rent hereunder as of the commencement date of the applicable Renewal Term, for a block of space of identical size in comparable buildings in midtown Manhattan for the 5-year period of the Renewal Term, giving due consideration to all of the facts and circumstances such a landlord and such a tenant would consider relevant, including, without limitation, the other terms and conditions of this Lease applicable during such Renewal Term and, in the case of the First Renewal Term, the remaining renewal option of the Tenant. The term “Renewal Term” as used herein shall mean the First Renewal Term or the Second Renewal Term, as the case may be.

32.5. If the Tenant has exercised a renewal option, the Landlord shall, at least 12 months prior to the then scheduled expiration date of this Lease but for the renewal in question, notify the Tenant of the amount that the Landlord estimates to be the Fair Market Rental Value for the Renewal Term in question. If the Tenant does not dispute such amount within 30 days thereafter, such amount shall become the fixed rent for the Renewal Term. If the Tenant disputes such amount, the Tenant shall notify the Landlord of the Tenant’s estimate of the Fair Market

Rental Value within such 30 days. If the Landlord and the Tenant cannot agree on the Fair Market Rental Value within 30 days thereafter, during which time the parties may notify one another of modifications of their respective estimates of the Fair Market Rental Value, then the fixed rent shall be determined by arbitration pursuant to Section 32.6 hereof.

32.6. If the fixed rent for the Renewal Term, as expressed by the Fair Market Rental Value, is to be determined by arbitration, the same shall be conducted in accordance with the rules and regulations of the American Arbitration Association. The parties hereto shall attempt to agree on a single arbitrator (the “Referee”). The Referee must be a real estate broker licensed by the State of New York who is a member of the Real Estate Board of New York, Inc. and either a Senior Commercial Appraiser of the Society of Real Estate Appraisers or a member of the American Institute of Real Estate Appraisers, and in any event with at least 10 years of experience in the leasing of office space in major office buildings in the Borough of Manhattan, in the City of New York. If the parties hereto cannot agree on the appointment of the Referee within 15 days after their failure to agree on Fair Market Rental Value, either party may request the American Arbitration Association (or any successor thereto, the “AAA”) to appoint a Referee meeting the foregoing requirements. If the AAA shall refuse to appoint such Referee or fail to do so within 15 days of the request, or if the AAA shall then no longer be in existence, either party hereto, on behalf of both, may apply to the Supreme Court in the County of New York for the appointment of such Referee, and the other party shall not raise any objection as to the Court’s full power and jurisdiction to entertain the application and make such appointment. Within 15 days after the selection of the Referee, the parties shall submit to the Referee their respective last estimates of the Fair Market Rental Value for the Renewal Term. During the 30 days following the selection of the Referee, the parties may submit to the Referee such evidence as they may deem relevant to the determination of the Fair Market Rental Value. Within 20 days following such 30 day period, the Referee shall select one of the estimates to be the Fair Market Rental Value and give notice thereof to the Landlord and the Tenant. Under no circumstances may the Referee modify or disregard any provision of this Lease and the jurisdiction of the Referee is restricted accordingly. The Referee’s decision shall be final, conclusive on the parties and enforceable by any court of competent jurisdiction. Each party shall pay the fees and expenses of such party’s attorneys and witnesses. The fees and expenses of the Referee and all other expenses of the arbitration shall be borne by the parties equally.

32.7. If the annual fixed rent for the Renewal Term shall not be determined prior to the first day of the Renewal Term, the Tenant shall pay an interim fixed rent for the period commencing on the first day of such Renewal Term and ending on the last day of the month in which such annual fixed rent is determined at the annual rate of Rent in effect hereunder on the day preceding the first day of the Renewal Term (without giving effect to any existing abatement of fixed rent in effect on such next preceding day other than any abatement under Article Ten hereof; provided, that any existing abatement of fixed rent shall apply with respect to the payment of such fixed rent if required pursuant to any provision of this Lease — e.g., an abatement because of fire damage to a portion of the Premises). When the annual fixed rent for the Renewal Term is determined, the fixed rent for such period shall be recomputed upon the basis of such annual fixed rent so determined and if such recomputed fixed rent for such period is in excess of such interim fixed rent so paid for such period, the Tenant shall promptly pay to the Landlord an amount equal to such excess. Conversely, if such recomputed fixed rent for such period is less than such interim fixed rent so paid for such period, the Landlord shall apply such amount against the next installment or installments of fixed rent coming due under this Lease.

32.8. When the Fair Market Rental Value shall be agreed upon or established as herein provided, the Landlord and the Tenant shall execute and deliver an amendment to this Lease specifying the fixed rent payable for the Renewal Term.

32.9. At the Tenant’s request, the Landlord shall negotiate in good faith with the Tenant during the 60 days prior to the date by which the Tenant is required to give notice of its election to renew the term of this Lease to establish the fixed annual rent for the Renewal Term. The parties shall not be bound by any proposals made during such period in determining the Fair Market Rental pursuant to Section 32.5 nor shall same be evidentiary of the Fair Market Rental Value for purposes of any arbitration pursuant to Section 32.6.

32.10. The Tenant shall have the right to effectuate a Renewal Term and any notice of its election to extend the term shall be effective only if, both at the time the Tenant gives notice of its election to extend the term and at the commencement of the Renewal Term, (a) no monetary or material non-monetary default shall exist beyond any applicable notice or cure period and (b) the Tenant (and such Tenant’s Affiliates) occupies not less than 70% of the Premises for the normal conduct of its business.

ARTICLE THIRTY-THREE

51st Floor Offer Space

(a) If from time to time the Landlord intends to lease all of the rentable area located on the 51st floor of the Building (known as Block 1265, Lot 1055) substantially as shown hatched on the diagram attached hereto as Exhibit F (the “51st Floor”) to a third party (other than to any then existing tenant or occupant thereof), and if there is then at least five years remaining before the expiration of the term of this Lease (as the same may then have been extended pursuant to Article 32), the Landlord shall give the Tenant a notice (the “Offer Notice”) stating the date that the Landlord anticipates that the 51st Floor will be available for occupancy by the Tenant (the “Anticipated 51st Floor Date”). The Tenant shall have the option, exercisable by giving a notice to the Landlord within 60 days after the giving of the Offer Notice by the Landlord, to lease the 51st Floor for a term commencing on the 51st Commencement Date and ending on the expiration date of the term of the Lease as it may be extended pursuant to Article 32 hereof (or such earlier date upon which said term may expire or be terminated pursuant to this Lease or pursuant to law). The parties agree that, for all purposes of this Lease, the 51st Floor shall be deemed to contain 31,405 rentable square feet. The Tenant may exercise its option with respect to the 51st Floor only by notifying the Landlord of its election within 60 days after the Offer Notice (time being of the essence). The Tenant shall not have any claim against the Landlord nor any right to rescind this Lease and the Landlord shall not be liable if the Landlord is unable to obtain vacant possession of the 51st Floor, whether before or after the Anticipated 51st Floor Date, subject to the Landlord’s obligation to use commercially reasonable efforts to obtain possession of the 51st

Floor on the Anticipated 51st Floor Date including the institution and prosecution of summary proceedings or other appropriate legal action to obtain possession of the 51st Floor. The foregoing sentence shall constitute “an express provision to the contrary” as such phrase is used in Section 223-a of the Real Property Law of the State of New York and shall constitute a waiver of the Tenant’s right pursuant to such Section 223-a and any other law of like import now or hereafter in force; provided that the Tenant shall have the right to revoke its exercise of its option with respect to the 51st Floor if the Landlord has not delivered the 51st Floor in accordance with this Article 33 within one year after the Anticipated 51st Floor Date by notice given by the Tenant to the Landlord within 30 days after the end of such one-year period and prior to delivery of the 51st Floor.

(b) With reasonable promptness after the exercise of the option with respect to the 51st Floor, the Landlord and the Tenant shall execute and deliver an amendment to this Lease confirming the leasing of the 51st Floor.

(c) If the Tenant shall timely exercise its option with respect to the 51st Floor then, on and after the 51st Commencement Date, the 51st Floor shall be demised to the Tenant subject to and upon all of the provisions of this Lease except (1) such provisions of this Lease as have been rendered inapplicable by the passage of time, (2) the fixed rent per annum reserved under this Lease shall be deemed increased on and after the 51st Commencement Date by the 51st Fixed Rent, and (3) the term “Premises” as used in this Lease shall be deemed to include the 51st Floor. If the Tenant fails to timely exercise its one-time option with respect to the 51st Floor, the Tenant shall have no further rights with respect to the 51st Floor.

(d) The term “51st Commencement Date” shall mean the date on which the Landlord delivers vacant and broom-clean possession of the 51st Floor to the Tenant, but in no event prior to the Anticipated 51st Floor Date.

(e) The term “51st Fixed Rent” shall mean the greater of (i) an annual amount equal to the product of the rentable square foot area of the 51st Floor multiplied by the then fixed rent per annum per rentable square foot of space in the Premises (other than the 51st Floor) as shown on Exhibit B annexed hereto (the “Stated 51st Fixed Rent”), and (ii) the 51st FMV. If the Landlord states in the Offer Notice that the 51st Fixed Rent shall be the Stated 51st Fixed Rent, then that shall be the 51st Fixed Rent. If the Landlord does not so state, then the Landlord shall state in the Offer Notice the Landlord’s estimate of what the 51st FMV is. If the Tenant does not object to the Landlord’s estimate in the Tenant’s exercise of its option with respect to the 51st Floor, then the Tenant shall be deemed to have accepted such estimate. If the Tenant does object, the Tenant shall set forth the Tenant’s estimate of the 51st FMV in the Tenant’s exercise of its option with respect to the 51st Floor. If the Landlord and the Tenant cannot agree on the 51st FMV within 30 days thereafter, during which time the parties may notify one another of modifications of their respective estimates of the 51st FMV, then the 51st Fixed Rent shall be determined by arbitration pursuant to Section 32.6 except that all references therein to “Renewal Term” and “Fair Market Rental Value” shall be deemed to be references to “51st Floor” and “51st FMV”, respectively. The term “51st FMV” as used herein shall mean the amount which a willing tenant would agree to pay and a willing landlord would agree to accept (in each case within a reasonable period of time) as the fixed annual rent hereunder as of the 51st Commencement Date for a block of space of identical size to the 51st Floor in comparable buildings in midtown Manhattan for a period of time equal to the then remaining term of this Lease, giving due consideration to all of the facts and circumstances such a landlord and such a tenant would consider relevant, including, without limitation, the other terms and conditions of this Lease.

(f) If the 51st Fixed Rent shall not be determined prior to the 51st Commencement Date, the Tenant shall pay an interim fixed rent for the period commencing on the 51st Commencement Date and ending on the last day of the month in which the 51st Fixed Rent is determined at the Stated 51st Fixed Rent. When the 51st Fixed Rent is determined, said interim fixed rent for such period shall be recomputed upon the basis of the 51st Fixed Rent so determined and if such recomputed 51st Fixed Rent for such period is in excess of such interim fixed rent so paid for such period, the Tenant shall promptly pay to the Landlord an amount equal to such excess. Conversely, if such recomputed 51st Fixed Rent for such period is less than such interim fixed rent so paid for such period, the Landlord shall apply such amount against the next installment or installments of fixed rent coming due under this Lease.

(g) When the 51st Fixed Rent shall be agreed upon or established as herein provided, the Landlord and the Tenant shall execute and deliver an amendment to this Lease specifying the fixed rent payable for the 51st Floor.

(h) The Tenant shall have the right to effectuate the leasing of the 51st Floor and any notice of its election to lease the 51st Floor shall be effective only if, both at the time the Tenant gives notice of its election to lease the 51st Floor and on the 51st Commencement Date, (i) no monetary or material non-monetary default shall exist beyond any applicable notice or cure period and (ii) the Tenant (and such Tenant’s Affiliates) occupies not less than 70% of the Premises for the normal conduct of its business.

ARTICLE THIRTY-FOUR

50th Floor Option Space

34.1. (a) (i) The Landlord hereby grants to the Tenant an option (“Option A”), exercisable as hereinafter provided, to lease all of the rentable area of the 50th floor of the Building (known as Block 1265, Lot 1054) substantially as shown hatched on the diagram attached hereto as Exhibit G-1 (the “50th Floor Option Space”) for a term commencing on the term commencement date and ending on the expiration date of the term of this Lease as it may be extended pursuant to Article 32 (or on such earlier date upon which said term may expire or be terminated pursuant to this Lease or pursuant to law). The parties agree that, for all purposes of this Lease, the 50th Floor Option Space shall be deemed to contain 30,993 rentable square feet. The Tenant may exercise Option A only by notifying the Landlord of its election on or prior to April 30, 1994 (as to which date time is of the essence). If the Tenant fails to exercise Option A, the Tenant shall pay $150,000 to the Landlord on April 30, 1994.

(ii) The Landlord hereby grants to the Tenant an option (“Option B”), exercisable as hereinafter provided, to lease the portion of the 50th Floor Option Space substantially as shown hatched and designated as Option B on the diagram attached hereto as Exhibit G-2 (the “Option B Space” which, together with the Option C Space, constitutes, if both Option B and Option C are exercised, all of the rentable area of the 50th Floor of the Building), for a term commencing on the Option B Space Term Commencement Date and ending on the expiration date of the term of this Lease as it may be extended pursuant to Article 32 (or on such earlier date upon which said term may expire or be terminated pursuant to this Lease or pursuant to law). The parties agree that, for all purposes of this Lease, the Option B Space shall be deemed to contain 18,222 rentable square feet. The Tenant may exercise Option B only by notifying the Landlord of its election on or prior to the Option B Exercise Date (as to which date time is of the essence). The “Option B Exercise Date” shall mean the date occurring one year prior to the Option B Anticipated Vacancy Date. The “Option B Anticipated Vacancy Date” shall be the date the Landlord in good faith anticipates that the Option B Space will be vacant, as set forth in a notice (the “Option B Anticipated Vacancy Notice”) delivered to the Tenant reasonably promptly following the Landlord’s leasing of the Option B Space to a third party (or parties), provided that the Option B Anticipated Vacancy Date shall in no event occur prior to the 5th anniversary of the term commencement date nor subsequent to the 7th anniversary of the term commencement date. If the Landlord does not give an Option B Anticipated Vacancy Notice by the date which is four months prior to the 4th anniversary of the term commencement date, the Option B Anticipated Vacancy Date shall be deemed to be the 5th anniversary of the term commencement date and the Option B Exercise Date shall be the 4th anniversary of the term commencement date. If the Landlord gives an Option B Anticipated Vacancy Notice, then such Option B Anticipated Vacancy Notice shall set forth the Option B Exercise Date. Notwithstanding anything herein contained to the contrary, the Landlord shall have the right, subsequent to the giving of an Option B Anticipated Vacancy Notice, to give a subsequent Option B Anticipated Vacancy Notice and to revise the Option B Anticipated Vacancy Date (it being stipulated, however, that the Landlord may not accelerate or postpone the prior Option B Anticipated Vacancy Date by more than one year and that the Option B Anticipated Vacancy Date shall in no event occur prior to the 5th anniversary of the term commencement date or later than the 7th anniversary of the term commencement date), in which case (x) if the Tenant has not previously exercised Option B, the Option B Exercise Date shall mean the date occurring either (1) one year prior to the revised Option B Anticipated Vacancy Date if the revised Option B Anticipated Vacancy Date is to occur one year and four months or more after the date on which such subsequent Option B Anticipated Vacancy Notice is given or (2) 4 months after the date on which such subsequent Option B Anticipated Vacancy Notice is given if the revised Option B Anticipated Vacancy Date is to occur within one year and four months after the date on which such subsequent Option B Anticipated Vacancy Notice is given and (y) the revised Option B Anticipated Vacancy Date set forth in the last Option B Anticipated Vacancy Notice given by the Landlord shall be deemed to be the “Option B Anticipated Vacancy Date” for purposes of this Article 34.

(iii) The Landlord hereby grants to the Tenant an option (“Option C”), exercisable as hereinafter provided, to lease the portion of the 50th Floor Option Space substantially as shown hatched and designated as Option C on the diagram attached hereto as

Exhibit G-2 or, if the Option B Space shall be demised to the Tenant hereunder, Exhibit G-3 (in either case, the “Option C Space”), for a term commencing on the Option C Space Term Commencement Date and ending on the expiration date of the term of this Lease as it may be extended pursuant to Article 32 (or on such earlier date upon which said term may expire or be terminated pursuant to this Lease or pursuant to law). The parties agree that, for all purposes of this Lease, the Option C Space shall be deemed to contain (A) 11,932 rentable square feet if the Option B Space shall not be demised hereunder to the Tenant or (B) 12,771 rentable square feet if the Option B Space shall be demised hereunder to the Tenant. The Tenant may exercise Option C only by notifying the Landlord of its election on or prior to the Option C Exercise Date (as to which date time is of the essence). The “Option C Exercise Date” shall mean the date occurring one year prior to the Option C Anticipated Vacancy Date. The “Option C Anticipated Vacancy Date” shall be the date the Landlord in good faith anticipates that the Option C Space will be vacant, as set forth in a notice (the “Option C Anticipated Vacancy Notice”) delivered to the Tenant reasonably promptly following the Landlord’s leasing of the Option C Space to a third party (or parties), provided that Option C Anticipated Vacancy Date shall in no event occur prior to the 7th anniversary of the term commencement date nor subsequent to the 9th anniversary of the term commencement date. If the Landlord does not give an Option C Anticipated Vacancy Notice by the date which is four months prior to the 6th anniversary of the term commencement date, the Option C Anticipated Vacancy Date shall be deemed to be the 7th anniversary of the term commencement date and the Option C Exercise Date shall be the 6th anniversary of the term commencement date. If the Landlord gives an Option C Anticipated Vacancy Notice, then such Option C Anticipated Vacancy Notice shall set forth the Option C Exercise Date. Notwithstanding anything herein contained to the contrary, the Landlord shall have the right, subsequent to the giving of an Option C Anticipated Vacancy Notice, to give a subsequent Option C Anticipated Vacancy Notice and to revise the Option C Anticipated Vacancy Date (it being stipulated, however, that the Landlord may not accelerate or postpone the prior Option C Anticipated Vacancy Date by more than one year and that the Option C Anticipated Vacancy Date shall in no event occur prior to the 7th anniversary of the term commencement date or later than the 9th anniversary of the term commencement date), in which case (x) if the Tenant has not previously exercised Option C, the Option C Exercise Date shall mean the date occurring either (1) one year prior to the revised Option C Anticipated Vacancy Date if the revised Option C Anticipated Vacancy Date is to occur one year and four months or more after the date on which such subsequent Option C Anticipated Vacancy Notice is given or (2) 4 months after the date on which such subsequent Option C Anticipated Vacancy Notice is given if the revised Option C Anticipated Vacancy Date is to occur within one year and four months after the date on which such subsequent Option C Anticipated Vacancy Notice is given and (y) the revised Option C Anticipated Vacancy Date set forth in the last Option C Anticipated Vacancy Notice given by the Landlord shall be deemed to be the “Option C Anticipated Vacancy Date” for purposes of this Article 34.

(iv) The Tenant shall not have any claim against the Landlord nor any right to rescind this Lease and the Landlord shall not be liable if the Landlord is unable to obtain vacant possession of the 50th Floor Option Space, the Option B Space or the Option C Space whether before or after the term commencement date, the Option B Anticipated Vacancy Date or the Option C Anticipated Vacancy Date, as the case may be, provided that so long as (x)

Option A is in effect, the Landlord shall not enter into a lease covering the 50th Floor Option Space, (y) Option B is in effect, the Landlord shall not enter into a lease covering the Option B Space that expires after the seventh anniversary of the term commencement date and (z) Option C is in effect, the Landlord shall not enter into a lease covering the Option C Space that expires after the ninth anniversary of the term commencement date and subject to the Landlord’s obligation to use commercially reasonable efforts to obtain possession of any such space on the applicable “Anticipated Vacancy Date” including the institution and prosecution of summary proceedings or other appropriate legal action to obtain possession of such space. The foregoing sentence shall constitute “an express provision to the contrary” as such phrase is used in Section 223-a of the Real Property Law of the State of New York and shall constitute a waiver of the Tenant’s rights pursuant to such Section 223-a and any other law of like import now or hereafter in force; provided that the Tenant shall have the right to revoke its exercise of Option A, Option B or Option C, as the case may be, if the Landlord has not delivered the applicable Option Space with respect thereto in accordance with this Article 34 within one year after the Anticipated Vacancy Date applicable thereto by notice given by the Tenant to the Landlord within 30 days after the end of such one-year period and prior to delivery of the applicable Option Space.

(b) With reasonable promptness after the exercise of Option A, Option B or Option C, the Landlord and the Tenant shall execute and deliver an amendment to this Lease confirming the leasing of the 50th Floor Option Space, the Option B Space or the Option C Space, as the case may be.

(c) (i) If the Tenant shall timely exercise Option A, then, on and after the term commencement date, the 50th Floor Option Space shall be demised to the Tenant subject to and upon all of the provisions of this Lease except (1) such provisions of this Lease as have been rendered inapplicable by the passage of time, (2) the fixed rent per annum reserved under this Lease shall be deemed increased on and after the term commencement date by the 50th Floor Option Space Fixed Rent, (3) the term “Premises” as used in this Lease shall be deemed to include the 50th Floor Option Space, (4) the Initial Abatement shall be deemed increased by $1,889,281.63, (5) the amounts set forth in Section 30.6(a) and (b), (c) and (d) shall be deemed increased by $1,000, $20,000, $42,857 and $1,859,580, respectively and (6) the Tenant shall be excused from paying to the Landlord any amounts which would otherwise be payable to the Landlord pursuant to Section 7.4(d) on account of any rent payable prior to the fifth anniversary of the term commencement date by a sublessee under a sublease of any part of the 50th Floor Option Space made by the Tenant.

(ii) If the Tenant shall timely exercise Option B, then, on and after the Option B Space Term Commencement Date, the Option B Space shall be demised to the Tenant subject to and upon all of the provisions of this Lease except (1) such provisions of this Lease as have been rendered inapplicable by the passage of time, (2) the fixed rent per annum reserved under this Lease shall be deemed increased on and after the six month anniversary of the Option B Space Term Commencement Date by the Option B Space Fixed Rent, and (3) the term “Premises” as used in this Lease shall be deemed to include the Option B Space.

(iii) If the Tenant shall timely exercise Option C, then, on and after the Option C Space Term Commencement Date, the Option C Space shall be demised to the Tenant subject to and upon all of the provisions of this Lease except (1) such provisions of this Lease as have been rendered inapplicable by the passage of time, (2) the fixed rent per annum reserved under this Lease shall be deemed increased on and after the six month anniversary of the Option C Space Term Commencement Date by the Option C Space Fixed Rent, and (3) the term “Premises” as used in this Lease shall be deemed to include the Option C Space.

(d) (i) The term “Option B Space Term Commencement Date” shall mean the date on which the Landlord delivers vacant and broom-clean possession of the Option B Space to the Tenant, but in no event prior to the 5th anniversary of the term commencement date (it being stipulated that the Landlord shall give the Tenant at least 60 days’ prior notice if the Option B Space Term Commencement Date shall occur prior to the Option B Anticipated Vacancy Date).

(ii) The term “Option C Space Term Commencement Date” shall mean the date on which the Landlord delivers vacant and broom-clean possession of the Option C Space to the Tenant, but in no event prior to the 7th anniversary of the term commencement date (it being stipulated that the Landlord shall give the Tenant at least 60 days’ prior notice if the Option C Space Term Commencement Date shall occur prior to the Option C Anticipated Vacancy Date).

(e) (i) The term “50th Floor Option Space Fixed Rent” shall mean an annual amount equal to the product of the rentable square foot area of the 50th Floor Option Space multiplied by the then fixed rent per annum per rentable square foot of space in the Premises (other than the 50th Floor Option Space) as shown on Exhibit B annexed hereto.

(ii) The term “Option B Space Fixed Rent” shall mean an annual amount equal to the product of the rentable square foot area of the Option B Space multiplied by the then fixed rent per annum per rentable square foot of space in the Premises (other than the Option B Space) as shown on Exhibit B annexed hereto.

(iii) The term “Option C Space Fixed Rent” shall mean an annual amount equal to the product of the rentable square foot area of the Option C Space multiplied by the then fixed rent per annum per rentable square foot of space of the Premises (other than the Option C Space) as shown on Exhibit B annexed hereto.

34.2 (i) The Tenant shall accept the 50th Floor Option Space in its “as-is” condition on the term commencement date, subject to the performance by the Landlord of the applicable portions of Landlord’s Work therein in accordance with to Article 2.

(ii) The Tenant shall accept the Option B Space in its “as-is” condition on the Option B Space Term Commencement Date, and the Landlord shall have no obligation to perform any work or make any contribution in respect of the Option B Space (including, without limitation, any Landlord’s Contribution (or any contribution or payment similar or dissimilar to the payments to be made by the Landlord pursuant to Section 30.6)).

(iii) The Tenant shall accept the Option C Space in its “as-is” condition on the Option C Space Term Commencement Date, and the Landlord shall have no obligation to perform any work or make any contribution in respect of the Option C Space (including, without limitation, any Landlord’s Contribution (or any contribution or payment similar or dissimilar to the payments to be made by the Landlord pursuant to Section 30.6)).

34.3. The Tenant shall not exercise Option A unless the Tenant and the Tenant’s Affiliates intend in good faith to occupy the 50th Floor Option Space subsequent to the 5th anniversary of the term commencement date for the normal conduct of their respective businesses. The Tenant shall not exercise Option B or Option C unless the Tenant and/or the Tenant’s Affiliates will occupy the Option B Space or the Option C Space, as the case may be, for the normal conduct of their respective businesses.

34.4. The Tenant shall have the right to effectuate the leasing of the 50th Floor Option Space, the Option B Space and the Option C Space and any notice of its election to exercise Option A, Option B or Option C shall be effective only if, both at the time the Tenant gives such notice and at the term commencement date, the Option B Space Term Commencement Date or the Option C Space Term Commencement Date, as the case may be, (a) no monetary or material non-monetary default shall exist beyond any applicable notice or cure period and (b) the Tenant (and its Affiliates), in the case of the 50th Floor Option Space, intends in good faith to occupy, and in the case of the Option B Space and/or the Option C Space, actually occupies, not less than 70% of the Premises for the normal conduct of its business, as applicable.

34.5. If the Tenant fails to timely exercise Option A, then the Tenant shall have no further rights under this Article 34 to lease the 50th Floor Option Space (except pursuant to Option B and Option C). If the Tenant fails to timely exercise Option B, the Tenant shall have no further rights under this Article 34 to lease the Option B Space. If the Tenant fails to timely exercise Option C, Tenant shall have no further rights under this Article 34 to lease the Option C Space.

34.6. If the Tenant shall exercise Option A, then the Tenant shall be deemed to have waived, and shall have no right to exercise, either Option B or Option C and all of the Tenant’s rights with respect to Option B and Option C shall thereafter be deemed to be null, void and of no further force or effect.

ARTICLE THIRTY-FIVE

Arbitration

35.1. Except as specifically provided elsewhere in this Lease, every dispute between the parties which is specifically provided in this Lease to be determined by arbitration shall be submitted to arbitration in the manner hereinafter provided. The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within 15 days of receipt of such notice, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter. If the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter.

35.2. If the two arbitrators appointed by the parties shall be unable to agree, within 10 days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within 10 days after the arbitrators appointed by the parties give notice as aforesaid, then within 5 days thereafter either of the parties upon notice to the other party may request such appointment by the AAA, or in its absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator. Each arbitrator shall be a person who shall have had at least 10 years’ professional experience in the County of New York which is directly relevant to the subject matter of the dispute. The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the AAA. The arbitrators shall render their decision and award in writing, within 30 days after the appointment of the third arbitrator. Such decision and award shall be final, conclusive on the parties and enforceable by any court of competent jurisdiction. Under no circumstances may the arbitrators modify or disregard any provision of this Lease and the jurisdiction of the arbitrators is restricted accordingly. Each party shall pay the fees and expenses of the arbitrator appointed by or for such party and the fees and expenses of such party’s attorneys and witnesses, and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally.

35.3. Notwithstanding anything contained in this Lease to the contrary, any dispute between the parties arising out of Section 5.1. 24.2(a) or 24.2(c) hereof shall be submitted to arbitration in the manner set forth in this Section 35.3. The party desiring arbitration shall give notice to that effect to the other party. The arbitration shall be conducted in accordance with the rules and regulations of the AAA. The parties hereto shall attempt to agree on a single arbitrator (the “Art. 35 Referee”). The Art. 35 Referee must be a person with at least 10 years of professional experience in the Borough of Manhattan, in the City of New York which is directly relevant to the subject matter of the dispute. If the parties hereto cannot agree on the appointment of the Art. 35 Referee within 15 days after the giving of the notice requesting arbitration, either party may request the AAA to appoint an Art. 35 Referee meeting the foregoing requirements. If the AAA shall refuse to appoint such Art. 35 Referee or fail to do so within 15 days of the request, or if the AAA shall then no longer be in existence, either party hereto, on behalf of both, may apply to the Supreme Court in the County of New York for the appointment of such Art. 35 Referee, and the other party shall not raise any objection as to the Court’s full power and jurisdiction to entertain the application and make such appointment. Within 15 days after the selection of the Art. 35 Referee, the parties shall submit to the Art. 35 Referee their respective determinations of what amount is properly due to the Landlord hereunder in connection with the dispute in question. During the 30 days following the selection of the Art. 35 Referee, the parties may submit to the Art. 35 Referee such evidence as they may deem relevant. Within 20 days following such 30 day period, the Art. 35 Referee shall select either the Landlord’s or the Tenant’s determination and give notice thereof to the Landlord and the Tenant. Under no circumstances may the Art. 35 Referee modify or disregard any provision of this Lease and the jurisdiction of the Art. 35 Referee is restricted accordingly. The Art. 35 Referee’s decision shall be final, conclusive on the parties and enforceable by any court of competent jurisdiction. Each party shall pay the fees and expenses of such party’s attorneys and witnesses. The fees and expenses of the Art. 35 Referee and all other expenses of the arbitration shall be borne by the parties equally.

In Witness Whereof, the Landlord and the Tenant have duly executed this Lease as of the day and year first above written.

ROCKEFELLER CENTER PROPERTIES
By:	ROCKEFELLER GROUP, INC., a general partner

By:
	Name:	/s/ Lorain L. Marlantes
	Title:	Vice President

Attest:

Name:	/s/ Gerald W. Blum
Title:	Assistant Secretary

LAZARD FRERES & CO.

By:
Name: /s/ Melvin L. Heineman
Title: General Partner

Witness or Attest:

Name: /s/ John Gerhard, Esq.
Cravath, Swaine & Moore

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